EXECUTION VERSION
Exhibit 10(o)
SHARE PURCHASE AGREEMENT
by and among
CMS ELECTRIC & GAS, L.L.C.,
CMS ENERGY BRASIL S.A.,
and
CPFL ENERGIA S.A.,
together with
CMS ENERGY CORPORATION
(solely for the limited purposes of Section 8.9)
Dated as of April 12, 2007

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EXHIBITS

Exhibit A	Seller Disclosure Letter
Exhibit B	Company Disclosure Letter
Exhibit C	Purchaser Disclosure Letter

SCHEDULES TO BE INCORPORATED INTO THE DISCLOSURE LETTERS
APPENDED AS EXHIBITS

Schedule 2.2	Shares

Schedule 2.3(c)	Seller Required Statutory Approvals

Schedule 3.1(c)(i)	Company Required Consents

Schedule 3.1(c)(ii)	Non-Contravention

Schedule 3.1(d)	Company Required Statutory Approvals

Schedule 3.2(b)	Company Subsidiaries

Schedule 3.2(c)	Agreements regarding Shares and Equity Interests

Schedule 3.3(a)	Financial Statements

Schedule 3.3(b)	Undisclosed Liabilities

Schedule 3.4(a)	Absence of Certain Changes or Events

Schedule 3.5	Tax Matters

Schedule 3.6	Litigation

Schedule 3.7(a)	Compliance with Laws

Schedule 3.8(a)	Employee Benefits

Schedule 3.8(b)	Employee Benefits

Schedule 3.8(e)	Employee Benefits

Schedule 3.9(a)	Permits

Schedule 3.10(a)	Real Property

Schedule 3.11(a)	Contracts

Schedule 3.11(b)(i)	Contracts

Schedule 3.11(b)(ii)	Contracts

Schedule 3.12	Environmental Matters

Schedule 3.13(a)	Labor Matters

Schedule 3.13(b)	Labor Matters

Schedule 3.15	Affiliate Contracts

Schedule 3.16	Insurance

Schedule 4.2(b)	Purchaser Required Consents

Schedule 4.2(c)	Purchaser Required Statutory Approvals

Schedule 4.4	Purchaser Litigation

Schedule 9.2(a)	Company Knowledge Group

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SCHEDULES TO BE INCORPORATED INTO THE DISCLOSURE LETTERS
APPENDED AS EXHIBITS

Schedule 9.2(b)	Seller Knowledge Group

Schedule 9.2(c)	Purchaser Knowledge Group

SCHEDULES TO SHARE PURCHASE AGREEMENT

Schedule 5.1(a)	Conduct of the Company

Schedule 5.1(c)	Conduct of the Company

Schedule 5.1(d)	Conduct of the Company

Schedule 5.1(e)	Conduct of the Company

Schedule 5.1(l)	Conduct of the Company

Schedule 5.3	Access

Schedule 5.7	Fees and Expenses

Schedule 5.9	Termination of Affiliate Contracts

Schedule 5.14	Resignations and Terminations

Schedule 5.16	Guarantees

Schedule 5.18	Assignment of Certain Obligations

Schedule 5.19	Insurance

Schedule 8.5(a)	Special Seller Indemnification

SHARE PURCHASE AGREEMENT
     This SHARE PURCHASE AGREEMENT (this “Agreement”), dated as of April 12, 2007, is entered into by and among (i) CMS Electric & Gas, L.L.C., a Michigan limited liability company (“Seller”), (ii) CMS Energy Brasil S.A., a sociedade anônima de capital aberto incorporated under the laws of Brazil (the “Company”), (iii) CPFL Energia S.A., a sociedade anônima de capital aberto incorporated under the laws of Brazil (“Purchaser”), and (iv) solely for the limited purposes of Section 8.9, CMS Energy Corporation, a Michigan corporation and the ultimate parent company of Seller (“Energy”). Each of Purchaser, the Company and Seller are sometimes referred to individually herein as a “Party” and collectively as the “Parties”. Certain other terms are defined throughout this Agreement and in Section 9.2.
WITNESSETH:
     WHEREAS Seller owns 94,810,080 units of common shares (each with no par value) of the Company (the “Common Shares”) and Seller owns 94,810,075 units of preferred shares (each with no par value) of the Company (the “Preferred Shares”) and each member of the board of directors of the Company (each a “Director Shareholder”) owns one Preferred Share (all of the foregoing units of shares, collectively, the “Shares”); and
     WHEREAS Purchaser desires to purchase from Seller, and Seller desires to sell to Purchaser, all the Shares, upon the terms and subject to the conditions set forth in this Agreement.
     NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties made in this Agreement and of the mutual benefits to be derived therefrom, the Parties agree as follows:
ARTICLE I
SALE AND PURCHASE OF SHARES
          1.1 Sale and Purchase of Shares. Upon the terms and subject to the conditions of this Agreement, at the Closing (as such term is defined in Section 1.3), Purchaser shall purchase from Seller, and Seller shall sell to Purchaser, good and valid title, free and clear of any Liens except those created by Purchaser arising out of ownership of the Shares by Purchaser, all the Shares (the “Transaction”).
          1.2 Purchase Price. The consideration to be paid by Purchaser to Seller in respect of the purchase of Shares shall be an amount in cash in the legal currency of the United States of America (the “Purchase Price”) equal to Two Hundred Eleven Million One Hundred Forty Four Thousand Dollars (US$211,144,000.00) and shall be subject to applicable Brazilian withholding tax on the amount of Seller’s capital gains, as calculated by Seller; provided that, for the avoidance of doubt, the payment of such withholding tax shall be made by Purchaser on behalf of Seller.
          1.3 Closing. The closing of the Transaction (the “Closing”) shall take place in New York, New York, at 10:00 a.m., local time, as soon as practicable, but in any event not later than the second (2nd) Business Day immediately following the date on which the last of the conditions contained in Article VI is fulfilled or waived (except for those conditions which by their nature can only be fulfilled at the Closing, but subject to the fulfillment or waiver of such conditions), or at such other place, time and date (the “Closing Date”) as the Parties may agree. The payment of the Purchase Price shall be made by wire transfer of immediately available funds to the bank account or accounts outside of Brazil designated by Seller prior to the Closing.
          1.4 Closing Deliveries. At the Closing:
          (a) Seller shall cause the Company to deliver to Purchaser certificates from Company’s Depositary Agent attesting that (i) the Common Shares are registered in the name of the Seller and (ii) the Preferred Shares are registered in the name of the Seller and of the Director Shareholders.
          (b) Seller shall cause the Company to deliver to Purchaser an executed copy of the communication addressed by Seller and by each Director Shareholder to Company’s Depositary Agent requiring the unconditional transfer of the Shares to Purchaser, as well as the confirmation from the Depositary Agent of receipt and sufficiency of the aforesaid communication.
          (c) Seller shall cause each Director Shareholder, at no additional cost to Purchaser, to assign, convey and transfer in the name of Purchaser the Preferred Shares held by such Director Shareholder.
          (d) Seller shall cause each Director Shareholder, at no additional cost to Purchaser, to assign, convey and transfer in the name of a Person designated by Purchaser all Equity Interests in any Company Subsidiary held by any Director Shareholder.
          (e) Purchaser shall pay, or cause to be paid, to Seller an amount in cash equal to the Purchase Price for the Shares so delivered by Seller, by wire transfer of immediately available funds to the bank account or accounts outside of Brazil designated by Seller prior to the Closing.
          (f) Each Party shall deliver the certificates, agreements, instruments and other documents required to be delivered by it pursuant to Article VI.
ARTICLE II
REPRESENTATIONS AND WARRANTIES OF SELLER
     Except as otherwise disclosed in the Seller Disclosure Letter attached hereto as Exhibit A (the “Seller Disclosure Letter”), Seller represents and warrants, as to itself only, to Purchaser as follows in this Article II:
          2.1 Organization and Qualification. Seller is a limited liability company duly formed and validly existing under the laws of the State of Michigan, and has full limited liability company power and authority to own, lease and operate its assets and properties and to conduct its business as presently conducted, except where the failure to have such power and authority

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would not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect.
          2.2 Title to Shares. Seller and the Director Shareholders are the lawful record and beneficial owners of the Shares set forth opposite their names in Schedule 2.2 of the Seller Disclosure Letter, free and clear of any and all Liens, except for Liens created by this Agreement. The delivery of the Shares to Purchaser in the manner contemplated under Article I, following the payment by Purchaser of the Purchase Price to Seller, shall transfer to Purchaser valid beneficial and legal title to the Shares, free and clear of any and all Liens except for Liens created by Purchaser. There are no outstanding options, warrants or other rights of any kind to acquire from Seller any Shares or securities convertible into or exchangeable for, or which otherwise confer on the holder thereof any right to acquire from Seller, any Shares, nor is Seller committed to issue any such option, warrant, right or security.
          2.3 Authority; Non-Contravention; Statutory Approvals.
          (a) Authority. Seller has full power and authority to enter into this Agreement and, subject to receipt of the Seller Required Statutory Approvals (as such term is defined in Section 2.3(c)), to consummate the transactions contemplated hereby. The execution, delivery and performance by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby have been duly and validly authorized by all requisite action on the part of Seller, and no other proceedings or approvals on the part of Seller are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Seller and, assuming the due authorization, execution and delivery hereof by each other Party, constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as limited by applicable Law affecting the enforcement of creditors’ rights generally or by general equitable principles.
          (b) Non-Contravention. The execution and delivery of this Agreement by Seller do not, and the consummation of the transactions contemplated hereby will not, result in any violation or breach of or default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation under (any such violation, breach, default, right of termination, cancellation or acceleration is referred to herein as a “Violation”), or result in the creation of any Lien upon any of the properties or assets of Seller pursuant to any provision of (i) the Organizational Documents of Seller; (ii) any lease, mortgage, indenture, note, bond, deed of trust, or other written instrument or agreement of any kind to which it is a party or by which it may be bound; or (iii) any Law, Permit or Governmental Order applicable to it, subject to obtaining the Seller Required Statutory Approvals; other than in the case of clauses (i), (ii) and (iii) any such Violation or Lien which would not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect.
          (c) Statutory Approvals. Except for the filings or approvals (i) set forth in Schedule 2.3(c) of the Seller Disclosure Letter (the “Seller Required Statutory Approvals”) and (ii) such other filings or approvals as may be required due to the regulatory or corporate status of Purchaser, no Consent of any Governmental Entity is required to be made or obtained by Seller in connection with the execution and delivery of this Agreement or the consummation by Seller

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of the transactions contemplated hereby, except those which the failure to make or obtain would not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect or a Company Material Adverse Effect.
          2.4 Litigation. There is no action, claim, suit or proceeding at law or in equity pending or, to the Knowledge of Seller, threatened against Seller that, if adversely determined, would reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect. Subject to obtaining the Seller Required Statutory Approvals, there are no Governmental Orders of or by any Governmental Entity applicable to Seller except for such that would not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect or a Company Material Adverse Effect.
          2.5 Brokers and Finders. Seller has not entered into any written agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other firm or Person to any broker’s or finder’s fee or any other commission or similar fee payable by Seller or the Company in connection with any of the transactions contemplated by this Agreement, except J.P. Morgan Securities Inc., UBS Securities LLC and Unibanco Securities Inc.
ARTICLE IIA
REPRESENTATIONS AND WARRANTIES OF ENERGY
     Energy represents and warrants, as to itself only, to Purchaser as follows in this Article IIA solely for the limited purposes of Section 8.9:
          2A.1 Organization and Qualification; Authority.
          (a) Organization and Qualification. Energy has been duly incorporated and is validly existing under the laws of the State of Michigan, and has full corporate power and authority to own, lease and operate its assets and properties and to conduct its business as presently conducted, except where the failure to have such power and authority would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Energy.
          (b) Authority. Energy has full power and authority to enter into this Agreement solely for the limited purposes of Section 8.9 of this Agreement. The execution, delivery and performance by Energy solely for the limited purposes of Section 8.9 of this Agreement have been duly and validly authorized by all requisite action on the part of Energy, and no other proceedings or approvals on the part of Energy are necessary to authorize this Agreement solely for the limited purposes of Section 8.9. This Agreement has been duly executed and delivered by Energy and, assuming the due authorization, execution and delivery by each Party, constitutes the legal, valid and binding obligation of Energy, enforceable against Energy in accordance with its terms, except as limited by applicable Law affecting the enforcement of creditors’ rights generally or by general equitable principles.

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ARTICLE III
REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE COMPANY
     Except as disclosed in the Company Disclosure Letter attached hereto as Exhibit B (the “Company Disclosure Letter”), Seller and the Company hereby severally, and not jointly, represent and warrant to Purchaser as follows in this Article III (provided that each representation and warranty made by Seller in this Article III is made solely to the Knowledge of Seller, except for the representations and warranties in Sections 3.1, 3.2, 3.3, 3.4(a), 3.4(b), 3.6, 3.10, 3.11, 3.12, 3.15, 3.16, 3.17 and 3.18):
          3.1 Organization and Qualification; Authority; Non-Contravention; Statutory Approvals.
          (a) Organization and Qualification. The Company has been duly incorporated and is validly existing as a sociedade anônima de capital aberto and in good standing under the laws of Brazil, with full corporate power and authority to own or lease and to operate its properties and to conduct its business as presently conducted and is duly qualified to do business in Brazil.
          (b) Authority. The Company has full corporate power and authority to enter into this Agreement and, subject to receipt of the Seller Required Statutory Approvals, to consummate the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of the Company, and no other corporate proceedings or approvals on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by each other Party, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by Laws affecting the enforcement of creditors’ rights generally or by general equitable principles.
          (c) Non-Contravention. The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby will not, result in any Violation or result in the creation of any Lien upon any of the properties of the Company or any Company Subsidiary, pursuant to any provision of (i) the Organizational Documents of the Company or any Company Subsidiary, subject to obtaining the third-party Consents set forth in Schedule 3.1(c)(i) of the Company Disclosure Letter (the “Company Required Consents”); (ii) any lease, mortgage, indenture, note, bond, deed of trust, or other written instrument or agreement of any kind to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary may be bound, subject to obtaining the Company Required Consents and except as set forth in Schedule 3.1(c)(ii) of the Company Disclosure Letter; or (iii) any Law, Permit or Governmental Order applicable to the Company or any Company Subsidiary, subject to obtaining the Seller Required Statutory Approvals and the Company Required Statutory Approvals; other than in the case of clauses (i),

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(ii) and (iii) any such Violation or Lien which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
          (d) Statutory Approvals. Except for the filings or approvals (i) set forth in Schedule 3.1(d) of the Company Disclosure Letter (the “Company Required Statutory Approvals”) and (ii) such other filings or approvals as may be required due to the regulatory or corporate status of Purchaser, no Consent of any Governmental Entity is required to be made or obtained by the Company or any Company Subsidiary, in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except those which the failure to make or obtain would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
          3.2 Capitalization.
          (a) Company. The authorized capital stock of the Company consists of 300,000,000 units of shares (each with no par value), of which 94,810,080 units of common shares are issued and outstanding and 94,810,080 units of preferred shares are issued and outstanding. The Shares constitutes all of the issued and outstanding Equity Interests in the Company.
          (b) Company Subsidiaries. Schedule 3.2(b) of the Company Disclosure Letter sets forth for each Company Subsidiary: (i) its jurisdiction of formation; (ii) its authorized Equity Interests; (iii) the number of its issued and outstanding Equity Interests; and (iv) the Equity Interests that are owned, directly or indirectly, by the Company (and the Company Subsidiary holding such Equity Interest, if applicable) and the directors of each Company Subsidiary. The Equity Interests of each Company Subsidiary that are owned, directly or indirectly, by the Company, as set forth on Schedule 3.2(b) of the Company Disclosure Letter, are owned free and clear of all Liens, other than Permitted Liens. All of the issued and outstanding Equity Interests in each Company Subsidiary that are owned, directly or indirectly, by the Company have been duly authorized and, to the extent such concepts are recognized under applicable Law, are validly issued and fully paid.
          (c) Agreements with Respect to Shares and Equity Interests of the Company and the Company Subsidiaries. Except as set forth in Schedule 3.2(c) of the Company Disclosure Letter, there are no:
     (i) subscriptions, options, warrants, calls, conversion, exchange, purchase right or other written contracts, rights, agreements or commitments of any kind obligating, directly or indirectly, the Company or any Company Subsidiary to issue, transfer, sell or otherwise dispose of, or cause to be issued, transferred, sold or otherwise disposed of, any Equity Interests of the Company or any Company Subsidiary or any securities convertible into or exchangeable for any such Equity Interests (other than in connection with any Permitted Lien); or
     (ii) shareholder agreements, partnership agreements, voting trusts, proxies or other written agreements or instruments to which the Company or any

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Company Subsidiary is a party, or by which the Company or any Company Subsidiary is bound.
          3.3 Financial Statements; Undisclosed Liabilities.
          (a) The Company has provided to Purchaser copies of the audited consolidated balance sheets of the Company and the Company Subsidiaries as at December 31, 2004, 2005 and 2006 and the related audited statements of operations, cash flows and stockholders’ equity for the years ended December 31, 2004, 2005 and 2006 (collectively, the “Company Financial Statements”). The consolidated balance sheet of the Company and the Company Subsidiaries as at December 31, 2006 (including the notes thereto) is hereinafter referred to as the “Balance Sheet”. The Company Financial Statements fairly present in all material respects the consolidated assets and liabilities of the Company and the consolidated results of operations of the Company and the Company Subsidiaries for the periods indicated, all in accordance with Brazilian GAAP consistently applied over the periods presented except as provided in the notes to the Company Financial Statements, except as set forth in Schedule 3.3(a) of the Company Disclosure Letter.
          (b) Neither the Company nor any Company Subsidiary has any Liabilities, other than (i) Liabilities that will not be applicable to the Company or any Company Subsidiary after Closing, (ii) Liabilities disclosed on Schedule 3.3(b) of the Company Disclosure Letter, (iii) Liabilities reserved for or reflected in the Balance Sheet, (iv) Liabilities incurred in the ordinary course of business since December 31, 2006 that have not had, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and (v) such other Liabilities as have not had, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
          3.4 Absence of Certain Changes or Events.
          (a) Since December 31, 2006, except as set forth in Schedule 3.4(a) of the Company Disclosure Letter, other than in connection with the transactions contemplated by this Agreement, neither the Company nor, to the Knowledge of the Company, any Company Subsidiary has taken any of the actions set forth in Sections 5.1(a) through 5.1(l), that, if taken after the execution and delivery of this Agreement, would require the consent of Purchaser pursuant to Section 5.1.
          (b) Since December 31, 2006, there has not been any change, event, condition, circumstance, occurrence or development which has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
          (c) Subject to Section 5.1, since December 31, 2006, the Company and the Company Subsidiaries have conducted their businesses only in the ordinary course of business.
          3.5 Tax Matters. Except as set forth in Schedule 3.5 of the Company Disclosure Letter:
          (a) each of the Company and each Company Subsidiary has (i) filed with the appropriate Governmental Entity all material Tax Returns required to have been filed by it and

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such Tax Returns are accurate and complete in all material respects and (ii) duly paid in full all Taxes due or payable;
          (b) no material audits or other administrative proceedings or court proceedings are, as of the date hereof, pending with regard to any Taxes or Tax Returns of the Company or any Company Subsidiary and neither the Company nor any Company Subsidiary has been informed in writing of the planned commencement of any such audits or proceedings;
          (c) neither the Company nor any Company Subsidiary has waived any statute of limitations for the assessment or collection of any material Taxes which waiver is currently in effect;
          (d) there are no Liens for Taxes on any assets of the Company or any Company Subsidiary, except Liens relating to (i) Taxes not yet due and payable or (ii) Taxes which are being contested in good faith and for which adequate reserves have been established; and
          (e) the Company has made available to Purchaser complete, accurate and correct copies of all income Tax Returns of the Company and each Company Subsidiary, for the years 2003, 2004 and 2005, as filed or subsequently amended.
          3.6 Litigation. Except as set forth in Schedule 3.6 of the Company Disclosure Letter, there is no action, claim, suit or other proceeding at law or in equity pending or, to the Knowledge of the Company, threatened against the Company or any Company Subsidiary or affecting the assets or properties of the Company or any Company Subsidiary that, if adversely determined, would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
          3.7 Compliance with Laws.
          (a) Except as set forth in Schedule 3.7(a) of the Company Disclosure Letter, neither the Company nor any Company Subsidiary has received written notice of or been charged with any violation of, or, to the Knowledge of the Company, is in violation of or is under investigation with respect to any violation of, any Law or Governmental Order, except in each case for violations that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
          (b) This Section 3.7 does not relate to Tax matters, which are instead the subject of Section 3.5, employee benefits matters, which are instead the subject of Section 3.8, Permits, which are instead the subject of Section 3.9, or environmental matters, which are instead the subject of Section 3.12.
          3.8 Employee Benefits.
          (a) Schedule 3.8(a) of the Company Disclosure Letter contains a brief description of all material written employee benefit plans, programs, policies, arrangements and contracts, including any bonus, incentive or deferred compensation, pension, retirement, profit-sharing, savings, employment, consulting, compensation, stock purchase, stock option, phantom

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stock or other equity-based compensation, severance pay, termination, change-in-control, retention, salary continuation, vacation, overtime, sick leave, disability, death benefit, group insurance, hospitalization, medical, dental, life, loan, educational assistance, and other fringe benefit plans, programs, written agreements and arrangements maintained by the Company or any Company Subsidiary for the benefit of any employee or former employee of the Company or any Company Subsidiary (collectively, the “Company Plans”).
          (b) With respect to each Company Plan, the Company has made available to Purchaser complete, true and correct copies of the documents, to the extent applicable, a copy of such Company Plan (including all amendments thereto), except as set forth in Schedule 3.8(b) of the Company Disclosure Letter, and if such Company Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding agreement (including all amendments thereto) and the most recent financial statements.
          (c) Each Company Plan has been administered in all material respects in compliance with its terms and the requirements of applicable Law. Except as set forth in Schedule 3.6 of the Company Disclosure Letter, there is no pending or, to the Knowledge of the Company, threatened legal action, suit or claim relating to the Company Plans (other than routine claims for benefits).
          (d) All contributions to each Company Plan required under the terms of such Company Plan or applicable Law have been timely made. All material Liabilities and expenses as of December 31, 2006 of the Company or any Company Subsidiary in respect of the Company’s private pension plan, “Plano de Benefícios CMSPREV”, have been properly accrued on the audited consolidated financial statements of the Company for the year ended December 31, 2006 in compliance with Brazilian GAAP.
          (e) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and except as set forth in Schedule 3.8(e) of the Company Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in combination with another event) (i) entitle any current or former employee, manager, executive officer or director of the Company or any Company Subsidiary to any payment or result in any payment becoming due, increase the amount of any compensation due, or result in the acceleration of the time of any payment due to any such person or (ii) increase any benefits otherwise payable under any Company Plan or result in the acceleration of the time of payment or vesting of any benefit under a Company Plan.
          (f) No Company Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees, managers, executive officers and directors of the Company or any Company Subsidiary beyond their retirement or other termination of service, other than (i) coverage mandated solely by applicable Law, (ii) deferred compensation benefits accrued as liabilities on the books of the Company or any Company Subsidiary or (iii) benefits the costs of which are borne by the current or former employee or his or her beneficiary.

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          3.9 Permits.
          (a) Except as set forth in Schedule 3.9(a) of the Company Disclosure Letter, each of the Company and the Company Subsidiaries has and is in compliance with all Permits that are necessary for it to conduct its operations in the manner in which they are presently conducted, other than any such Permits the failure of which to have would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (collectively, “Company Permits”). Except as set forth in Schedule 3.9(a) of the Company Disclosure Letter, each Company Permit held by the Company and any Company Subsidiary is in full force and effect other than any failure to be in full force and effect that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
          (b) This Section 3.9 does not relate to environmental matters, which are instead the subject of Section 3.12.
          3.10 Real Property.
          (a) Schedule 3.10(a) of the Company Disclosure Letter lists all material real property leases to which the Company or any Company Subsidiary is a party (the “Leased Real Property”). Schedule 3.10(a) of the Company Disclosure Letter lists all material real property owned by the Company or any Company Subsidiary (the “Owned Real Property”).
          (b) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each Company Subsidiary have good and marketable title to all Owned Real Property used by it, in each case free and clear of all Liens, except for Permitted Liens. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each Company Subsidiary has a valid and binding leasehold interest in all Leased Real Property used by it, free and clear of all Liens, except for Permitted Liens and as limited by Laws affecting the enforcement of creditors’ rights generally or by general equitable principles.
          (c) Neither the Company nor any Company Subsidiary has received written notice from a Governmental Entity of any pending or threatened proceeding to condemn or take by power of eminent domain or other similar proceedings affecting any of the Owned Real Property or the Leased Real Property that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
          3.11 Material Contracts.
          (a) Set forth in Schedule 3.11(a) of the Company Disclosure Letter is, as of the date hereof, a list of the following written agreements and contracts to which the Company or any Company Subsidiary is a party or by which any of their respective properties or assets are bound, other than any insurance policies covering the Company, any Company Subsidiary or any of their respective assets (the written agreements and contracts set forth in Schedule 3.11(a) of the Company Disclosure Letter are referred to herein as the “Company Material Contracts” and, as used in this Section 3.11, “Contracting Party” shall refer to the Company or Company Subsidiary party to such Company Material Contract):

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     (i) all Operating Contracts providing for the payment by or to the Contracting Party in excess of R$2,000,000 per year, other than (x) any agreements with the Company or another Company Subsidiary to document certain intercompany loans or (y) any agreements between the Company and any Company Subsidiary for the provision of services and/or payment of costs, which are terminable by either party thereto upon not more than sixty (60) days’ notice;
     (ii) all contracts or agreements (other than Operating Contracts) requiring a future capital expenditure by the Contracting Party in excess of R$2,000,000 in any twelve-month period;
     (iii) all contracts or agreements under which the Contracting Party is obligated to sell real or personal property having a value in excess of R$2,000,000 other than in the ordinary course of business;
     (iv) all contracts or agreements under which the Contracting Party (1) created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness, (2) granted a Lien on its assets, whether tangible or intangible, to secure such indebtedness or (3) extended credit or advanced funds to any Person, in each case, in excess of R$2,000,000;
     (v) all executory contracts for the purchase or sale of any business, corporation, partnership, joint venture, association or other business organization or any division, assets, operating unit or product line thereof which have a purchase or sale price in excess of R$2,000,000;
     (vi) all contracts or agreements establishing any material joint venture;
     (vii) all contracts or agreements that grant a right of first refusal or similar right with respect to (A) any assets of the Contracting Party having a value in excess of R$2,000,000 or (B) any direct or indirect economic interest in the Contracting Party having a value in excess of R$2,000,000;
     (viii) all contracts or agreements providing for the use of material Intellectual Property (as such term is defined in Section 3.14) which has an annual license payment or fee in excess of R$750,000; and
     (ix) any other contract or agreement not covered in clauses (i) through (xi) above that involves payment by or to the Contracting Party of more than R$2,000,000 annually or R$6,000,000 in the aggregate under such agreement, other than those that can be terminated without penalty in excess of R$750,000 to the Contracting Party upon not more than sixty (60) days’ notice.
          (b) Except as set forth in Schedule 3.11(b)(i) of the Company Disclosure Letter, the Company has made available to Purchaser complete and correct copies of all Company Material Contracts, together with any material amendments thereto. Except as set forth in Schedule 3.11(b)(ii) of the Company Disclosure Letter, each Company Material Contract is (i) in full force and effect and (ii) the valid and binding obligation of the Company, the

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Company Subsidiary party thereto and, to the Knowledge of the Company, of each other party thereto, in each case (x) except as limited by Laws affecting the enforcement of creditors’ rights generally or by general equitable principles and (y) with such exceptions as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as set forth in Schedule 3.11(b)(ii) of the Company Disclosure Letter, neither the Company nor any Company Subsidiary is in breach or default under any Company Material Contract, which breach or default has not been waived, and, to the Knowledge of the Company, no other party to any Company Material Contract is in breach or default, except in each case, for any breach or default that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. This Section 3.11(b) does not relate to real property matters, which are instead the subject of Section 3.10.
          3.12 Environmental Matters. Except as set forth in Schedule 3.12 of the Company Disclosure Letter, or as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:
          (a) the Company and each Company Subsidiary is in compliance in all material respects with all applicable Environmental Laws, including having and complying with the terms and conditions of all material Permits required pursuant to applicable Environmental Laws and has timely filed all applications for renewal, and there are no unresolved prior material violations of Environmental Laws;
          (b) neither the Company nor any Company Subsidiary (i) has received from any Governmental Entity any written notice of violation of, alleged violation of, non-compliance with, or Liability or potential Liability pursuant to, any Environmental Law, other than notices with respect to matters that have been resolved and for which the Company or any Company Subsidiary has no further obligations outstanding or (ii) is subject to any outstanding Governmental Order, “consent order” or other written agreement with regard to any violation, noncompliance or Liability under any Environmental Law;
          (c) no judicial proceeding or governmental or administrative action is pending under any applicable Environmental Law pursuant to which the Company or any Company Subsidiary has been a party; and
          (d) neither the Company nor any Company Subsidiary has received any written notice, claim or demand from any Person, including any Governmental Entity, seeking costs of response, damages or requiring remedial action relating to (i) any Release of Hazardous Substances at, on or beneath the Company’s or any Company Subsidiary’s current facilities or (ii) a Release of Hazardous Substances at any third party property to which Hazardous Substances generated by the Company or any Company Subsidiary were sent for treatment or disposal.
     Notwithstanding any of the representations and warranties contained elsewhere in this Agreement, all environmental matters shall be governed exclusively by this Section 3.12.

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          3.13 Labor Matters.
          (a) Schedule 3.13(a) of the Company Disclosure Letter contains a list of all collective bargaining conventions and agreements to which the Company or any Company Subsidiary is bound.
          (b) Except as set forth on Schedule 3.13(b) of the Company Disclosure Letter, no employees of the Company or any Company Subsidiary are represented by any labor organization with respect to their employment with the Company or any Company Subsidiary.
          (c) Since January 1, 2006, there have been no material labor strikes, work stoppages or lockouts against or affecting the Company or any Company Subsidiary.
          3.14 Intellectual Property. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) the Company and each Company Subsidiary own, or has the right to use, all patents, patent rights (including patent applications and licenses), know-how, trade secrets, trademarks (including trademark applications), trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights and other proprietary intellectual property rights (collectively, “Intellectual Property”) used in and necessary for the conduct of the businesses of the Company and the Company Subsidiaries as currently conducted, (b) to the Knowledge of the Company, the use of the Intellectual Property used in the businesses of the Company and the Company Subsidiaries as currently conducted does not infringe or otherwise violate the Intellectual Property rights of any third party, (c) to the Knowledge of the Company, no third party is challenging, infringing or otherwise violating any right of the Company and the Company Subsidiaries in any Intellectual Property necessary for the conduct of the businesses of the Company and the Company Subsidiaries as currently conducted, and (d) neither the Company nor any Company Subsidiary has received any written notice of any pending claim that Intellectual Property used in and necessary for the conduct of the businesses of the Company and the Company Subsidiaries as currently conducted infringes or otherwise violates the Intellectual Property rights of any third party.
          3.15 Affiliate Contracts. Schedule 3.15 of the Company Disclosure Letter contains a true and complete list of each material written agreement or contract as of the date hereof between (i) the Company or any Company Subsidiary, on the one hand, and (ii) a Seller or any Affiliate thereof (other than the Company or any Company Subsidiary), on the other hand (collectively, the “Affiliate Contracts”).
          3.16 Insurance. Set forth on Schedule 3.16 of the Company Disclosure Letter is a list of all material policies of insurance under which the Company’s or any Company Subsidiary’s assets or business activities are covered, including for each such policy the type of policy, the name of the insured, the term of the policy, a description of the limits of such policy, the basis of coverage and the deductibles.
          3.17 Brokers and Finders. Neither the Company nor any Company Subsidiary has entered into any written agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other firm or Person to any broker’s or finder’s fee or any other

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commission or similar fee payable by any Company in connection with any of the transactions contemplated by this Agreement, except J.P. Morgan Securities Inc., UBS Securities LLC and Unibanco Securities Inc., each of whose fees and expenses are governed by Section 5.7.
          3.18 Books and Records. All of the Company’s and Company Subsidiaries’ books of account, minute books, stock record books and any other book and/or record legally required under applicable Brazilian Law are in all material respects complete, correct, accurate and true and have been maintained in accordance with applicable Brazilian Law and Brazilian GAAP, as applicable.
          3.19 Investco S.A. Shareholders Documentation. All written shareholders agreements or similar shareholder-related contracts entered into by Paulista Lajeado Energia S.A. with other shareholders of Investco S.A. have been provided to Purchaser in the “data room” prior to the date hereof.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PURCHASER
     Except as set forth in the Purchaser Disclosure Letter attached hereto as Exhibit C (the “Purchaser Disclosure Letter”), Purchaser represents and warrants to the Company, Seller and Energy as follows in this Article IV:
          4.1 Organization and Qualification. Purchaser is a sociedade anônima de capital aberto, duly formed, validly existing and in good standing under the laws of Brazil. Purchaser has full corporate power and authority to own, lease and operate its assets and properties and to conduct its business as presently conducted. Purchaser is not required to be qualified to do business as a foreign corporation in any country other than Brazil.
          4.2 Authority; Non-Contravention; Statutory Approvals.
          (a) Authority. Purchaser has full corporate power and authority to enter into this Agreement and, subject to receipt of the Purchaser Required Statutory Approvals, to consummate the transactions contemplated hereby. The execution, delivery and performance by Purchaser of this Agreement and the consummation by Purchaser of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of Purchaser, and no other corporate proceedings or approvals on the part of Purchaser are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Purchaser and, assuming the due authorization, execution and delivery hereof by each other Party, constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as limited by applicable Law affecting the enforcement of creditors’ rights generally or by general equitable principles. Purchaser has delivered to Seller a true, complete and correct copy of the resolutions or other evidence of corporate proceedings or approvals adopted by the board of directors of Purchaser, which are in full force and effect, evidencing its authorization of the execution and delivery of this Agreement and the consummation by Purchaser of the transactions contemplated hereby.

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          (b) Non-Contravention. Except as set forth on Schedule 4.2(b) of the Purchaser Disclosure Letter, the execution and delivery of this Agreement by Purchaser do not, and the consummation of the transactions contemplated hereby will not, result in any Violation or result in the creation of any Lien upon any of the respective properties or assets of Purchaser pursuant to any provision of (i) the Organizational Documents of Purchaser; (ii) any lease, mortgage, indenture, note, bond, deed of trust, or other written instrument or agreement of any kind to which Purchaser is a party or by which Purchaser may be bound, subject to obtaining the third-party Consents set forth in Schedule 4.2(b) of the Purchaser Disclosure Letter (the “Purchaser Required Consents”); or (iii) any Law, Permit or governmental order applicable to Purchaser, subject to obtaining the Purchaser Required Statutory Approvals (as such term is defined in Section 4.2(c)); other than in the case of clauses (i), (ii) and (iii) for any such Violation or Lien that would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect.
          (c) Statutory Approvals. Except for the filings or approvals (i) set forth in Schedule 4.2(c) of the Purchaser Disclosure Letter (the “Purchaser Required Statutory Approvals”) and (ii) as may be required due to the regulatory or corporate status of Seller or the Company (as to which Purchaser does not have knowledge), no Consent of any Governmental Entity is required to be made or obtained by Purchaser in connection with the execution and delivery of this Agreement or the consummation by Purchaser of the transactions contemplated hereby, except those which the failure to make or obtain would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect.
          4.3 Financing. Purchaser has, and will have at the Closing, available cash and/or credit capacity, either in its accounts, through binding and enforceable credit arrangements or borrowing facilities or otherwise, (i) to pay the Purchase Price at the Closing, (ii) to pay all fees and expenses required to be paid by Purchaser in connection with the transactions contemplated by this Agreement, pursuant to Section 5.7 or otherwise, and (iii) to perform all of its other obligations hereunder.
          4.4 Litigation. Except as set forth in Schedule 4.4 of the Purchaser Disclosure Letter, there is no action, claim, suit or proceeding at law or in equity pending or, to the Knowledge of Purchaser, threatened against Purchaser or any of its Subsidiaries or affecting any of its assets or properties that, if adversely determined, would reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect. There are no Governmental Orders of or by any Governmental Entity applicable to Purchaser or any of its Subsidiaries except for such that would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect.
          4.5 Investment Intention; Sufficient Investment Experience; Independent Investigation. Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the Company and the merits and risks of an investment in the Shares. Purchaser has been given adequate opportunity to examine all documents provided by, conduct due diligence and ask questions of, and to receive answers from, Seller, the Company and their respective representatives concerning the Company and Purchaser’s investment in the Shares. Purchaser acknowledges and affirms that it has completed its own independent investigation, analysis and evaluation of the Company and the Company Subsidiaries, that it has

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made all such reviews and inspections of the business, assets, results of operations and condition (financial or otherwise) of the Company and the Company Subsidiaries as it has deemed necessary or appropriate, and that in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby it has relied on its own independent investigation, analysis, and evaluation of the Company and the Company Subsidiaries and Seller’s representations and warranties set forth in Article II and the Company’s representations and warranties set forth in Article III.
          4.6 Brokers and Finders. Purchaser has not entered into any written agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other firm or Person to any broker’s or finder’s fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except Citigroup Global Markets Inc., whose fees and expenses will be paid by Purchaser in accordance with such party’s agreement with such firm.
          4.7 Qualified for Permits. Purchaser is qualified to obtain any Permits necessary for the operation by Purchaser of the Company or any Company Subsidiary as of the Closing in the same manner as the Company or any Company Subsidiary are currently operated.
          4.8 No Knowledge of Seller or Company Breach. Neither Purchaser nor any of its Affiliates has Knowledge of any breach or inaccuracy, or of any facts or circumstances which may constitute or give rise to a breach or inaccuracy, of (i) any representation or warranty of Seller set forth in Article II or (ii) any representation or warranty of Seller or the Company set forth in Article III.
ARTICLE V
COVENANTS
          5.1 Conduct of Business. After the date hereof and prior to the Closing or earlier termination of this Agreement, Seller shall exercise the voting, governance and contractual powers available to it to cause the Company to, and the Company shall and shall cause the Company Subsidiaries to, conduct its businesses in the ordinary and usual course in substantially the same manner as heretofore conducted. After the date hereof and prior to the Closing or earlier termination of this Agreement, except (i) as contemplated in or permitted by this Agreement, (ii) as may be required to comply with any Company Material Contract (including any Financing Facility), (iii) as required by applicable Law, (iv) in the ordinary and usual course of business, (v) to the extent prohibited by a Financing Facility or (vi) to the extent Purchaser shall otherwise consent, which decision regarding consent shall be made promptly and which consent shall not be unreasonably withheld, conditioned or delayed, Seller shall not exercise the voting, governance and contractual powers available to it to cause the Company to, and the Company shall not and shall not cause the Company Subsidiaries to:
          (a) (i) except as set forth in Schedule 5.1(a), amend its Organizational Documents other than amendments which are ministerial in nature or not otherwise material; (ii) split, combine or reclassify its outstanding Equity Interests; or (iii) repurchase, redeem or

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otherwise acquire any shares of its capital stock or any securities convertible into or exchangeable or exercisable for any shares of its capital stock;
          (b) issue, sell, or dispose of any shares of, or securities convertible into or exchangeable or exercisable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock, other than any issuance, sale or disposal, solely among any of the Company and/or any Company Subsidiary;
          (c) except as set forth in Schedule 5.1(c), incur any indebtedness in a maximum aggregate principal amount in excess of R$100,000;
          (d) except as set forth in Schedule 5.1(d), make any commitments for or make capital expenditures in excess of R$1,000,000 individually or R$2,500,000 in the aggregate;
          (e) except as set forth in Schedule 5.1(e), make any acquisition of, or investment in, assets or stock of any other Person or entity in excess of R$100,000 individually or R$300,000 in the aggregate;
          (f) sell, transfer or otherwise dispose of any of its assets in excess of R$100,000 individually or R$300,000 in the aggregate;
          (g) request, on behalf of the Company and/or any Company Subsidiary, bankruptcy, reorganization, including, but not limited to, recuperação judicial, recuperação extrajudicial or any acordo privado in accordance with Federal Law # 11.101/05, insolvency, moratorium, or preferential transfers, or any other measure subject to similar Laws relating to or affecting creditors’ rights;
          (h) (x) terminate or amend or modify any material term of a Company Material Contract, (y) enter into a new Company Material Contract or (z) grant any waiver of any material term under, or give any material consent with respect to, any Company Material Contract, in each case which Company Material Contract involves total consideration throughout its term in excess of R$2,000,000;
          (i) enter into or amend any material Company Plan or any collective bargaining or labor agreement (except, in each case, as may be required by applicable Law);
          (j) except as may be required to meet the requirements of applicable Law or changes in Brazilian GAAP, change any accounting policy that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;
          (k) except as required by the terms of any Company Plan, collective bargaining agreement or any other existing agreement, increase salaries, remuneration or aggregate benefits payable to the managers, executive officers and directors of any Company or Company Subsidiary;
          (l) except as set forth in Schedule 5.1(l), declare, pay or set aside for payment any cash or non-cash dividend or other distribution in respect of any of the Shares or the Equity Interest of any Company Subsidiary (other than cash dividends required by applicable Law); or

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          (m) enter into any written agreement or contract to take any of the actions set forth in subsections (a)-(l) of this Section 5.1.
          5.2 Approvals.
          (a) Each Party shall cooperate and use reasonable efforts to obtain as promptly as practicable all Consents of any Governmental Entity or any other Person, including, without limitation, the Company Required Consents, the Purchaser Required Consents, the Seller Required Statutory Approvals, the Company Required Statutory Approvals and the Purchaser Required Statutory Approvals, as applicable, required in connection with, and waivers of any breaches or violations of any written contracts or agreements, Permits or other documents that may be caused by, the consummation of the transactions contemplated by this Agreement. In furtherance of the foregoing, Purchaser shall take all such actions, including, without limitation, (i) proposing, negotiating, committing to and effecting, by consent decree, hold separate order, or otherwise, the sale, divestiture or disposition of such assets or businesses of Purchaser or any of its Subsidiaries or, after the Closing Date, of the Company or any of its Company Subsidiaries and (ii) otherwise taking or committing to take actions that limit or would limit Purchaser’s or its Subsidiaries’ (including, after the Closing Date, the Company’s or any of its Company Subsidiaries as Subsidiaries of Purchaser) freedom of action with respect to, or its ability to retain, one or more of their respective businesses, product lines or assets, in each case as may be required in order to (x) obtain the Seller Required Statutory Approvals, the Company Required Statutory Approvals and the Purchaser Required Statutory Approvals as soon as reasonably possible or (y) avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order, or other order in any suit or proceeding, which would otherwise have the effect of preventing or materially delaying the Closing. Purchaser shall (i) respond as promptly as practicable to any inquiries or requests received from any Governmental Entity for additional information or documentation and (ii) not enter into any written agreement with any Governmental Entity that would reasonably be expected to adversely affect the Parties’ ability to consummate the transactions contemplated by this Agreement, except with the prior consent of the other Parties (which shall not be unreasonably withheld or delayed).
          (b) The Parties shall promptly provide the other Parties with copies of all filings made with, and inform one another of any communications received from, any Governmental Entity in connection with this Agreement and the transactions contemplated hereby.
          5.3 Access. After the date hereof and prior to the Closing, Seller and the Company agree that the Company and the Company Subsidiaries shall permit, and the Company and the Company Subsidiaries shall exercise the voting, governance and contractual powers available to any of them to cause (subject to any contractual, fiduciary or similar obligation of the Company or any Company Subsidiary), the Company and each Company Subsidiary to permit, Purchaser and its employees, counsel, accountants and other representatives to have reasonable access, upon reasonable advance notice, during regular business hours, to the assets, employees, properties, books and records, businesses and operations relating to the Company and the Company Subsidiaries as Purchaser may reasonably request; provided, however, that in no event shall Seller, the Company or any Company Subsidiary be obligated to provide any access or information (i) if Seller or the Company determines, in good faith after consultation

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with counsel, that providing such access or information may violate applicable Law, cause Seller, the Company or any Company Subsidiary to breach a confidentiality obligation to which it is bound, or jeopardize any recognized privilege available to Seller, the Company or any Company Subsidiary; or (ii) to the extent set forth on Schedule 5.3. Purchaser agrees to indemnify and hold Seller, the Company and the Company Subsidiaries harmless from any and all claims and liabilities, including costs and expenses for loss, injury to or death of any representative of Purchaser and any loss, damage to or destruction of any property owned by Seller, the Company or the Company Subsidiaries or others (including claims or liabilities for loss of use of any property) resulting directly or indirectly from the action or inaction of any of the employees, counsel, accountants, advisors and other representatives of Purchaser during any visit to the business or property sites of the Company or the Company Subsidiaries prior to the Closing Date, whether pursuant to this Section 5.3 or otherwise. During any visit to the business or property sites of the Company or the Company Subsidiaries, Purchaser shall, and shall cause its employees, counsel, accountants, advisors and other representatives accessing such properties to, comply with all applicable Laws and all of the Company’s and the Company Subsidiaries’ safety and security procedures and conduct itself in a manner that could not be reasonably expected to interfere with the operation, maintenance or repair of the assets of the Company or such Company Subsidiary. Neither Purchaser nor any of its representatives shall conduct any environmental testing or sampling on any of the business or property sites of the Company or the Company Subsidiaries prior to the Closing Date. Each Party shall, and shall cause its Affiliates and representatives to, hold in strict confidence all documents and information furnished to it by another Party in connection with the transactions contemplated by this Agreement in accordance with the Confidentiality Agreement.
          5.4 Publicity. Except as may be required by applicable Law or by obligations pursuant to any listing agreement with or rules or regulations of any national securities exchange, prior to the Closing none of Seller, the Company, Purchaser or any of their respective Affiliates shall, without the express written approval of Seller, the Company and Purchaser, make any press release or other public announcements concerning the transactions contemplated by this Agreement, except as and to the extent that any such Party shall be so obligated by applicable Law or pursuant to any such listing agreement or rules or regulations of any national securities exchange, in which case the other Parties shall be advised and the Parties shall use reasonable efforts to cause a mutually agreeable release or announcement to be issued.
          5.5 Tax Matters.
          (a) With respect to the period prior to January 1, 2008, Purchaser shall make no election under Section 338 of the Code with respect to the Company or any Company Subsidiary in connection with the transactions contemplated by this Agreement.
          (b) Following the Closing and prior to January 1, 2008, Purchaser shall not, and shall cause each of the Company and each of the Company Subsidiaries not to, (i) sell the Equity Interests of any Company Subsidiary, (ii) sell a substantial portion of the assets of any Company Subsidiary outside of the ordinary course of business or (iii) make a non-cash distribution of any of the Equity Interests or assets of any Company Subsidiary, in each case if such sale or distribution could reasonably be expected to result in an increase in (x) “Subpart F” income under Section 951 of the Code or (y) deemed dividends recognized under Section 1248

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of the Code that Seller or any of its Affiliates must report on any Tax Return; provided, however, that in no event shall this Section 5.5(b) apply to any sale, transfer or other disposition of the Equity Interest in Jaguari Geração de Energia S.A. or its Subsidiaries.
          5.6 Employee Matters.
          (a) For a period of twelve (12) months following the Closing Date, Purchaser and the Company shall cause the employees of the Company or any Company Subsidiary who remain in the employment of Purchaser, the Company, their Subsidiaries or their respective successors (the “Continuing Employees”) to receive compensation and employee benefits that in the aggregate are substantially no less favorable than the compensation and employee benefits provided to such employees immediately prior to the Closing. Nothing contained herein shall be construed as requiring Purchaser, the Company or any Company Subsidiary to continue or to cause the continuance of any specific employee benefit plans or to continue or cause the continuance of the employment of any specific person.
          (b) With respect to each benefit plan of Purchaser or any of its Subsidiaries in which a Continuing Employee participates after the Closing, for purposes of determining eligibility, vesting and amount of benefits, including severance benefits and paid time off entitlement (but not for pension benefit accrual purposes), Purchaser shall cause service with the Company and the Company Subsidiaries (or predecessor employers to the extent the Company or any Company Subsidiary provided past service credit) to be treated as service with Purchaser and its Subsidiaries; provided that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits or to the extent that such service was not recognized under an analogous Company Plan.
          (c) With respect to any welfare benefit plan maintained by Purchaser or its Subsidiaries in which Continuing Employees are eligible to participate after the Closing, Purchaser shall, and shall cause the Company and the Company Subsidiaries to, (i) waive all limitations as to preexisting conditions and exclusions with respect to participation and coverage requirements applicable to such employees to the extent such conditions and exclusions were satisfied or did not apply to such employees under the Company Plans prior to the Closing and (ii) provide each Continuing Employee with credit for any co-payments and deductibles paid prior to the Closing in satisfying any analogous deductible or out of pocket requirements to the extent applicable under any such plan.
          5.7 Fees and Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement (including, without limitation, any fees and expenses of investment bankers, brokers, finders, counsel, advisors, experts or other agents, in each case, incident to or in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby (whether payable prior to, at or after the Closing Date)) shall be paid by the Party incurring such expense; provided that all such costs and expenses incurred by the Company with respect to the transactions contemplated by this Agreement on or prior to the Closing Date shall be paid by Seller; provided, further, that, notwithstanding any provision to the contrary in this Agreement or any other agreement contemplated hereby, any and all expenses incurred or suffered by or on behalf of the Company or any Company

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Subsidiary or any limitation on, or diminution of, any Equity Interest held by the Company or any Company Subsidiary in connection with the matters described on Schedule 5.7, including, without limitation, with respect to investigating, analyzing or defending such matters (whether incurred prior to or after the Closing) shall be borne, paid and reimbursed by Purchaser to Seller.
          5.8 [Intentionally left blank.]
          5.9 Termination of Affiliate Contracts. Except as set forth on Schedule 5.9, all Affiliate Contracts, including any written agreements or understandings (written or oral) with respect thereto, shall survive the Closing without any further action on the part of the parties thereto or the Parties.
          5.10 Further Assurances. Each of Seller, the Company and Purchaser agrees that, from time to time before and after the Closing Date, they will execute and deliver, and the Company shall cause the Company Subsidiaries to execute and deliver, or use reasonable efforts to cause their other respective Affiliates to execute and deliver such further instruments, and take, or cause their respective Affiliates to take, such other action, as may be reasonably necessary to carry out the purposes and intents of this Agreement. Purchaser, the Company and Seller agree to use reasonable efforts to refrain from taking any action which could reasonably be expected to materially delay the consummation of the Transaction.
          5.11 [Intentionally left blank.]
          5.12 Change of Name.
          (a) Notwithstanding anything to the contrary contained herein, within ninety (90) Business Days after the Closing Date, Purchaser shall have caused each of the Company, CMS Comercializadora de Energia Ltda. and CMS Energy Equipamentos, Serviços Indústria e Comércio S.A. to be renamed such names as Purchaser shall identify by written notice to Seller no later than five (5) Business Days prior to the Closing. On or after the Closing Date, Purchaser and its Affiliates shall not use existing or develop new stationery, business cards and other similar items that bear the name or mark of “CMS Energy Brasil S.A.”, “CMS Comercializadora de Energia Ltda.” or “CMS Energy Equipamentos, Serviços Indústria e Comércio S.A.” or any similar derivation thereof in connection with the businesses of the Company or any Company Subsidiary.
          (b) The Parties acknowledge that any damage caused to Seller or any of its Affiliates by reason of the breach by Purchaser or any of its Affiliates of Section 5.12(a), in each case would cause irreparable harm that could not be adequately compensated for in monetary damages alone; therefore, each Party agrees that, in addition to any other remedies, at law or otherwise; Seller and any of its Affiliates shall be entitled to an injunction issued by a court of competent jurisdiction restraining and enjoining any violation by Purchaser or any of its Affiliates of Section 5.12(a), and Purchaser further agrees that it (x) will stipulate to the fact that Seller or any of its Affiliates, as applicable, have been irreparably harmed by such violation and not oppose the granting of such injunctive relief and (y) waive any requirement that Seller post any bond or similar requirement in order for Seller to obtain the injunctive relief contemplated by this Section 5.12(b).

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          5.13 [Intentionally left blank.]
          5.14 Resignations of Certain Officers and Directors. Upon the written request of Purchaser, the Company shall cause the resignations or removals at the Closing Date of the executive officers and directors set forth on Schedule 5.14 from their position as executive officer or director of the Company or the Company Subsidiaries set forth opposite the name of such executive officer or director on Schedule 5.14.
          5.15 Tag-Along and Other Shareholder Rights. Seller and the Company shall use reasonable efforts to cause, and Purchaser shall do all things reasonably requested by Seller and the Company as promptly as reasonably possible to ensure that, all tag-along and other contractual rights under the shareholders agreements to which the Company or any Company Subsidiary is a party and the obligations of Seller, the Company or any of their respective Affiliates in connection with such tag-along and other contractual rights (including, without limitation, such rights and obligations under the Shareholders Agreement) with respect to the Equity Interests of the Company and any Company Subsidiary, as the case may be, (i) to cease to be an obligation of Seller, the Company and such Affiliates, as the case may be, or (ii) to be terminated, including, without limitation, by paying any amounts that may be required in connection therewith in accordance with the following sentence. Purchaser agrees that if any holder of Equity Interests of the Company or any Company Subsidiary (other than Seller, the Company or any Company Subsidiary) exercises any tag-along or similar contractual or legal right to sell such Equity Interests, Purchaser will agree to acquire or otherwise pay for such Equity Interests on the applicable contractual or other legal terms and otherwise on substantially the same terms as set forth in this Agreement (with appropriate adjustments to the terms and conditions, including, without limitation, the price to be paid, as are necessary to reflect applicable contractual or other legal terms of the Equity Interests to be acquired).
          5.16 Releases of Certain Guarantees. Purchaser shall procure at or prior to the Closing the release by the applicable counterparty of any continuing obligation of Seller or its Affiliates with respect to any guarantee as set forth on Schedule 5.16 (“Guarantees”); provided that to the extent a release shall not have been obtained at the time of Closing with respect to any such Guarantee, Purchaser shall provide to Seller, as beneficiary, in Seller’s sole and absolute discretion, a performance bond or an irrevocable letter of credit (which, in each case, shall be in form and substance and issued by a financial institution satisfactory to Seller) or an indemnity (in form and substance satisfactory to Seller) to secure the obligations of Seller or its Affiliates with respect to each such Guarantee; provided, further, that any such performance bond, irrevocable letter of credit or indemnity with Seller, as beneficiary, shall remain in full force and effect for the same period from and after the Closing as any such corresponding Guarantee shall remain in place.
          5.17 [Intentionally left blank.]
          5.18 Assignment of Certain Obligations. Seller, at its option, shall either (i) on or prior to the Closing Date, cause the applicable Company Subsidiary to assign the obligations under the agreements set forth on Schedule 5.18 to Seller or one of its Affiliates, which shall assume such obligations, or (ii) reimburse or cause one of its Affiliates to reimburse amounts paid by the Company or such Company Subsidiary with respect to such obligations on or after

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the Closing Date if such agreements are not assigned and assumed pursuant to the foregoing clause (i) of the prior sentence. In the latter case, the reimbursement by Seller to Purchaser shall be made in immediately available funds to the account designated by Purchaser, for all payments made by Purchaser during a month and reasonably documented, within ten (10) days from the end of such month. Failure to comply with the payment in accordance with this Section 5.18, shall cause the payment amount to be duly adjusted by IGP-M, plus interest of one percent (1%) per month with respect to Losses paid in reais. Payments to Purchaser under this Section 5.18 shall be made in reais, calculated at the exchange rate on the date or dates Seller makes payment to Purchaser.
          5.19 Insurance. Prior to the Closing, Seller shall cause the Company and/or each Company Subsidiary, as applicable, to renew the insurance policies to which they are a party as set forth on Schedule 3.16 of the Company Disclosure Letter and are scheduled to expire on or before the Closing Date or, with respect to those policies that are not renewable and as set forth on Schedule 5.19, Seller shall cause the Company and/or each Company Subsidiary, as applicable, to obtain reasonably comparable replacement policies.
ARTICLE VI
CONDITIONS TO CLOSING
          6.1 Conditions to the Obligations of the Parties. The obligations of the Parties to effect the Closing shall be subject to the satisfaction or waiver (to the extent permitted by Law) by Purchaser and Seller, on or prior to the Closing Date, of each of the following conditions precedent:
          (a) No Injunction. No statute, rule or regulation shall have been enacted or promulgated by any Governmental Entity which prohibits the consummation of the transactions contemplated hereby and there shall be no order or injunction of a court of competent jurisdiction in effect precluding or prohibiting the consummation of the transactions contemplated hereby; provided, however, that should any such order or injunction be entered into or in effect, the Parties shall use reasonable efforts to have any order or injunction vacated or lifted.
          (b) ANEEL Consent. The Consent of ANEEL in respect of the transactions contemplated hereby shall have been obtained at or prior to the Closing.
          6.2 Conditions to the Obligation of Purchaser. The obligations of Purchaser to effect the Closing shall be subject to the satisfaction or waiver by Purchaser on or prior to the Closing Date of each of the following conditions:
          (a) Performance of Obligations of Seller and the Company. Each of Seller and the Company shall have performed in all material respects its respective agreements and covenants contained in or contemplated by this Agreement which are required to be performed by it at or prior to the Closing.
          (b) Representations and Warranties. The representations and warranties of Seller and the Company set forth in this Agreement shall be true and correct (i) on and as of the

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date hereof and (ii) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time which need only be true and correct as of such date or time) except in each of cases (i) and (ii) for such failures of representations and warranties to be true and correct (without giving effect to any materiality qualification or standard contained in any such representations and warranties) that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or a Seller Material Adverse Effect.
          (c) Officer’s Certificate. Purchaser shall have received a certificate from an authorized executive officer of Seller, dated as of the Closing Date, to the effect that, to the best of such officer’s knowledge, the conditions set forth in Sections 6.2(a) and 6.2(b) have been satisfied.
          (d) Closing Deliverables. Purchaser shall have received all documents and other items required to be delivered by Seller to Purchaser pursuant to Section 1.4.
          6.3 Conditions to the Obligation of Seller. The obligation of Seller to effect the Closing shall be subject to the satisfaction or waiver by Seller on or prior to the Closing Date of each of the following conditions:
          (a) Performance of Obligations of Purchaser. Purchaser shall have performed in all material respects its respective agreements and covenants contained in or contemplated by this Agreement which are required to be performed by it at or prior to the Closing.
          (b) Representations and Warranties. The representations and warranties of Purchaser set forth in this Agreement shall be true and correct (i) on and as of the date hereof and (ii) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time which need only be true and correct as of such date or time) except in each of cases (i) and (ii) for such failures of representations and warranties to be true and correct (without giving effect to any materiality qualification or standard contained in any such representations and warranties) that would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect.
          (c) Officer’s Certificate. Seller shall have received a certificate from an authorized executive officer of Purchaser, dated as of the Closing Date, to the effect that, to the best of such officer’s knowledge, as applicable, the conditions set forth in Sections 6.3(a) and 6.3(b) have been satisfied.
          (d) Termination of Certain Company Obligations. Seller shall have received evidence from Purchaser (which evidence shall be in form and substance satisfactory to Seller) to effect as promptly as reasonably possible the purchase of or other satisfaction of all shareholder, tag-along and related contractual or legal rights of any Person and the obligations of Seller, the Company or any of their respective Affiliates in connection therewith (including, without

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limitation, such rights and obligations under the Shareholders Agreement) with respect to the Equity Interests of the Company and any Company Subsidiary in accordance with Section 5.15.
          (e) Releases of Certain Guarantees. The releases by the applicable counterparty of any continuing obligation of Seller or any of its Affiliates with respect to each Guarantee shall have been obtained in accordance with Section 5.16; provided that to the extent a release shall not have been obtained at Closing with any such Guarantee, Seller, as beneficiary, shall have received (in Seller’s sole and absolute discretion) from Purchaser a performance bond or an irrevocable letter of credit (which, in each case, shall be in form and substance and issued by a financial institution satisfactory to Seller) or an indemnity (in form and substance satisfactory to Seller) to secure the obligations of Seller or its Affiliates with respect to each such Guarantee; provided, further, that any such performance bond, irrevocable letter of credit or indemnity with Seller, as beneficiary, shall remain in full force and effect for the same period from and after the Closing as any such corresponding Guarantee shall remain in place.
          (f) Closing Deliverables. Seller shall have received all documents and other items required to be delivered by Purchaser to Seller pursuant to Section 1.4.
ARTICLE VII
TERMINATION
          7.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:
          (a) by the mutual written agreement of Purchaser, the Company and Seller;
          (b) [Intentionally left blank.]
          (c) by Purchaser or Seller, if (i) a statute, rule, regulation or executive order shall have been enacted, entered or promulgated prohibiting the consummation of the transactions contemplated hereby or (ii) an order, decree, ruling or injunction shall have been entered permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby, and such order, decree, ruling or injunction shall have become final and non-appealable and the Party seeking to terminate this Agreement pursuant to this Section 7.1(c)(ii) shall have used reasonable efforts to remove such order, decree, ruling or injunction;
          (d) by Purchaser, by written notice to Seller, if the Closing Date shall not have occurred on or before such date that is two hundred ten (210) days following the date hereof (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 7.1(d) shall not be available to Purchaser if its failure to fulfill any obligation under this Agreement shall have caused or resulted in the failure of the Closing Date to occur on or before the Outside Date;
          (e) by Seller, by written notice to Purchaser, if the Closing Date shall not have occurred on or before the Outside Date; provided, however, that the right to terminate this Agreement under this Section 7.1(e) shall not be available to Seller if its failure to fulfill any of

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its material obligations under this Agreement shall have caused or resulted in the failure of the Closing Date to occur on or before such date;
          (f) by Purchaser, so long as Purchaser is not then in material breach of any of its representations, warranties, covenants or agreements hereunder, by written notice to Seller, if there shall have been a breach of any representation or warranty of Seller or the Company, or a breach of any covenant or agreement of Seller or the Company hereunder, which breaches would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and such breach shall not have been remedied within thirty (30) days after receipt by Seller and the Company of notice in writing from Purchaser (a “Breach Notice”), specifying the nature of such breach and requesting that it be remedied or Purchaser shall not have received adequate assurance of a cure of such breach within such thirty-day period or Seller shall not have made a capital contribution to the Company in an amount equal to the expected damages from such breach, provided that Seller shall have no obligation to make any such capital contribution pursuant to this Section 7.1(f); or
          (g) by Seller, so long as Seller or the Company is not then in material breach of any of their representations, warranties, covenants or agreements hereunder, by written notice to Purchaser, if there shall have been a breach of any representation or warranty, or a breach of any covenant or agreement of Purchaser hereunder, which breaches would reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect, and such breach shall not have been remedied within thirty (30) days after receipt by Purchaser of notice in writing from Seller, specifying the nature of such breach and requesting that it be remedied or Seller shall not have received adequate assurance of a cure of such breach within such thirty-day period.
          7.2 Effect of Termination. No termination of this Agreement pursuant to Section 7.1 shall be effective until notice thereof is given to the non-terminating Parties specifying the provision hereof pursuant to which such termination is made. If validly terminated pursuant to Section 7.1, this Agreement shall become wholly void and of no further force and effect without liability to any Party or to any Affiliate, or their respective members or shareholders, directors, officers, employees, agents, advisors or representatives, and following such termination no Party shall have any liability under this Agreement or relating to the transactions contemplated by this Agreement to any other Party; provided that if this Agreement is terminated by a Party because of a breach of this Agreement by the other Party then no such termination shall relieve the other Party from liability for fraud or any willful or intentional breach of any material provision of this Agreement occurring prior to such termination. If this Agreement is terminated as provided in Section 7.1, Purchaser shall redeliver to Seller or the Company, as the case may be, and will cause its agents to redeliver to Seller or the Company, as the case may be, all documents, workpapers and other materials of Seller, the Company and the Company Subsidiaries relating to any of them and the transactions contemplated hereby, whether obtained before or after the execution hereof, and Purchaser shall comply with all of its obligations under the Confidentiality Agreement.

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ARTICLE VIII
SURVIVAL; INDEMNIFICATION
          8.1 Survival of Representations, Warranties, Covenants and Agreements; Exclusive Remedy.
          (a) The representations and warranties in this Agreement shall survive the Closing and shall terminate and expire on the date which is the first anniversary of the Closing Date (“Survival Period Termination Date”) and shall not constitute after such date the basis for any claim for indemnification under this Agreement, except for:
     (i) the representations and warranties of Seller contained in Sections 2.2 (Title to Shares) and 2.3(a) (Authority), that shall survive indefinitely;
     (ii) the representations and warranties of the Seller with respect to the Company contained in Sections 3.1(a) (Organization and Qualification), 3.1(b) (Authority) and 3.2 (Capitalization), that shall survive indefinitely;
     (iii) the representations and warranties of Purchaser contained in Sections 4.2(a) (Authority) and 4.8 (No Knowledge of Seller or Company Breach), that shall survive indefinitely; and
     (iv) the covenants and agreements of the Parties contained in Sections 5.3 (Access), 5.7 (Fees and Expenses), 5.10 (Further Assurances), 5.12 (Change of Name), 5.16 (Releases of Certain Guarantees) and 7.2 (Effect of Termination) and Article VIII (Indemnification) that shall survive according with their terms.
          (b) The Parties agree that, from and after the Closing Date to and including the date on which such claim or cause of action against any of the Parties is based upon, directly or indirectly, a breach of any of the representations, warranties, covenants or agreements contained in this Agreement may be brought only, as expressly provided in, this Article VIII, and the indemnification provided for in this Article VIII shall be the sole and exclusive remedy (except in the case of fraud) for Losses related to or in connection with such breach.
          8.2 Indemnification of Purchaser by Seller. Subject to the terms and conditions of this Article VIII, and except when the Loss arises from Purchaser’s negligence or willful misconduct or the matters contemplated by Section 8.5, from and after the Closing Date the Seller shall, subject to Section 8.4, indemnify, defend and hold Purchaser and each of Purchaser’s Affiliates, directors, officers and employees and the successors and assigns of any of them (including, without limitation, the Company) (collectively, the “Purchaser Group”) harmless from and against all Losses, arising from any claim resulting from, imposed upon or incurred by any member of the Purchaser Group, directly or indirectly, by reason of or resulting from any misrepresentation or inaccuracy of any representation or warranty of the Seller contained in or made pursuant to Articles II or III of this Agreement and/or any breach by Seller of any of its covenants, agreements or obligations contained in or made pursuant to this Agreement. Payments to Purchaser under this Section 8.2 shall be made in reais, calculated at the exchange rate on the date or dates Seller makes payment or payments to Purchaser.

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          8.3 Indemnification of Seller by Purchaser. Subject to the terms and conditions of this Article VIII, and except when the Loss arises from Seller’s negligence or willful misconduct, from and after the Closing Date Purchaser shall indemnify, defend and hold Seller, its Affiliates and each of their respective officers, directors, employees, agents and representatives (the “Seller Group”) harmless from and against all Losses arising from any claim resulting from, imposed upon or incurred by Seller, directly or indirectly, by reason of or resulting from any misrepresentation or inaccuracy of any representation or warranty of Purchaser contained in or made pursuant to Article IV of this Agreement; and/or any breach by Purchaser of any of its covenants, agreements or obligations of Purchaser contained in or made pursuant to this Agreement (including, without limitation, the matters contemplated by the proviso of the last sentence of Section 5.7). Payments to Seller under this Section 8.3 shall be made in U.S. currency, calculated at the exchange rate on the date or dates Purchaser makes payment or payments to Seller or any other member of the Seller Group.
          8.4 Limitations on Seller’s Indemnification.
          (a) Limitations. Claims for indemnification under Section 8.2 shall be made by Purchaser or by any other Person of the Purchaser Group in accordance with the following limits:
     (i) if such claim involves Losses equal to or in excess of US$50,000 (the “Mini-Basket Amount”); and
     (ii) if such Losses with respect to the claims permitted to be made pursuant to the foregoing clause (i) exceed in the aggregate an amount equal to US$500,000 (the “Deductible Amount”), and then only to the extent such Losses exceed the Deductible Amount.
          (b) Losses Below the Deductible Amount. Notwithstanding the provisions of this Section 8.4, if claims made prior to the Survival Period Termination Date do not reach the Deductible Amount, Seller agrees to pay to Purchaser the aggregate amount of the Losses related to such claims meeting the Mini-Basket Amount definition and made until the Survival Period Termination Date.
          (c) Indemnification Cap. The aggregate amount of Losses payable by Seller under this Agreement shall not exceed US$10,000,000 (the “Indemnification Cap”) in the aggregate.
          (d) Calculation of Losses. The amount of any Loss subject to indemnification under Section 8.2 or 8.3 shall be calculated net of any insurance proceeds (net of direct collection expenses, deductibles and co-pays) or any indemnity, contribution or other similar payment received by Indemnitee from any third party with respect thereto. To the extent a Loss is reasonably expected to be covered by such policies, Indemnitee shall use commercially reasonable efforts to recover under its insurance policies covering such Loss to the same extent as they would if such Loss were not subject to indemnification hereunder; provided, however, that nothing in this Section 8.4(d) shall prevent Indemnitee from also seeking to recover such Loss from Indemnitor while such insurance claim is pending. In the event that an insurance or

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other recovery is made by Indemnitee with respect to any Loss for which any such Person has been indemnified hereunder, then a refund equal to the aggregate amount of the recovery (not to exceed the amount of the applicable indemnification payment made to it) shall be made promptly to Seller. Indemnitor shall be subrogated to all rights of Indemnitee and its Affiliates in respect of any Losses indemnified by Indemnitor.
          8.5 Special Indemnification by Seller.
          (a) General. Notwithstanding any provision to the contrary in this Agreement or any other agreement contemplated hereby, from and after the Closing Date, Seller shall indemnify Purchaser against and hold it harmless from any Losses that result from or arise out of the matters set forth on Schedule 8.5(a), which shall be excluded from the Seller’s indemnification obligations and limits under Sections 8.2, 8.4(a), 8.4(b) and 8.4(c).
          (b) Special Seller Indemnification Cap. In no event shall the aggregate amount of Losses payable by Seller under Section 8.5 exceed US$8,800,000 (the “Special Seller Indemnification Cap”) in the aggregate.
          (c) Expiration. With respect to the claim noted in item 4 of Schedule 8.5(a), the Seller’s obligations under this Section 8.5(c) shall expire on October 27, 2009, unless a Third Party Claim (as defined in Section 8.7(a)) based on a Promissory Note is made with respect thereto prior to such date; provided that, if the enforceability of such a Promissory Note is tolled prior to the making of such Third Party Claim, the expiration date of Seller’s obligation with respect to such Promissory Note under this Section 8.5(c) shall be extended for a number of days equal to the number of days during which such enforceability was tolled. With respect to the other matters noted in Schedule 8.5(a), Seller’s obligations under this Section 8.5(c) shall expire on the fifteenth anniversary of the Closing Date.
          (d) Payments. Payments to Purchaser under this Section 8.5 shall be made in reais, calculated at the exchange rate on the date or dates Seller makes payment or payments to Purchaser.
          8.6 Mitigation. Each Person entitled to indemnification hereunder shall take commercially reasonable steps to mitigate all Losses after becoming aware of any event that could reasonably be expected to give rise to any Loss that is subject to indemnification hereunder.
          8.7 General Procedures Applicable to Claims for Indemnification.
          (a) Third Party Claim. Any request for indemnification by a party under this Article VIII shall be valid only if the party making the request (“Indemnitee”) notifies the other party in writing (“Indemnitor”) as promptly as reasonably practicable by written notice in accordance with Section 10.1 regarding a claim or demand made by any Person (other than a Party or Affiliate thereof) (“Third Party Claim”). Notice shall specify the nature of the Third Party Claim, the applicable provision(s) of this Agreement under which the Third Party Claim arises and, if possible, the amount of, or an estimated amount of, the Loss and such other information as Indemnitor may reasonably request. No failure or delay in giving a Third Party Claim Notice and no failure to include any specific information or any reference to any provision

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of this Agreement or other instrument under which the Third Party Claim arises shall affect the rights of Indemnitee hereunder, except to the extent that such failure or delay materially adversely affects the ability of Indemnitor to defend, settle or satisfy the Third Party Claim.
          (b) Right of Indemnitor to Assume Defense of Claim; Control of the Defense. Indemnitor, at its sole cost and expense, shall have the right, upon written notice to Indemnitee to assume the defense of the Third Party Claim if in such written notice Indemnitor acknowledges in writing that the Third Party Claim is covered by the indemnification obligations under this Article VIII and all Losses incurred by Indemnitor shall be included in the calculation of the maximum amount of indemnification set forth in Section 8.4(c). If Indemnitor assumes the defense of the Third Party Claim, it shall select reputable counsel reasonably acceptable to Indemnitee to conduct the defense of the Third Party Claim and shall defend or settle the same. The contest of the Third Party Claim may be conducted in the name and on behalf of Indemnitor or Indemnitee, as the case may be appropriate. If Indemnitor assumes the defense of such claim, Indemnitor shall have full authority, in consultation with Indemnitee, to determine all action to be taken with respect to the Third Party Claim, except that Indemnitor may consent to a settlement or compromise of, or the entry of any monetary judgment arising from, the Third Party Claim only with the prior written consent of Indemnitee provided that, the proposed settlement, compromise or entry: (A) does not contain an admission of guilt or wrongdoing on the part of Indemnitee, and (B) does not provide for any remedy or sanction against Indemnitee other than the payment of money that is required to be and is timely paid by Indemnitor. Should Indemnitor so elect to assume the defense of such Third Party Claim, Indemnitor will not be liable to Indemnitee for legal expenses subsequently incurred by Indemnitee in connection with the defense thereof, unless the Third Party Claim involves potential conflicts of interest between Indemnitee and Indemnitor. Indemnitor will be liable for the fees and expenses of counsel employed by Indemnitee for any period during which Indemnitor has not assumed the defense thereof.
          (c) Cooperation in Defense. If requested by Indemnitor, Indemnitee shall cooperate with Indemnitor and its counsel, including permitting reasonable access to books and records, in contesting any Third Party Claim that Indemnitor elects to contest or, if appropriate, in making any counterclaim against the Person asserting the Third Party Claim or any cross-complaint against any Person, but Indemnitor shall reimburse Indemnitee for reasonable out-of-pocket costs incurred by Indemnitee in so cooperating. With respect to any claims arising out or relating to Section 8.5, Purchaser shall, and shall cause its Affiliates to, provide Seller with such assistance as may reasonably be requested by Seller in connection with any indemnification or defense with respect to the matters provided for in Section 8.5, including, without limitation, providing Seller with such information, documents and records and reasonable access to the services of and consultations with such personnel of Purchaser or its Affiliates as Seller shall deem reasonably necessary.
          (d) Failure of Indemnitor to Assume Defense. If Indemnitor does not inform Indemnitee in writing that it will assume the defense of the Third Party Claim in accordance with the terms hereof within one third of the legal term for defense or five (5) calendar days, whichever is less, after the receipt of notice thereof, Indemnitee may, but not in any means shall be obliged to, at Indemnitor’s sole expense, defend against the Third Party Claim in such manner as it may deem appropriate, and the expense of such defense shall constitute an indemnifiable

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Loss, which amounts shall be included in the calculation of the maximum amount of indemnification set forth in Section 8.4(c). Indemnitor shall have the right, and Indemnitee shall use its reasonable efforts to afford Indemnitor, to have its counsel attend, observe and participate in all administrative and judicial meetings, conferences, hearings and other proceedings in connection with such defense and to be provided with copies of, or reasonable access to, all pleadings, notices and other filings in connection with such defense.
          (e) Dispute Resolution. In the event that Indemnitee should have a claim against Indemnitor under this Article VIII, Indemnitee shall notify Indemnitor in writing, and in reasonable detail, of such claim as promptly as reasonably practicable, including (i) the reason why Indemnitee believes that Indemnitor is or will be obligated to indemnify Indemnitee, (ii) the Loss amount and (iii) the basis on which Indemnitee has calculated such Loss amount (such notice shall be referred to as the “Notice of Claim”). If, within twenty (20) Business Days upon receipt of the Notice of Claim, Indemnitor does not deliver a notice in writing disputing in good faith such Notice of Claim, then Indemnitor shall be deemed to have accepted such claim and the Loss amount as final and binding without amendment or modification and conclusive upon the parties. For ten (10) Business Days after the receipt of the Notice of Claim, Indemnitor and Indemnitee shall use reasonable efforts to engage in negotiations and discussions relating to any matters arising out of or concerning the Notice of Claim. If Indemnitor and Indemnitee shall fail to resolve any such dispute during the 10-Business Day period, then the claim in dispute shall be promptly submitted by Indemnitor (in any event, no later than five (5) Business Days after the 10-Business Day period) to the Panel in accordance with Section 10.9 of this Agreement. Indemnitor and Indemnitee shall make readily available to the Panel all relevant books and records, notices and documents, and all other items reasonably requested by the Panel. Section 10.9 shall govern the resolution of disagreements among the Parties under this Article VIII.
          8.8 Payment. Indemnitor shall reimburse Indemnitee for Losses incurred no later than ten (10) days after the final resolution of a Notice of Claim in accordance with Section 8.7(e) or, with respect to Losses in relation to Third Party Claims (other than on-going out-of-pocket costs and expenses with respect thereto), ten (10) days after Indemnitor receives written notice from Indemnitee reasonably describing the Loss being claimed (“Loss Payment Date”). Failure to comply with the Loss Payment Date shall cause the Loss amount to be duly adjusted by IGP-M, plus interest of one percent (1%) per month with respect to Losses paid in reais.
          8.9 Energy Guarantee.
          (a) For value received, Energy hereby fully, unconditionally and irrevocably guarantees from and after the Closing Date (the “Energy Guarantee”) to Purchaser the prompt and punctual payment of any amount Seller is required to pay under this Agreement, when and as the same shall become due and payable, subject as to such payment obligations to the terms and conditions of this Article VIII. Energy’s guarantee obligations include the principal, interest, fines, fees, costs and other amounts that may be due and payable by Seller under this Agreement.
          (b) The Energy Guarantee is a first demand guarantee and shall constitute an autonomous and independent obligation of Energy not being ancillary to the obligations of Seller under this Agreement. Energy hereby agrees to cause any such payment to be made as if such payment were made by Seller. Energy hereby waives diligence, presentment, demand of

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payment, filing of claims with a court in the event of a merger or bankruptcy of Seller, any right to require a proceeding first against Seller, protest or notice with respect to any amount payable by Seller under this Agreement and all demands whatsoever, and covenants that the Energy Guarantee will not be discharged except by (i) termination of this Agreement according to its terms, (ii) termination or expiration of Seller’s indemnification obligations under this Agreement or (iii) payment in full of all amounts due and payable under this Agreement.
          (c) Energy expressly waives the benefits set forth in Articles 366, 827, 835, 837, 838 and 839 of the Brazilian Civil Code and Article 595 of the Brazilian Code of Civil Procedure.
          (d) The applicability of the Energy Guarantee shall not be affected or impaired by any of the following: (i) any extension of time, forbearance or concession given to Seller; (ii) any assertion of, or failure to assert, or delay in asserting, any right, power or remedy against Seller; (iii) any amendment of the provisions of this Agreement; (iv) any failure of Seller to comply with any requirement of any Law; (v) the dissolution, liquidation, reorganization or any other alteration of the legal structure of Seller; (vi) any invalidity or unenforceability of any provision of this Agreement; or (vii) any other circumstance (other than complete payment by Seller or Energy) which might otherwise constitute a legal or equitable discharge or defense of a surety or a guarantor.
          (e) Energy shall be subrogated to all rights of Seller against Purchaser based on and to the extent of any amounts paid to Purchaser by Energy pursuant to the provisions of the Energy Guarantee.
          (f) All notices under this Article VIII from Purchaser or any member of the Purchaser Group shall be given to Seller and Energy concurrently.
ARTICLE IX
DEFINITIONS AND INTERPRETATION
          9.1 Defined Terms. The following terms are defined in the corresponding Sections of this Agreement:

Defined Term	Section Reference

Affiliate Contracts	Section 3.15
Agreement	Preamble
Arbitration Expenses	Section 10.9
Balance Sheet	Section 3.3(a)
Breach Notice	Section 7.1(f)
Closing	Section 1.3
Closing Date	Section 1.3
Common Shares	Recitals
Company	Preamble
Company Disclosure Letter	Article III

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Defined Term	Section Reference
Company Financial Statements	Section 3.3(a)
Company Material Contracts	Section 3.11(a)
Company Permits	Section 3.9(a)
Company Plans	Section 3.8(a)
Company Required Consents	Section 3.1(c)
Company Required Statutory Approvals	Section 3.1(d)
Continuing Employees	Section 5.6(a)
Contracting Party	Section 3.11(a)
Deductible Amount	Section 8.4(a)(ii)
Director Shareholder	Recitals
Dispute	Section 10.9
Energy	Preamble
Energy Guarantee	Section 8.9
Guarantees	Section 5.16
ICC	Section 10.9
Indemnification Cap	Section 8.4(c)
Indemnitee	Section 8.7(a)
Indemnitor	Section 8.7(a)
Intellectual Property	Section 3.14
Leased Real Property	Section 3.10(a)
Loss Payment Date	Section 8.8
Outside Date	Section 7.1(d)
Owned Real Property	Section 3.10(a)
Mini-Basket Amount	Section 8.4(a)(i)
Notice of Claim	Section 8.7(e)
Panel	Section 10.9
Party	Preamble
Preferred Shares	Recitals
Purchase Price	Section 1.2
Purchaser	Preamble
Purchaser Disclosure Letter	Article IV
Purchaser Group	Section 8.2
Purchaser Required Consents	Section 4.2(b)
Purchaser Required Statutory Approvals	Section 4.2(c)
Rules	Section 10.9
Seller	Preamble
Seller Disclosure Letter	Article II
Seller Group	Section 8.3
Seller Required Statutory Approvals	Section 2.3(c)
Shares	Recitals
Special Seller Indemnification Cap	Section 8.5(b)
Survival Period Termination Date	Section 8.1(a)

33

Defined Term	Section Reference
Third Party Claim	Section 8.7(a)
Transaction	Section 1.1
Violation	Section 2.3(b)
          9.2 Definitions. Except as otherwise expressly provided in this Agreement, or unless the context otherwise requires, whenever used in this Agreement, the following terms will have the meanings indicated below:
     “Affiliate” means, with respect to any Person or group of Persons, a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person or group of Persons. “Control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities or other Equity Interests, by contract or credit arrangement, as trustee or executor, or otherwise. Solely for the purpose of the preceding sentence, a company is “directly controlled” by another company or companies holding shares carrying the majority of votes exercisable at a general meeting (or its equivalent) of the first mentioned company; and a particular company is “indirectly controlled” by a company or companies (hereinafter called the “parent company or companies”) if a series of companies can be specified, beginning with the parent company or companies and ending with the particular company, so related that each company of the series except the parent company or companies is directly controlled by one or more of the preceding companies in the series.
     “ANEEL” means Agência Nacional de Energia Elétrica, the Brazilian Electricity Regulatory Agency.
     “Brazilian GAAP” means the Princípios Fundamentais de Contabilidade, the Brazilian Basic Principles of Accounting, as applied by the CVM and the CFC, in effect from time to time, consistently applied.
     “Business Day” means a day other than a Saturday, a Sunday or any other day on which banks are not required to be open or are authorized to close in New York, New York and São Paulo, Brazil.
     “CFC” means Conselho Federal de Contabilidade, the Brazilian accounting authority.
     “Code” means the United States Internal Revenue Code of 1986, as amended.
     “Company Material Adverse Effect” means any material adverse effect on the business, properties, financial condition or results of operations of the Company and the Company Subsidiaries taken as a whole; provided, however, that the term “Company Material Adverse Effect” shall not include effects that result from or are consequences of (i) changes in financial, securities or currency markets, changes in prevailing interest

34

rates or foreign exchange rates, changes in general economic conditions, changes in electricity, gas or other fuel supply and transmission and transportation markets, including changes to market prices for electricity, steam, natural gas or other commodities, or effects of weather or meteorological events, (ii) changes in Law, rule or regulation of any Governmental Entity or changes in regulatory conditions in Brazil or any state or municipality in which the Company operates, (iii) changes in accounting standards, principles or interpretations, (iv) events or changes that are consequences of hostility, terrorist activity, acts of war or acts of public enemies, (v) the negotiation, announcement, execution, delivery, consummation or pendency of this Agreement or the transactions contemplated by this Agreement or any action by Seller or its Affiliates contemplated by or required by this Agreement or (vi) actions taken or not taken solely at the request of Purchaser.
     “Company Subsidiary” means each of the Persons set forth on Schedule 3.2(b).
     “Confidentiality Agreement” means the Confidentiality Agreement, dated March 22, 2007, between CPFL Energia S.A. and J.P. Morgan Securities Inc., on behalf of an Affiliate of Seller.
     “Consent” means any consent, approval, authorization, order, filing, registration or qualification of, by or with any Person.
     “CVM” means the Comissão de Valores Mobiliários, which is the functional equivalent in Brazil of the United States Securities and Exchange Commission.
     “Depositary Agent” means Banco Itaú S.A., the financial institution acting as the depositary of the Shares.
     “Environmental Law” means any Brazilian federal, state, or local Law relating to (a) the treatment, disposal, emission, discharge, Release or threatened Release of Hazardous Substances or (b) the preservation and protection of the environment (including natural resources, air and surface or subsurface land or waters).
     “Equity Interests” means shares of capital stock or other equity interests of any Person, as the case may be.
     “Financing Facility” means an obligation of the Company or any Company Subsidiary for borrowed money.
     “Governmental Entity” means any federal, state, municipal or local governmental or quasi-governmental or regulatory authority, agency, court, commission or other similar entity in the United States or any non-U.S. jurisdiction.
     “Governmental Order” means any order, decree, ruling, injunction, judgment or similar act of or by any Governmental Entity.
     “Hazardous Substance” means (a) any material, substance or waste (whether liquid, gaseous or solid) that (i) requires removal, remediation or reporting under any

35

Environmental Law, or is listed, classified or regulated as a “hazardous waste” or “hazardous substance” (or other similar term) pursuant to any applicable Environmental Law or (ii) is regulated under applicable Environmental Laws as being, toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous, (b) any petroleum product or by-product, petroleum-derived substances wastes or breakdown products, asbestos or polychlorinated biphenyls, and (c) any ash, scrubber residue, boiler slag, coal combustion byproducts or waste and flue desulfurization.
     “IGP-M” means Índice Geral de Preços ao Mercado, the general inflation index calculated by Fundação Getúlio Vargas and used to adjust electricity rates in Brazil.
     “Knowledge” when used with respect to: (i) the Company, means the actual knowledge of any fact, circumstance or condition of those officers of the Company set forth on Schedule 9.2(a) of the Company Disclosure Letter; (ii) Seller, means the actual knowledge of any fact, circumstance or condition of those officers and employees of Seller and its Affiliates set forth on Schedule 9.2(b) of the Seller Disclosure Letter; and (iii) Purchaser, means the actual knowledge of any fact, circumstance or condition of those officers of Purchaser and its Affiliates, as the case may be, set forth on Schedule 9.2(c) of the Purchaser Disclosure Letter.
     “Law” means any law, statute, ordinance, regulation or rule of or by any Governmental Entity or any arbitrator.
     “Liabilities” means any and all known liabilities or indebtedness of any nature (whether direct or indirect, absolute or contingent, liquidated or unliquidated, due or to become due, accrued or unaccrued, matured or unmatured, asserted or unasserted, determined or determinable and whenever or however arising).
     “Lien” means any lien, claim, security interest, encumbrance or other adverse claim.
     “Losses” means all losses and damages amounts, liabilities, costs, expenses, awards, judgments, whether or not resulting from Third Party Claim (including reasonable attorney’s and accountants fees and expenses) based, where applicable, upon a final and/or non-appealable decision or other final resolution by settlement or otherwise of a demand, claim, suit, action.
     “Operating Contract” means any written agreement or contract providing for (i) the purchase, sale, supply, transportation, disposal or distribution of electricity, fuel or any byproduct from electricity generation and (ii) the operation and maintenance of any assets of the Company.
     “Organizational Documents” means, with respect to any corporation, its articles or certificate of incorporation, memorandum or articles of association and by-laws or documents of similar substance; with respect to any limited liability company, its articles or certificate of organization, formation or association and its operating agreement or limited liability company agreement or documents of similar substance; with respect to

36

any limited partnership, its certificate of limited partnership and partnership agreement or documents of similar substance; with respect to a sociedade anônima de capital aberto, its estatuto social; and with respect to any other entity, documents of similar substance to any of the foregoing.
     “Permits” means all permits, licenses, franchises, registrations, variances, authorizations, Consents, orders, certificates and approvals obtained from or otherwise made available by any Governmental Entity or pursuant to any Law.
     “Permitted Liens” means (a) Liens for Taxes (i) not due and payable or (ii) which are being contested in good faith by appropriate proceeding and for which adequate reserves have been established, (b) Liens of warehousemen, mechanics and materialmen and other similar statutory Liens incurred in the ordinary course of business, (c) any Liens that do not materially detract from the value of any of the applicable property, rights or assets of the businesses or materially interfere with the use thereof as currently used, (d) zoning, entitlement, conservation, restriction or other land use or environmental regulation by any Governmental Entity, (e) any Lien arising under (i) the Organizational Documents of the Company and each Company Subsidiary or (ii) any shareholders or similar agreement to which of the Company or any Company Subsidiary is a party or by which it is bound and (f) any Lien in connection with or permitted by a Financing Facility.
     “Person” means any natural person, firm, partnership, association, corporation, company, joint venture, trust, business trust, Governmental Entity or other entity.
     “Purchaser Material Adverse Effect” means any material adverse effect on (a) the business, assets, financial condition or results of operations of Purchaser and its Subsidiaries taken as a whole or (b) the ability of Purchaser to timely consummate the transactions contemplated by this Agreement or perform its obligations hereunder.
     “Release” means the release, spill, emission, leaking, pumping, pouring, emptying, escaping, dumping, injection, deposit, disposal, discharge, dispersal, leaching or migrating of any Hazardous Substance into the environment.
     “Seller Material Adverse Effect” means, with respect to Seller, any material adverse effect on the ability of Seller to consummate the transactions contemplated by this Agreement or perform its obligations hereunder.
     “Shareholders Agreement” dated April 20, 2005 between Companhia CMS Distribuidora Ltda. and Eduardo Dias Roxo Nobre.
     “Subsidiary” means, with respect to any Person (for the purposes of this definition, the “parent”), any other Person (other than a natural person), whether incorporated or unincorporated, of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by the parent or by one or more of its Subsidiaries or by the parent and any one or more of its Subsidiaries.

37

     “Tax” or “Taxes” means federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, environmental, stamp, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value added, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any Governmental Entity.
     “Tax Returns” means all tax returns, declarations, statements, reports, schedules, forms and information returns and any amendments to any of the foregoing relating to Taxes.
          9.3 Interpretation. In this Agreement, unless otherwise specified, the following rules of interpretation apply:
          (a) references to Sections, Schedules, Seller Disclosure Letter, Company Disclosure Letter, Purchaser Disclosure Letter, Exhibits and Parties are references to sections or sub-sections, schedules in the Seller Disclosure Letter, the Company Disclosure Letter and Purchaser Disclosure Letter, as the case may be, the Seller Disclosure Letter, the Company Disclosure Letter, Purchaser Disclosure Letter, annexes and exhibits of, and parties to, as applicable, this Agreement;
          (b) the section and other headings contained in this Agreement are for reference purposes only and do not affect the meaning or interpretation of this Agreement;
          (c) words importing the singular include the plural and vice versa;
          (d) references to the word “including” do not imply any limitation;
          (e) the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;
          (f) all accounting terms not otherwise defined herein have the meanings assigned thereto under Brazilian GAAP;
          (g) references to “R$” refer to Brazilian reais; and
          (h) references to “US$” refer to U.S. dollars.
ARTICLE X
GENERAL PROVISIONS
          10.1 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given on if (a) delivered personally, (b) mailed by certified or registered mail with postage prepaid, (c) sent by next-day or overnight mail or delivery, or (d) sent by fax or telegram, as follows:

38

(a) if to Purchaser,
CPFL Energia S.A.
Rodovia Campinas Mogi-Mirim
13088-900 Campinas SP, Brazil
Fax: (55-19) 3756-8111
Attention: Sergio de Britto Pereira Figueira
with a copy to:
Tozzini Freire Teixeira e Silva Advogados
R. Borges Lagoa, 1328
04038-904 São Paulo SP, Brazil
Fax: (55-11) 5086-5111
Attention: José Luis de Salles Freire
Mauro Eduardo Guizeline
(b) if to Seller,
CMS Electric & Gas, L.L.C.
c/o CMS Energy Corporation
One Energy Plaza
Jackson, MI 49201
Fax: (517) 788-1671
Attention: General Counsel
with a copy to Seller’s counsel:
Demarest e Almeida Advogados
Av. Pedroso de Moraes, 1201
05419-001 São Paulo SP, Brazil
Fax: (55-11) 2245-1700
Attention: Rogerio Lessa
with a copy to Seller’s U.S. counsel:
Sidley Austin LLP
787 Seventh Avenue
New York, NY 10019
Fax: (212) 839-5599
Attention: Lori Anne Czepiel
Jack I. Kantrowitz
(c) if to the Company,
CMS Energy Brasil S.A.
Rua Vigato, 1620
13820-000 Jaguaríúna SP, Brazil,

39

Fax: (55-19) 3837-4564
Attention: General Counsel
(d) if to Energy,
CMS Energy Corporation
One Energy Plaza
Jackson, MI 49201
Fax: (517) 788-1671
Attention: General Counsel
or, in each case, at such other address as may be specified in writing to the other Parties and Energy.
     All such notices, requests, demands, waivers and other communications shall be deemed to have been received, if by personal delivery, certified or registered mail or next-day or overnight mail or delivery, on the day delivered or, if by fax or telegram, on the next Business Day following the day on which such fax or telegram was sent, provided that a copy is also sent by certified or registered mail. All notices under this Agreement for Purchaser or any member of the Purchaser Group shall be given to Seller and to Energy concurrently. For the purposes of this Section 10.1, notice to the Company shall not constitute notice to Seller and/or Energy, and vice versa.
          10.2 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties, Energy and their respective heirs, successors and permitted assigns.
          10.3 Assignment; Successors; Third-Party Beneficiaries.
          (a) This Agreement is not assignable by any Party or Energy without the prior written consent of all of the other Parties and Energy, as the case may be, and any attempt to assign this Agreement without such consent shall be void and of no effect; provided, however, that Purchaser may assign its rights and obligations hereunder to one or more of its Affiliates (upon prior written notice to Seller), provided that Purchaser remains irrevocably and unconditionally liable for all such rights and obligations; provided, however, that no such assignment shall be permitted if such assignment shall impair, delay or otherwise adversely affect the consummation of the Transaction and the other transactions contemplated hereby.
          (b) This Agreement shall inure to the benefit of, and be binding on and enforceable by and against, the successors and permitted assigns of the respective Parties and Energy, whether or not so expressed.
          (c) This Agreement is intended for the benefit of the Parties and Energy and does not grant any rights to any third parties.
          10.4 Amendment; Waivers; etc. No amendment, modification or discharge of this Agreement, and no waiver under this Agreement, shall be valid or binding unless set forth in writing and duly executed by the Parties and Energy, as the case may be, against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver

40

shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of any of the Parties or Energy, as the case may be, granting such waiver in any other respect or at any other time. The waiver by any of the Parties or Energy, as the case may be, of a breach of or a default under any of the provisions of this Agreement, or any failure or delay to exercise any right or privilege under this Agreement, shall not be construed as a waiver thereof or otherwise affect any of such provisions, rights or privileges under this Agreement. The Parties and Energy shall amend this Agreement to make a wholly owned direct subsidiary of Purchaser a party hereto, provided that Purchaser agrees to cause any such Affiliate to enter into an amendment to this Agreement in accordance herewith pursuant to which Purchaser and such Affiliate shall provide that each of the respective representations, warranties, covenants and agreements made in this Agreement by Purchaser shall constitute the joint and several representations, warranties, covenants and agreements of each of Purchaser and such Affiliate; provided, further, that no amendment shall be permitted if such amendment shall impair, delay or otherwise adversely affect the consummation of the Transaction and the other transactions contemplated hereby and, in any event, after the tenth Business Day following the date hereof.
          10.5 Entire Agreement.
          (a) This Agreement (including the Exhibits and the Seller Disclosure Letter, Company Disclosure Letter and Purchaser Disclosure Letter referred to in or delivered under this Agreement) and the Confidentiality Agreement contains the entire agreement between the parties relating to the subject matter of this Agreement to the exclusion of any terms implied by Law which may be excluded by contract and supersedes all prior agreements and understandings, both written and oral, among the Parties and Energy with respect to such subject matters. Each of Party and Energy acknowledges that it has not been induced to enter this Agreement by and, in agreeing to enter into this Agreement, it has not relied on, any representations and warranties except as expressly stated or referred to in this Agreement.
          (b) The liability of any Party or Energy shall be limited or excluded as set out in this Agreement if and to the extent such limitations or exclusions apply, except for fraud.
          10.6 Severability. Any term or provision of this Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, each of the Parties and Energy agree that the court making such determination, to the greatest extent legally permissible, shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

41

          10.7 Counterparts. This Agreement may be executed and delivered (including via facsimile) in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.
          10.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Brazil.
          10.9 Arbitration. Any dispute, action, claim or controversy of any kind related to, arising from or in connection with this Agreement or the relationship of the parties under this Agreement (the “Dispute”) whether based on contract, tort, common law, equity, statute, regulation, order or any other source of law, shall be finally settled before the International Chamber of Commerce (“ICC”) under the Rules of Arbitration (the “Rules”) of the ICC by three (3) arbitrators designated by the Parties (the “Panel”). Seller (or Energy, to the extent applicable for the limited purposes relating to Section 8.9), on the one hand, and Purchaser, on the other hand, shall each designate one arbitrator to serve on the Panel. The third arbitrator shall be designated by the two arbitrators designated by such parties. If either party fails to designate an arbitrator within thirty (30) days after the filing of the Dispute with the ICC, such arbitrator shall be appointed in the manner prescribed by the Rules. An arbitration proceeding hereunder shall be conducted in New York, New York, and shall be conducted in the English language. The decision or award of the Panel shall be in writing and shall be final and binding on each of the Parties and Energy. The Panel shall award the prevailing party all fees and expenses incurred in connection with the arbitration, including, without limitation, attorneys’ fees and costs, arbitration administrative fees charged by the ICC, Panel member fees and costs, and any other costs associated with the arbitration (the “Arbitration Expenses”); provided, however, that if the claims or defenses are granted in part and rejected in part, the Panel shall proportionately allocate between Seller (or Energy, to the extent applicable for the limited purposes relating to Section 8.9), on the one hand, and Purchaser, on the other hand, the Arbitration Expenses in accordance with the outcomes. The Panel may only award damages as provided for under the terms of this Agreement and in no event may punitive, consequential and/or special damages be awarded. In the event of any conflict between the Rules and any provision hereof, this Agreement shall govern.
          10.10 Limitation on Damages. Noe of the Parties nor Energy, shall, under any circumstance, have any liability to any of the other parties, for any special, indirect, consequential or punitive damages claimed by any such other party, under the terms of or due to any breach or non-performance of this Agreement, including lost profits, loss of revenue or income, cost of capital, or loss of business reputation or opportunity.
          10.11 Enforcement. Each of the Parties and Energy agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not to be performed in accordance with the terms hereof and that Seller shall be entitled to specific performance of the terms hereof in addition to any other remedies at law or in equity.
          10.12 No Right of Set-Off. Purchaser, for itself and its successors and permitted assigns, hereby unconditionally and irrevocably waives any rights of set-off, netting, offset, recoupment, or similar rights that such Purchaser or any of its successors and permitted assigns has or may have with respect to the payment of the Purchase Price or any other payments to be made by Purchaser pursuant to this Agreement or any other document or instrument delivered by Purchaser in connection herewith.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

42

     IN WITNESS WHEREOF, the Parties and Energy have duly executed this Agreement as of the date first above written.

CMS ELECTRIC & GAS, L.L.C.
By:	/s/ Joseph P. Tomasik
	Name:	Joseph P. Tomasik
	Title:	Vice President

ACKNOWLEDGMENT

State of New York	)
)
County of New York	)
     On this 12th day of April, 2007, before me, Adriel I. Cepeda Derieux, a duly appointed Notary Public in and for the County of New York, State of New York, United States of America, appeared Joseph P. Tomasik, to me known and known to me to be the Vice President of CMS Electric & Gas, L.L.C., and the person who executed the foregoing instrument personally acknowledged to me that in this capacity and with authority to issue this document he executed the same.

/s/ Adriel I. Cepeda Derieux
Adriel I. Cepeda Derieux
Notary Public, New York County New York, U.S.A. My Commission expires August 29, 2009

Brasil

CMS ENERGY BRASIL S.A.
By:	/s/ Joseph P. Tomasik
	Name:	Joseph P. Tomasik
	Title:	Chairman

By:	/s/ Rajesh Swaminathan
	Name:	Rajesh Swaminathan

ACKNOWLEDGMENT

State of New York	)
)
County of New York	)
     On this 12th day of April, 2007, before me, Adriel I. Cepeda Derieux, a duly appointed Notary Public in and for the County of New York, State of New York, United States of America, appeared Joseph P. Tomasik, to me known and known to me to be the Chairman of CMS Energy Brasil S.A., and the person who executed the foregoing instrument personally acknowledged to me that in this capacity and with authority to issue this document he executed the same.

/s/ Adriel I. Cepeda Derieux
Adriel I. Cepeda Derieux
Notary Public, New York County New York, U.S.A. My Commission expires August 29, 2009

Brasil

CPFL ENERGIA S.A.
By:	/s/ Reni Antonio da Silva
	Name:	Reni Antonio da Silva
	Title:	Strategy and Regulation V.P.

By:	/s/ Jose Antonio de Almeida Filippo
	Name:	José Antonio de Almeida Filippo
	Title:	CFO

ACKNOWLEDGMENT

State of New York	)
)
County of New York	)
     On this 12th day of April, 2007, before me, Adriel I. Cepeda Derieux, a duly appointed Notary Public in and for the County of New York, State of New York, United States of America, appeared Reni Antonio da Silva and José Antonio de Almeida Filippo, to me known and known to me to be the Strategy and Regulation V.P. and CFO, respectively, of CPFL Energia S.A., and each of the persons who executed the foregoing instrument personally acknowledged to me that in this capacity and with authority to issue this document he executed the same.

/s/ Adriel I. Cepeda Derieux
Adriel I. Cepeda Derieux
Notary Public, New York County New York, U.S.A. My Commission expires August 29, 2009

Brasil

Acknowledged solely for the limited purposes
of Section 8.9 as of the 12th day of April, 2007:

CMS ENERGY CORPORATION
By:	/s/ David W. Joos
	Name:	David W. Joos
	Title:	President and Chief Executive Officer

ACKNOWLEDGMENT
     On this 12th day of April, 2007, before me, Joyce H. Norkey, a duly appointed Notary Public in and for the County of Jackson, State of Michigan, United States of America, appears David W. Joos, to me known and known to me to be the President and Chief Executive Officer of CMS Energy Corporation, and the person who executed the foregoing instrument personally acknowledged to me that in this capacity and with authority to issue this document he executed the same.

/s/ Joyce H. Norkey
Joyce H. Norkey
Notary Public, Jackson County Michigan, U.S.A. My Commission expires September 7, 2012

Brasil

Witnessed by:
/s/ Tobias Bremer	/s/ Fabio H. Bicado

Name: Tobias Bremer	Name: Fabio H. Bicado
Title: Vice-President	Title: Director
Date: 4/12/07	Date: 4/12/07
Brasil

EXHIBIT A to SHARE PURCHASE AGREEMENT
SELLER DISCLOSURE LETTER
to
SHARE PURCHASE AGREEMENT
by and among
CMS ELECTRIC & GAS, L.L.C.,
CMS ENERGY BRASIL S.A.,
and
CPFL ENERGIA S.A.
together with
CMS ENERGY CORPORATION
(solely for the limited purposes of Section 8.9)
Dated as of April 12, 2007

2

SELLER DISCLOSURE LETTER
to
SHARE PURCHASE AGREEMENT
by and among
CMS ELECTRIC & GAS, L.L.C.,
CMS ENERGY BRASIL, S.A.,
and
CPFL ENERGIA S.A.
Dated as of April 12, 2007
     This Seller Disclosure Letter is being furnished by CMS Electric & Gas, L.L.C. (“Seller”) to CPFL Energia S.A. (“Purchaser”) in connection with the Share Purchase Agreement dated as of April 12, 2007 (the “Agreement”) by and among Seller, CMS Energy Brasil S.A. and CPFL Energia S.A. Unless the context otherwise requires, all capitalized terms used in this Seller Disclosure Letter shall have the respective meanings assigned to them in the Agreement.
     The contents of this Seller Disclosure Letter are qualified in their entirety by reference to the specific provisions of the Agreement, and are not intended to constitute, and shall not be construed as constituting, representations or warranties of Seller, except as and to the extent provided in the Agreement.
     Nothing in this Seller Disclosure Letter shall constitute an admission that any information disclosed, set forth or incorporated by reference in this Seller Disclosure Letter, either individually or in the aggregate, is material, or would result in a Seller Material Adverse Effect. No disclosure made in this Seller Disclosure Letter (i) shall be deemed to modify in any respect the standard of materiality or any other standard for disclosure set forth in the Agreement or (ii) relating to any possible breach or violation of any agreement, contract, Law or Governmental Order shall be construed as an admission or indication that any such breach or violation exists or has actually occurred.

3

     Notwithstanding anything to the contrary contained in this Seller Disclosure Letter or in the Agreement, the information and disclosures contained in each schedule hereto shall be deemed to be disclosed and incorporated by reference in each of the other schedules hereto as though fully set forth in such other schedules.
     Headings have been inserted herein for convenience of reference only and shall to no extent have the effect of amending or changing the express description of this Seller Disclosure Letter as contemplated by the Agreement or the express description of the Sections of the Agreement.

4

Schedule 2.2.
Shares
CMS Energy Brasil S.A.

	Ordinary Shares		Preferred Shares		Total Shares
Shareholders	Quantity	% Participation	Quantity	% Participation	Quantity	% Participation
CMS Electric and Gas LLC	94.810.080	100,0000	94.810.075	100,0000	189.620.155	100,0000
Sergio Omar Vulijscher	0	0,0000	1	0,0000	1	0,0000
Joseph Paul Tomasik	0	0,0000	1	0,0000	1	0,0000
Rajesh Swaminathan	0	0,0000	1	0,0000	1	0,0000
Rogério Cruz Themudo Lessa	0	0,0000	1	0,0000	1	0,0000
Patrick Charles Morin Junior	0	0,0000	1	0,0000	1	0,0000

Total	94.810.080	100,00	94.810.080	100,00	189.620.160	100,00

5

Schedule 2.3(c)
Seller Required Statutory Approvals
1. ANEEL — According to Article 27 of Federal Law No. 8,987, of February 13, 1995 (the Brazilian concessions law), any change of control of concessionaries (including distribution and generation companies) or companies authorized to render public services (commercialization companies) in Brazil must be submitted for prior approval with the Brazilian National Electricity Agency (Agência Nacional de Energia Elétrica) — ANEEL. The respective application filed with ANEEL must be submitted along with all documentation necessary to evidence the legal existence, as well as the financial, operational and technical capacity of such applicant to assume all obligations under a concession contract.
2. CADE — According to Article 54 of Federal Law No. 8,884, of June 11, 1994, any acts or transactions capable of hindering or affecting competition in any manner as well as all acts resulting in the concentration of a relevant market share in Brazil shall be presented to CADE - Administrative Council for Economic Defense (Conselho Administrativo de Defesa Econômica) for its analysis and approval. All acts of concentration, whether or not against the economic order shall be submitted to CADE for examination. Brazilian law requires that any type of agreement or arrangement be submitted to the anti-trust agencies, if: (a) the consummation contemplated in any such agreement or arrangement of transactions result in the control of a market share in excess of twenty percent (20%) of a given market; or (b) any of the entities involved in the transaction or the respective “group of companies” to which they belong (including the resulting entity or combined transaction) has gross revenues during the preceding fiscal year equal to or in excess of R$400,000,000. The CADE clearance process typically takes 6 to 9 months. The filing must be done, in this transaction, within 15 Business Days after the date of the execution of the Agreement.

6

Schedule 9.2(b)
Seller Knowledge Group
Joseph Paul Tomasik
Rajesh Swaminathan

EXHIBIT B to SHARE PURCHASE AGREEMENT
COMPANY DISCLOSURE LETTER
to
SHARE PURCHASE AGREEMENT
by and among
CMS ELECTRIC & GAS, L.L.C.,
CMS ENERGY BRASIL S.A.,
and
CPFL ENERGIA S.A.
together with
CMS ENERGY CORPORATION
(solely for the limited purposes of Section 8.9)
Dated as of April 12, 2007

COMPANY DISCLOSURE LETTER
to
SHARE PURCHASE AGREEMENT
by and among
CMS ELECTRIC & GAS, L..L.C.,
CMS ENERGY BRASIL S.A.,
and
CPFL ENERGIA S.A.
Dated as of April 12, 2007
     This Company Disclosure Letter is being furnished by CMS Energy Brasil S.A. (the “Company”) to CPFL Energia S.A. (“Purchaser”) in connection with the Share Purchase Agreement dated as of April 12, 2007 (the “Agreement”) by and among CMS Electric & Gas, L.L.C., the Company and the Purchaser. Unless the context otherwise requires, all capitalized terms used in this Company Disclosure Letter shall have the respective meanings assigned to them in the Agreement or in the chart set forth below.
     The contents of this Company Disclosure Letter are qualified in their entirety by reference to the specific provisions of the Agreement, and are not intended to constitute, and shall not be construed as constituting, representations or warranties of the Company, except as and to the extent provided in the Agreement.
     Nothing in this Company Disclosure Letter shall constitute an admission that any information disclosed, set forth or incorporated by reference in this Company Disclosure Letter, either individually or in the aggregate, is material, or would result in a Company Material Adverse Effect. No disclosure made in this Company Disclosure Letter (i) shall be deemed to modify in any respect the standard of materiality or any other standard for disclosure set forth in the Agreement or (ii) relating to any possible breach or violation of any agreement, contract, Law or Governmental Order shall be construed as an admission or indication that any such breach or violation exists or has actually occurred.
     Notwithstanding anything to the contrary contained in this Seller Disclosure Letter or in the Agreement, the information and disclosures contained in each schedule hereto shall be deemed to be disclosed and incorporated by reference in each of the other schedules hereto as though fully set forth in such other schedules.
     Headings have been inserted herein for convenience of reference only and shall to no extent have the effect of amending or changing the express description of this Company Disclosure Letter as contemplated by the Agreement or the express description of the Sections of the Agreement.

Definitions

CAIUÁ	Caiuá Serviços de Eletricidade S.A.
CEB	Companhia Energética de Brasília
CEB LAJEADO	CEB Lajeado S.A.
CELPA	Centrais Elétricas do Pará S.A.
CELTINS	Companhia de Energia Elétrica do Estado de Tocantins
CEMAT	Centrais Elétricas Matogrosseneses S.A.
CJE	Companhia Jaguari de Energia
CJGE	Companhia Jaguari de Geração de Energia
CLFM	Companhia Luz e Força de Mococa
CMSD	CMS Energy Brasil S.A.
CPEE	Companhia Paulista de Energia Elétrica
CPEEQ	CMS Energy Equipamentos, Serviços, Indústria e Comércio S.A.
CSPE	Companhia Sul Paulista de Energia
EDP	EDP Brasil Serviços Corporativos Ltda.
EDP LAJEADO	EDP Lajeado Energia S.A.
INVESTCO	Investco S.A.
PAULISTA LAJEADO	Paulista Lajeado Energia S.A.
REDE LAJEADO	Rede Lajeado de Energia S.A.
SUL PAULISTA	Companhia Sul Paulista de Energia

Schedule 3.1(c)(i)
Company Required Consents
i. SHAREHOLDERS AGREEMENTS
None of the following Shareholders Agreements require any consent. However, pursuant to the terms and conditions of the following Shareholders Agreements, the Company or the Company Subsidiary party to such Shareholders Agreement, as the case may be, may be required to take certain action in connection with the transactions contemplated by the Share Purchase Agreement
1. Shareholders Agreement (Acordo de Acionistas), dated April 20, 2005. Parties: Company (under its former name, Companhia CMS Distribuidora Ltda.); Eduardo Dias Roxo Nobre (“EDRN”). Intervening Parties: CPEE, CSPE, CJE, Mococa, CJGE, CPEEQ.
2. Shareholders Agreement (Acordo de Acionistas), dated February 15, 2006. Parties: CJGE, Centrais Elétricas Brasileiras S.A. — Eletrobras. Intervening Parties: Paulista Lajeado.
3. Shareholders Agreement (Acordo de Acionistas), dated November 17, 1997. Parties: Shareholders representing Investco’s voting capital. Intervening Party: Investco
ii. BNDES FINANCING AGREEMENTS
1. BNDES Financing Agreement (Contrato de Financiamento n. 00.2.457.3.1), dated September 21, 2000. Parties: Lender — BNDES; Borrower — Investco S.A. Intervening Parties: Caiuá Serviços de Eletricidade (“Caiuá”), Companhia de Energia do Estado de Tocantins (“CELTINS”), Centrais Elétricas do Pará S.A. (“CELPA”), Centrais Elétricas Matogrossenses S/A (“CEMAT”), Rede Lajeado Energia S.A. (“Rede Lajeado”), Companhia Sul Paulista de Energia (“CSPE”), Paulista Lajeado, EDP Brasil Serviços Corporativos Ltda. (EDP Brasil Ltda.), EDP Lajeado Energia S.A. (EDP Lajeado), Companhia Energética de Brasília (“CEB”), and CEB Lajeado S.A. (“CEB Lajeado”).
2. BNDES Financing Agreement (Contrato de Financiamento Mediante Abertura de Crédito) dated February 14, 2002. Parties: Lender — BNDES; Borrower: CSPE. Intervening Parties: ANEEL, Banco Bradesco.
     2.1. First Amendment to the BNDES Financing Agreement (Aditivo N. 1 ao Contrato de Financiamento Mediante Abertura de Crédito n. 02.2.076.3.1), dated October 31, 2002. Parties: Lender — BNDES; Borrower — CSPE. Intervening Parties: ANEEL and Banco Bradesco.
     2.2. Second Amendment to the BNDES Financing Agreement (Aditivo N. 2 ao Contrato de Financiamento Mediante Abertura de Crédito n. 02.2.076.3.1) dated November 13, 2002. Parties: Lender — BNDES; Borrower — CSPE. Intervening Parties: ANEEL and Banco Bradesco.

     2.3 Third Amendment to the BNDES Financing Agreement (Aditivo N. 3 ao Contrato de Financiamento Mediante Abertura de Crédito n. 02.2.076.3.1) dated May 7, 2003. Parties: Lender — BNDES; Borrower — CSPE. Intervening Parties: ANEEL; Banco Bradesco.
3. Financial Agents Financing Agreement (Contrato de Abertura de Crédito Mediante Repasse de Empréstimo Contratado com o BNDES FINEM n. 041/2000-IC) dated September 21, 2000. Parties: Lender: BNDES; Financial Agents: Banco Itaú S.A., Banco Bradesco S.A., Banco BBA Creditanstalt S.A., Banco ABC Brasil S.A.; Borrower: Investco. Intervening Parties: Caiuá, CELTINS, CELPA, CEMAT, Rede Lajeado, CSPE, EDP Brasil, EDP Lajeado, CEB and CEB Lajeado.
4. Fiduciary Agency Agreement (“Contrato de Agenciamento Fiduciário”), dated July 30, 2001. Parties: Rede Lajeado, EDP Lajeado, CEB Lajeado, Paulista Lajeado, Investco, BNDES and other banks.
5. Share Pledge Agreement, dated September 29, 2000. Parties: Shareholders of Rede Lajeado, Shareholders of EDP Lajeado, Shareholders of Paulista Lajeado, Rede Lajeado, EDP Lajeado, Paulista Lajeado, Investco, Centrais Elétricas do Pará S/A — CELPA, BNDES and other banks.
5.1. Amendment to the Share Pledge Agreement, dated February 1, 2001. Parties: Shareholders of Rede Lajeado, Shareholders of EDP Lajeado, Shareholders of Paulista Lajeado, Rede Lajeado, EDP Lajeado, Paulista Lajeado, Investco, Centrais Elétricas do Pará S/A — CELPA, BNDES and other banks.
6. Concession Rights Pledge Agreement (Contrato de Penhor de Direitos Emergentes da Concessão) dated July 30, 2001. Parties: Rede Lajeado Energia S.A., Paulista Lajeado de Energia, EDP Lajeado Energia S.A., CEB Lajeado S.A., Investco, BNDES, Banco Itaú S.A., Banco Bradesco S.A., Banco BBA Creditanstalt S.A., Banco ABC Brasil S.A
7. Investment Agreement and Counter-Guarantees (Contrato de Investimento, Contra-Garantias e Outras Avenças), dated September 12, 2000. Parties: CELPA, CELTINS, Caiuá, CEMAT (jointly as shareholders of Rede Lajeado), EDP Brasil (as shareholder of EDP Lajeado), CEB (as shareholder of CEB Lajeado), CSPE (as shareholder of Paulista Lajeado), Rede Lajeado, EDP Lajeado, Paulista Lajeado and CEB Lajeado. Intervening Parties: Investco and EDP Portugal.
8. Leasing Agreement (Contrato de Arrendamento), dated July, 2001. Parties: Investco S.A. and Paulista Lajeado Energia S.A.

Schedule 3.1(c)(ii)
Non contravention
On March 19, 2007, Paulista Lajeado, an indirect subsidiary of CMSD, which is a subsidiary of CMS Electric and Gas LLC, received a letter from EDP Lajeado, claiming that, in connection with consideration by CMS Electric and Gas LLC of a potential sale of all of the stock of CMSD, EDP Lajeado held purported rights of first refusal to purchase shares held by Paulista Lajeado in Investco under a Shareholders Agreement dated November 17, 1997, between Rede Lajeado, Paulista Lajeado, EDP Lajeado and CEB Lajeado and providing notice that EDP Lajeado would avail itself of all legal remedies available to it under the Shareholders Agreement. CMS Electric and Gas LLC sent a response to this letter on March 26, 2007, disputing EDP Lajeado’s claims. Were EDP Lajeado to commence litigation to assert its purported right of first refusal, and were it prevail in any such action, EDP Lajeado and possibly other shareholders of Investco may be held to have a right to purchase the shares of Investco held by Paulista Lajeado.
On April 11, 2007, CMSD received a letter from Rede Lajeado making similar claims. The ultimate sentence in the immediately previous paragraph is applicable to this letter as well.

Schedule 3.1(d)
Company Required Statutory Approvals
1. ANEEL — According to Article 27 of Federal Law No. 8,987, of February 13, 1995 (the Brazilian concessions law), any change of control of concessionaries (including distribution and generation companies) or companies authorized to render public services (commercialization companies) in Brazil must be submitted for prior approval with the Brazilian National Electricity Agency (Agência Nacional de Energia Elétrica) — ANEEL. The respective application filed with ANEEL must be submitted along with all documentation necessary to evidence the legal existence, as well as the financial, operational and technical capacity of such applicant to assume all obligations under a concession contract.
2. CADE — According to Article 54 of Federal Law No. 8,884, of June 11, 1994, any acts or transactions capable of hindering or affecting competition in any manner as well as all acts resulting in the concentration of a relevant market share in Brazil shall be presented to CADE — Administrative Council for Economic Defense (Conselho Administrativo de Defesa Econômica) for its analysis and approval. All acts of concentration, whether or not against the economic order shall be submitted to CADE for examination. Brazilian law requires that any type of agreement or arrangement be submitted to the anti-trust agencies, if: (a) the consummation contemplated in any such agreement or arrangement of transactions result in the control of a market share in excess of twenty percent (20%) of a given market; or (b) any of the entities involved in the transaction or the respective “group of companies” to which they belong (including the resulting entity or combined transaction) has gross revenues during the preceding fiscal year equal to or in excess of R$400,000,000. The CADE clearance process typically takes 6 to 9 months. The filing must be done, in this transaction, within 15 Business Days after the date of the execution of the Agreement.

Schedule 3.2(b)
Company Subsidiaries
1. CMS COMERCIALIZADORA DE ENERGIA LTDA.
JURISDICTION OF FORMATION: São Paulo, State of São Paulo
ISSUED AND OUTSTANDING EQUITY INTERESTS: R$ 630,292.00 divided into 630.292 quotas.
EQUITY INTERESTS OWNERSHIP:
CMS Comercializadora de Energia Ltda.

Shareholders	Total Shares	% Participation
CMS Energy Brasil S.A.	630,291	99.99
Sergio Omar Vulijscher	1	0.01

Total Shares Issued	630,292	100.00

2. COMPANHIA PAULISTA DE ENERGIA ELÉTRICA
JURISDICTION OF FORMATION: São Paulo, State of São Paulo
ISSUED AND OUTSTANDING EQUITY INTERESTS: R$ 42,216,600.16 divided into 522,992,466 common shares and 372,740,238 preferred shares (895,732,704 total shares).
EQUITY INTERESTS OWNERSHIP:
Companhia Paulista de Energia Elétrica

Shareholders	Total Shares	% Participation
CMS Energy Brasil S.A.	828,702,554	92.55
Minority Shareholders (*)	5,759,124	0.64
Total shares — Custody by CMS Energy Brasil	834,461,678	93.20
Board of Directors	4,000	0.00
Other	60,907,633	6.80

Total Shares Outstanding	895,373,311	100.00

Treasury Stock	359,393

Total Shares Issued	895,732,704

(*)	These represent shares of certain minority shareholders that are held in trust by CMS Energy Brasil.

3. COMPANHIA SUL PAULISTA DE ENERGIA
JURISDICTION OF FORMATION: São Paulo, State of São Paulo
ISSUED AND OUTSTANDING EQUITY INTERESTS: R$ 30,000,000.00 divided into 368,314,768 common shares and 95,167,552 preferred shares (463,482,320 total shares).
EQUITY INTERESTS OWNERSHIP:
Companhia Sul Paulista de Energia

Shareholders	Total Shares	% Participation
CMS Energy Brasil S.A.	386,211,494	86.73
Minority Shareholders (*)	4,785,806	1.07
Total shares — Custody by CMS Energy Brasil	390,997,300	87.80
Board of Directors	7,408	0.00
Other	54,312,162	12.20

Total Shares Outstanding	445,316,870	100.00

Treasury Stock	18,165,450

Total Shares Issued	463,482,320

(*)	These represent shares of certain minority shareholders that are held in trust by CMS Energy Brasil.
4. COMPANHIA JAGUARI DE ENERGIA
JURISDICTION OF FORMATION: São Paulo, State of São Paulo
ISSUED AND OUTSTANDING EQUITY INTERESTS: R$ 15,716,110.10 divided into 200,378,838 common shares and 11,746,789 preferred shares (212,125,627 total shares).
EQUITY INTERESTS OWNERSHIP:
Companhia Jaguari de Energia

Shareholders	Total Shares	% Participation
CMS Energy Brasil S.A.	184,875,346	87.27
Minority Shareholders (*)	6,093,427	2.88
Total shares — Custody by CMS Energy Brasil	190,968,773	90.15
Other	20,875,514	9.85

Total Shares Outstanding	211,844,287	100.00

Treasury Stock	281,340

Total Shares Issued	212,125,627

(*)	These represent shares of certain minority shareholders that are held in trust by CMS Energy Brasil.

5. COMPANHIA LUZ E FORÇA DE MOCOCA
JURISDICTION OF FORMATION: São Paulo, State of São Paulo
ISSUED AND OUTSTANDING EQUITY INTERESTS: R$8,000,000.00 divided into 106,678,227 common shares and 15,083,040 preferred shares (121,761,267 total shares).
EQUITY INTERESTS OWNERSHIP:
Companhia Luz e Força de Mococa

Shareholders	Total Shares	% Participation
CMS Energy Brasil S.A.	101,461,477	86.73
Minority Shareholders (*)	3,540,257	3.03
Total shares — Custody by CMS Energy Brasil	105,001,734	89.75
Other	11,987,325	10.25

Total Shares Outstanding	116,989,059	100.00

Treasury Stock	4,772,208

Total Shares Issued	121,761,267

(*)	These represent shares of certain minority shareholders that are held in trust by CMS Energy Brasil.
6. CMS ENERGY EQUIPAMENTOS, SERVIÇOS, INDÚSTRIA E COMÉRCIO S.A.
JURISDICTION OF FORMATION: São Paulo, State of São Paulo
ISSUED AND OUTSTANDING EQUITY INTERESTS: R$3,900,007.51 divided into 1,482,334,328 common shares.
EQUITY INTERESTS OWNERSHIP:
CMS Energy, Equipamentos, Serviços, Indústria e Comércio S.A.

Shareholders	Total Shares	% Participation
CMS Energy Brasil S.A.	1,267,296,930	87.82
Minority Shareholders (*)	28,842,368	2.00
Total shares — Custody by CMS Energy Brasil	1,296,139,298	89.81
Other	147,001,626	10.19

Total Shares Outstanding	1,443,140,924	100.00

Treasury Stock	39,193,404

Total Shares Issued (**)	1,482,334,328

(* )	These represent shares of certain minorities that are held in trust by CMS Energy Brasil.

7. COMPANHIA JAGUARI GERAÇÃO DE ENERGIA
JURISDICTION OF FORMATION: São Paulo, State of São Paulo
ISSUED AND OUTSTANDING EQUITY INTERESTS: R$40,107,835.20 divided into 40,107,835 common shares.
EQUITY INTERESTS OWNERSHIP:
Companhia Jaguari Geração de Energia

Shareholders	Total Shares	% Participation
CMS Energy Brasil S.A.	34,956,670	87.24
Minority Shareholders (*)	1,164,928	2.91
Total shares — Custody by CMS Energy Brasil	36,121,598	90.15
Other	3,948,616	9.85

Total Shares Outstanding	40,070,214	100.00

Treasury Stock	37,621

Total Shares Issued (**)	40,107,835

(*)	These represent shares of certain minority shareholders that are held in trust by CMS Energy Brasil.

(**)	This total considers the increase of capital approved by the Ordinary and Extraordinary General Shareholders Assembly of 03/22/2007.
8. PAULISTA LAJEADO ENERGIA S.A.
JURISDICTION OF FORMATION: São Paulo, State of São Paulo
ISSUED AND OUTSTANDING EQUITY INTERESTS: R$56,232,189.25 divided into 31,499,174 common shares and 21.060.769 preferred shares (52,559,943 total shares).
EQUITY INTERESTS OWNERSHIP:
Paulista Lajeado Energia S.A.

Shareholders	Total Shares	% Participation
Centrais Elétricas Brasileiras S.A. — Eletrobrás	21,060,767	40.07
Companhia Jaguari de Geração de Energia	31,499,170	59.93
Board of Directors	6	0.00

Total Shares Issued	52,559,943	100.00

Note: Centrais Elétricas Brasileiras S/A — Eletrobrás also holds 10,000 beneficiary parts.
See Schedule 3.1(c)(ii)

Schedule 3.2(c)
Agreements regarding Shares and Equity Interests
1. Shareholders Agreement (Acordo de Acionistas), dated April 20, 2005. Parties: Company (under its former name, Companhia CMS Distribuidora Ltda.); Eduardo Dias Roxo Nobre (“EDRN”). Intervening Parties: CPEE, CSPE, CJE, Mococa, CJGE, CMS Equipamentos.
2. Shareholders Agreement (Acordo de Acionistas), dated February 15, 2006. Parties: Companhia Jaguari de Geração de Energia, Centrais Elétricas Brasileiras S.A. — Eletrobras. Intervening Parties: Paulista Lajeado Energia S.A.
3. Shareholders Agreement (Acordo de Acionistas), dated November 17, 1997. Parties: Shareholders representing Investco’s voting capital. Intervening Parties: Investco S.A.
4. Commitment Instrument (Termo de Compromisso), dated May 30, 2000, executed with Rede Lajeado , CEB Lajeado., Paulista Lajeado and EDP Lajeado.
5. Investment Agreement and Counter-Guarantees (Contrato de Investimento, Contra-Garantias e Outras Avenças), dated September 12, 2000. Parties: CELPA, CELTINS, Caiuá, CEMAT (jointly as shareholders of Rede Lajeado), EDP Brasil (as shareholder of EDP Lajeado), CEB (as shareholder of CEB Lajeado), CSPE (as shareholder of Paulista Lajeado), Rede Lajeado, EDP Lajeado, Paulista Lajeado and CEB Lajeado. Intervening Parties: Investco and EDP Portugal.
6. Share Pledge Agreement, dated September 29, 2000. Parties: Shareholders of Rede Lajeado, Shareholders of EDP Lajeado, Shareholders of Paulista Lajeado, Rede Lajeado, EDP Lajeado, Paulista Lajeado, Investco, Centrais Elétricas do Pará S/A — CELPA, BNDES and other banks.
     6.1. Amendment to the Share Pledge Agreement, dated February 1, 2001. Parties: Shareholders of Rede Lajeado, Shareholders of EDP Lajeado, Shareholders of Paulista Lajeado, Rede Lajeado, EDP Lajeado, Paulista Lajeado, Investco, Centrais Elétricas do Pará S/A — CELPA, BNDES and other banks.
See Schedule 3.1(c)(ii)

Schedule 3.3(a)
Financial Statements
Certain line items set forth in the Company Statements of Changes in Financial Position and Cash Flow included in the Company Financial Statements referred to in Section 3.3(a) are inexact and have been revised by the Company as set forth in the revised statements included in this Schedule 3.3(a). Such changes did not affect the amounts set forth in the lines entitled “Changes in Cash and Cash Equivalents” or the beginning balances and ending balances for years ended December 31, 2006, 2005 and 2004.

CMS ENERGY BRASIL S.A.
STATEMENTS OF CHANGES IN FINANCIAL POSITION
Years ended December 31, 2006, 2005 and 2004
(In thousands of reais, unless otherwise stated)
(A free translation of the original issued in Portuguese)

	Company			Consolidated
		Restated			Restated
	2006	2005	2004	2006	2005	2004
SOURCES OF FUNDS
From operations
Net income for the year	35,066	30,160	22,200	35,066	30,160	22,200
Items not affecting net working capital:
Equity in income of subsidiaries	(30,803)	(26,385)	(23,792)	—	—	—
Depreciation	—	—	—	9,972	9,333	8,335
Net noncurrent monetary variation	—	—	—	552	(3,177)	(13,437)
Amortization of goodwill	5,816	5,634	5,474	6,538	6,356	6,196
Investments disposed of	—	—	2,478	—	—	337
Property, plant and equipment disposed of	—	—	—	1,125	867	924
Participation of minority interest	—	—	—	5,506	6,033	5,593
Deferred income and social contribution taxes	—	—	—	858	(15)	(5,498)
Provision for contingencies	—	—	—	(3,963)	(5,047)	(3,429)

Sources from operations	10,079	9,409	6,360	55,654	44,510	21,221

From related companies
Dividends and interest on own capital received or receivable	25,472	13,051	7,790	—	—	—

Sources from related companies	25,472	13,051	7,790	—	—	—

From third parties
Consumer contributions — concession related liabilities	—	—	—	635	1,009	272
Transfer from noncurrent to current assets	—	—	—	13,572	23,733	15,939
Increase in noncurrent liabilities	—	—	—	3,110	872	1,050
Goodwill on merger of CMS-Participações	—	—	—	—	—	33,519
Increase in minority interest	—	—	—	—	78,423	—
Liabilities to minority interest	—	15,711	—	—	—	—

Sources from third parties	—	15,711	—	17,317	104,037	50,780

Total sources	35,551	38,171	14,150	72,971	148,547	72,001

CMS ENERGY BRASIL S.A.
STATEMENTS OF CHANGES IN FINANCIAL POSITION—Continued
Years ended December 31, 2006, 2005 and 2004
(In thousands of reais, unless otherwise stated)
(A free translation of the original issued in Portuguese)

	Company			Consolidated
		Restated			Restated
	2006	2005	2004	2006	2005	2004

APPLICATIONS OF FUNDS
Increase in noncurrent assets	1,286	—	—	5,244	6,395	36,304
Property, plant and equipment	—	—	—	20,094	16,445	15,909
Investments	6	1,910	22,927	1,411	76,301	3,002
Decrease in minority interest	—	—	—	5,513	—	13,120
Transfer from noncurrent to current liabilities	—	—	4	9,325	6,453	6,290
Dividends proposed and/or paid	38,975	8,923	4,286	38,975	8,923	4,286
Interest on own capital	13,972	11,760	6,473	13,972	11,760	6,474

Total applications	54,239	22,593	33,690	94,534	126,277	85,385

Increase (decrease) in net working capital	(18,688)	15,578	(19,540)	(21,563)	22,270	(13,384)

Changes in net working capital
Current assets:
At the end of the year	8,944	26,402	13,212	109,773	127,848	107,525
At the beginning of the year	26,402	13,212	12,215	127,848	107,525	76,418

	(17,458)	13,190	997	(18,075)	20,323	31,107

Current liabilities:
At the end of the year	31,452	30,222	32,610	103,170	99,682	101,629
At the beginning of the year	30,222	32,610	12,073	99,682	101,629	57,138

	1,230	(2,388)	20,537	3,488	(1,947)	44,491

Increase (decrease) in net working capital	18,688	15,578	(19,540)	(21,563)	22,270	(13,384)

See accompanying notes to financial statements.

CMS ENERGY BRASIL S.A.
STATEMENTS OF CASH FLOW
Years ended December 31, 2006, 2005 and 2004
(In thousands of reais, unless otherwise stated)
(A free translation of the original issued in Portuguese)

	Company			Consolidated
		Restated			Restated
	2006	2005	2004	2006	2005	2004

OPERATING ACTIVITIES
Net income for the year	35,066	30,160	22,200	35,066	30,160	22,200
Adjustments to reconcile net income to cash from operating activities:
Allowance for doubtful accounts	—	—	—	(77)	2,114	1,656
Depreciation	—	—	—	9,972	9,333	8,335
Net noncurrent monetary variation	—	—	—	552	(3,177)	(13,097)
Equity in income of subsidiaries	(30,803)	(26,385)	(23,792)	—	—	—
Amortization of goodwill	5,816	5,634	5,474	6,538	6,356	6,196
Provision for contingencies	—	—	—	(3,963)	(5,047)	(3,430)
Investment disposed of	—	—	2,478	—	—	—
Deferred income and social contribution taxes	—	—	—	858	(15)	(5,313)
Property, plant and equipment disposed of	—	—	—	1,125	867	924

	(24,987)	(20,751)	(15,840)	15,005	10,431	(4,729)

CHANGES IN ASSETS
Consumers and concessionaires	—	—	—	5,363	3,651	(1,733)
Recoverable taxes and contributions	1,851	320	(1,470)	4,698	(1,622)	(9,011)
Inventories	—	—	—	(230)	1,317	(934)
Prepaid expenses	(16)	—	—	3,603	(2,468)	(5,889)
Related party	16,494	(19,243)	—	17,047	(19,243)	—
Judicial deposits	—	—	—	(997)	7,586	(446)
Tax benefit — goodwill on merger	—	—	—	3,062	2,996	—
Other	(1,922)	(120)	(236)	5,523	(3,067)	7,435

	16,407	(19,043)	(1,706)	38,069	(10,850)	(10,578)

CHANGES IN LIABILITIES
Trade accounts payable	(74)	98	12	2,173	10,933	6,153
Payroll and labor accruals	4	—	—	(251)	1,401	940
Taxes and social contributions	(2,443)	990	1,525	(4,503)	890	4,622
Regulatory charges	—	—	—	2,384	(737)	1,023
Tariff realignment	—	—	—	(1,365)	(13,734)	15,099
Accounts payable — corporate restructuring	37	—	—	37	(3,523)	24,560
Other	95	1,255	(1,182)	579	22	(3,858)

	(2,381)	2,343	355	(946)	(4,748)	48,539

TOTAL OPERATING ACTIVITIES	24,105	(7,291)	(5,009)	87,194	24,993	55,432

CMS ENERGY BRASIL S.A.
STATEMENTS OF CASH FLOW—Continued
Years ended December 31, 2006, 2005 and 2004
(In thousands of reais, unless otherwise stated)
(A free translation of the original issued in Portuguese)

	Company			Consolidated
		Restated			Restated
	2006	2005	2004	2006	2005	2004

INVESTING ACTIVITIES
Goodwill on merger	—	—	—	—	2,997	4,974
Interest on own capital and dividends	25,472	19,082	8,664	—	—	—
Additions to property, plant and equipment in service	—	—	(3)	(20,094)	(16,445)	(15,909)
Increase in investments	(6)	(1,909)	—	(1,412)	—	(2,663)
Consumer contributions	—	—	—	635	1,008	272

	25,466	17,173	8,661	(120,871)	(12,440)	(13,326)

FINANCING ACTIVITIES
Financing — financial institutions	—	—	—	(4,627)	(6,594)	—
Financing — related companies	—	—	—	—	—	(3,889)
Interest on own capital and dividends	(49,336)	(25,414)	(13,505)	(48,836)	(2,189)	(16,163)
Minority interest	—	—	—	(6)	(7,550)	—
Purchase of shares	—	15,711	—	—	—	(18,713)

	(49,336)	(9,703)	(13,505)	(53,469)	(16,333)	(38,765)

CHANGES IN CASH AND CASH EQUIVALENTS	235	179	165	12,854	(3,780)	3,341

Beginning balance of cash and cash equivalents	348	169	4	17,673	21,453	18,112
Ending balance of cash and cash equivalents	583	348	169	30,527	17,673	21,453

CHANGES IN CASH AND CASH EQUIVALENTS	235	179	165	12,854	(3,780)	3,341

Schedule 3.3(b)
Undisclosed Liabilities
Liabilities, if any, associated with claims, and any losses, settlement, result of litigation, costs, expenses or damages related thereto, with respect to certain alleged payment obligations of the Company or any Company Subsidiary in connection with any note or other payment obligation, including, without limitation, applicable interest, penalties, fines and other charges, having Banco Santos S.A. as original beneficiary, executed by the Company or any such Company Subsidiary. Based on limited information available to the Company (which does not include copies of all of the notes on which such claims may be based) as of the date of this Agreement, the face amount of the notes is believed by the Company to be approximately R$13.8 million.
In addition, four notices from ANEEL to certain Company Subsidiaries attached to this Schedule 3.3(b) as pages 28-37, received by the Company on April 9, 2007 were delivered to Purchaser on the date hereof. These edocuments are not currentlyu in the data room, and the parties acknowledge that the inclusion of these documents in these schedules shall not be deemed to be an exception to the representations and warranties included in Section 3.3(b) of the Agreement for purposes of the indemnification provisions under Article VIII.

COMISSÃO DE SERVIÇOS PÚBLICOS DE ENERGIA

Recebido: 09/4/07

São Paulo, 2 de Abril de 2007

OF/C/0161/2007

Prezado Senhor,

Estamos encaminhando a essa concessionária, em 02 (duas) vias iguais de idêntico teor, o Auto de Infração nº AI 0235/TN1205/2006, para conhecimento e oferecimento de defesa, ou recolhimento da multa estipulada, em conformidade com os procedimentos estabelecidos na Lei 9784/99 e os procedimentos estabelecidos na Resolução Normativa nº 63, de 12 de maio de 2004.

Solicitamos retornar a via protocolo (Ofício e AI) a esta Comissão de Serviços Públicos de Energia, imediatamente após o recebimento.

Informamos, também, que o recolhimento das multas referentes às penalidades aplicadas, estipuladas no Auto de Infração, não cancela a obrigação da concessionária de adotar as medidas necessárias à correção dos fatos constatados, objeto principal deste processo administrativo.

Atenciosamente,

Aderbal de Arruda Penteado Junior
Comissário Geral

Ilustríssimo Senhor
Dr. Sérgio Omar Vulijscher
DD. Diretor Presidente
Companhia Jaguari de Energia
Jaguariúna - SP

Norberto
Toshiro
Ricardo
John
Claude

Anexo: o citado

1

COMISSÃO DE SERVIÇOS PÚBLICOS DE ENERGIA

AUTO DE INFRAÇÃO - AI

Artigo 22, da Resolução Normativa ANEEL 63, de 12/05/2004.

1. LAVRATURA	**AI 0235/TN 1205/2006**
LOCAL:	São Paulo
DATA:	29/03/2007 **HORA:** 10:59
CONCESSIONÁRIA AUTUADA	
NOME:	Companhia Jaguari de Energia
ENDEREÇO:	RUA VIGATO Nº 1620 - JAGUARIUNA-SP - CEP: 13820-000
TELEFONE:	Tel: (19) - 3847-5913; (19) 3847-5000
QUALIFICAÇÃO:	Concessionária do Serviços Públicos de Distribuição de Energia Elétrica

2. DESCRIÇÃO DO FATO OU ATO CONSTITUÍDO DA INFRAÇÃO

1) Operações de mútuo realizadas sem anuência da ANEEL;
2) Prestação de garantias sob a forma de aval e fiança entre Partes Relacionadas, procedidas sem anuência da ANEEL;
3) Execução de aditivos contratuais com Parte Relacionada sem anuência da ANEEL;
4) Operações de mútuo sem anuência da ANEEL com documentação suporte em desacordo com os registros contábeis;
5) Ausência de estudos técnicos para contratação de seguros;
6) Ausência de Informações Principais das ODTs relativas aos contratos firmados com a CPEE Equipamentos e Serviços Ltda e;
7) Ausência de Livros Diários, de Registro de Atas de reuniões do Conselho de Administração, de Diretoria e de Assembléias Gerais Ordinárias e Extraordinárias.

3. ENQUADRAMENTO (DISPOSITIVO LEGAL, REGULAMENTAR OU CONTRATUAL INFRINGIDO)

	PENALIDADE
1) Subcláusula 1ª da Cláusula 5ª do Contrato de Concessão, § 2º do artigo 1º da Resolução ANEEL nº 22/99 e na Resolução Normativa nº 59/04; 2) Subcláusula 3ª da Cláusula 6ª do Contrato de Concessão; 3) Subcláusula 1ª da Cláusula 5ª do Contrato de Concessão, § 2º do artigo 1º da Resolução ANEEL nº 22/99 e na Resolução Normativa nº 59/04; 4) Inciso XVI e Subcláusula 1ª da Cláusula 5ª do Contrato de Concessão, § 2º do artigo 1º da Resolução ANEEL nº 22/99 e na Resolução Normativa nº 59/04 e Resolução ANEEL nº 444/01; 5) Inciso VII do artigo 31 da Lei 8987/95 e inciso IV da Cláusula 5ª do Contrato de Concessão; 6) Inciso XVI da Cláusula 5ª e caput da Cláusula 2ª do Contrato de Concessão e Resolução ANEEL nº 444/01; 7) Inciso XVI da Cláusula 5ª do Contrato de Concessão e Resolução ANEEL nº 444/01.	**R$ 131.342,85** **e** **Advertência nas Não Conformidades 5, 6 e 7.**

4. PRAZO PARA RECOLHIMENTO DA MULTA OU APRESENTAÇÃO DA DEFESA: 10 dias

5. INSTRUÇÕES PARA RECOLHIMENTO DA MULTA

Banco: **Banco do Brasil**	Agência: **1755-6**	Conta Corrente: **6079-8**
Código Identificador: **32302832210088-3**		
Transcrever no comprovante do depósito: **AI 0235/TN 1205/2006.**		

6. ACOLHIMENTO DA DEFESA

A autuada terá o prazo de 10 (dez) dias contados da data do recebimento deste Auto de Infração para recolhimento da multa ou apresentação da defesa (art. 59, caput, da Lei Federal nº 9.784, de 29.11.99).Nos casos de recursos administrativos não providos ou parcialmente providos, o Comissário Geral deverá encaminhá-lo para o Conselho Deliberativo da CSPE. O não provimento do recurso pelo Conselho Deliberativo resultará no encaminhamento do processo a ANEEL, para última instância recursal na esfera administrativa. Na hipótese de recolhimento da multa, a autuada deverá encaminhar a CSPE uma via dos respectivos documentos comprobatórios para encerramento do processo administrativo punitivo. O pagamento da multa não isenta a autuada da comprovação do cumprimento das determinações e regularização das não conformidades que geraram o processo administrativo punitivo.

Aderbal Arruda Penteado Junior - Comissário Geral

Rua Boa Vista 170 - 3º. e 4º. Andar - Edifício CIDADE I - Centro - 01014-000 - São Paulo/SP

Aderbal de Arruda Penteado Jr
Comissário Geral
CSPE - Matrícula 149830

COMISSÃO
DE SERVIÇOS
PÚBLICOS DE
ENERGIA

Recebido: 09/4/07

São Paulo, 2 de Abril de 2007

OF/C/0162/2007

Prezado Senhor,

Estamos encaminhando a essa concessionária, em 02 (duas) vias iguais de idêntico teor, o Auto de Infração nº AI 0236/TN1206/2006, para conhecimento e oferecimento de defesa, ou recolhimento da multa estipulada, em conformidade com os procedimentos estabelecidos na Lei 9784/99 e os procedimentos estabelecidos na Resolução Normativa nº 63, de 12 de maio de 2004.

Solicitamos retornar a via protocolo (Ofício e AI) a esta Comissão de Serviços Públicos de Energia, imediatamente após o recebimento.

Informamos, também, que o recolhimento das multas referentes às penalidades aplicadas, estipuladas no Auto de Infração, não cancela a obrigação da concessionária de adotar as medidas necessárias à correção dos fatos constatados, objeto principal deste processo administrativo.

Atenciosamente,

Aderbal de Arruda Penteado Junior
Comissário Geral

Ilustríssimo Senhor
Dr. Sérgio Omar Vulijscher
DD. Diretor Presidente
Companhia Luz e Força de Mococa
Jaguariúna - SP

Anexo: o citado

1

COMISSÃO
DE SERVIÇOS
PÚBLICOS DE
ENERGIA

AUTO DE INFRAÇÃO - AI

Artigo 22, da Resolução Normativa ANEEL 63, de 12/05/2004.

1. LAVRATURA			**AI 0236/TN 1206/2006**
LOCAL:	São Paulo		
DATA:	29/03/2007	**HORA:**	11:17

CONCESSIONÁRIA AUTUADA

NOME:	Companhia Luz e Força de Mococa
ENDEREÇO:	Rua Vigato, 1620 Térreo - 13820-000 - Jaguariúna - SP
TELEFONE:	Tel: (19) 3847-5900; (19) 3847-5900
QUALIFICAÇÃO:	Concessionária de Serviços Públicos de Distribuição de Energia Elétrica

2. DESCRIÇÃO DO FATO OU ATO CONSTITUÍDO DA INFRAÇÃO

1) Operações de mútuo realizadas sem anuência da ANEEL;
2) Dação de garantias na forma de aval e fiança a Partes Relacionadas, sem anuência da ANEEL;
3) Operações de mútuo sem anuência da ANEEL com documentação suporte em desacordo com os registros contábeis;
4) Ausência de estudos técnicos para contratação de seguros;
5) Ausência de Livros Diários, de Registro de Atas de reuniões do Conselho de Administração, de Diretoria e de Assembléias Gerais Ordinárias e Extraordinárias e;
6) Não atendimento de solicitação de documentos referentes as ODI's vinculadas a contratos firmados com a CPEE Equipamentos e Serviços Ltda.

3. ENQUADRAMENTO (DISPOSITIVO LEGAL, REGULAMENTAR OU CONTRATUAL INFRINGIDO)

	PENALIDADE
1) Subcláusula 1ª da Cláusula 5ª do Contrato de Concessão, § 2º do artigo 1º da Resolução ANEEL nº 22/99 e na Resolução Normativa nº 59/04; 2) Subcláusula 3ª da Cláusula 6ª do Contrato de Concessão; 3) Inciso XVI e Subcláusula 1ª da Cláusula 5ª do Contrato de Concessão, § 2º do artigo 1º da Resolução ANEEL nº 22/99 e na Resolução Normativa nº 59/04 e Resolução ANEEL nº 444/01; 4) Inciso VII do artigo 31 da Lei 8987/95 e inciso IV da Cláusula 5ª do Contrato de Concessão; 5) Inciso XVI da Cláusula 5ª do Contrato de Concessão e Resolução ANEEL nº 444/01 e; 6) Subcláusula 7ª da Cláusula 8ª do Contrato de Concessão.	R$ 52.760,46 e Advertência nas Não Conformidades 4, 5 e 6.

4. PRAZO PARA RECOLHIMENTO DA MULTA OU APRESENTAÇÃO DA DEFESA: 10 dias

5. INSTRUÇÕES PARA RECOLHIMENTO DA MULTA

Banco: **Banco do Brasil**	Agência: **1755-8**	Conta Corrente: **6079-8**
Código Identificador: **32302832210089-1**		
Transcrever no comprovante de depósito: **AI 0236/TN 1206/2006.**		

6. ACOLHIMENTO DA DEFESA

A autuada terá o prazo de 10 (dez) dias contados da data do recebimento deste Auto de Infração para recolhimento da multa ou apresentação de defesa (art. 59, caput, da Lei Federal nº 9.784, de 29.11.99). Nos casos de recursos administrativos não providos ou parcialmente providos, o Comissário Geral deverá encaminhá-lo para o Conselho Deliberativo da CSPE. O não provimento do recurso pelo Conselho Deliberativo resultará no encaminhamento do processo a ANEEL, para última instância recursal na esfera administrativa. Na hipótese de recolhimento da multa, a autuada deverá encaminhar a CSPE uma via dos respectivos documentos comprobatórios para encerramento do processo administrativo punitivo. O pagamento da multa não isenta a autuada da comprovação de cumprimento das determinações e regularização das não conformidades que geraram o processo administrativo punitivo.

Aderbal Arruda Penteado Junior - Comissário Geral

Rua Boa Vista 170 - 3°. e 4°. Andar - Edifício CIDADE I - Centro - 01014-000 - São Paulo/SP

Aderbal de Arruda Penteado Jr
Comissário Geral
CSPE - Matrícula 149830

Protocolo: 09/4/07

COMISSÃO DE SERVIÇOS PÚBLICOS DE ENERGIA

São Paulo, 2 de Abril de 2007

OF/C/0163/2007

Prezado Senhor,

Estamos encaminhando a essa concessionária, em 02 (duas) vias iguais de idêntico teor, o Auto de Infração nº AI 0233/TN1208/2006, para conhecimento e oferecimento de defesa, ou recolhimento da multa estipulada, em conformidade com os procedimentos estabelecidos na Lei 9784/99 e os procedimentos estabelecidos na Resolução Normativa nº 63, de 12 de maio de 2004.

Solicitamos retornar a via protocolo (Ofício e AI) a esta Comissão de Serviços Públicos de Energia, imediatamente após o recebimento.

Informamos, também, que o recolhimento das multas referentes às penalidades aplicadas, estipuladas no Auto de Infração, não cancela a obrigação da concessionária de adotar as medidas necessárias à correção dos fatos constatados, objeto principal deste processo administrativo.

Atenciosamente,

Adernal de Arruda Penteado Junior
Comissário Geral

Ilustríssimo Senhor
Dr. Sérgio Omar Vulijscher
DD. Diretor Presidente
Companhia Sul Paulista de Energia
Jaguariúna - SP

Anexo: o citado

1

COMISSÃO DE SERVIÇOS PÚBLICOS DE ENERGIA

AUTO DE INFRAÇÃO - AI

Artigo 22, da Resolução Normativa ANEEL 63, de 12/05/2004.

1. LAVRATURA			**AI 0233/TN 1208/2006**
LOCAL:	São Paulo		
DATA:	29/03/2007	**HORA:**	10:07

CONCESSIONÁRIA AUTUADA

NOME:	Companhia Sul Paulista de Energia
ENDEREÇO:	Rua Vigato, 1620 Térreo - 13820-000 - Jaguariúna- SP
TELEFONE:	(19) 3847-5900; TEL: (19) 3847 5913
QUALIFICAÇÃO:	Concessionária de Serviços Públicos de Distribuição de Energia Elétrica

2. DESCRIÇÃO DO FATO OU ATO CONSTITUÍDO DA INFRAÇÃO

1) Operações de mútuo realizadas sem anuência da ANEEL;
2) Desvio de finalidade de empréstimo contraído junto ao Banco Fibra S.A.;
3) Dação de garantias na forma de aval e fiança a Partes Relacionadas sem anuência da ANEEL;
4) Execução de aditivos contratuais com Parte Relacionada sem anuência da ANEEL;
5) Operações de mútuo sem anuência da ANEEL com documentação suporte em desacordo com os registros contábeis;
6) Contrato de prestação de serviços de manutenção com empresa ligada sem anuência da ANEEL;
7) Ausência de estudos técnicos para contratação de seguros;
8) Ausência de Livros Diários, de Registro de Atas de reuniões do Conselho de Administração, de Diretoria e de assembléias Gerais Ordinárias e Extraordinárias e;
9) Ausência de desvinculação do imóvel alugado a CPEE Equipamentos e Serviços Ltda.

3. ENQUADRAMENTO (DISPOSITIVO LEGAL, REGULAMENTAR OU CONTRATUAL INFRINGIDO)

	PENALIDADE
1) Subcláusula 1ª da Cláusula 5ª do Contrato de Concessão, § 2º do artigo 1º da Resolução ANEEL nº 22/99 e na Resolução Normativa nº 59/04; 2) Item C do artigo 178 do Decreto nº 24643/34 e o inciso 8º do artigo 31 da Lei nº 8987/95; 3) Subcláusula 3ª da Cláusula 6ª do Contrato de Concessão; 4) Subcláusula 1ª da Cláusula 5ª do Contrato de Concessão, § 2º do artigo 1º da Resolução ANEEL nº 22/99 e na Resolução Normativa nº 59/04; 5) Inciso XVI e Subcláusula 1ª da Cláusula 5ª do Contrato de Concessão, § 2º do artigo 1º da Resolução ANEEL nº 22/99 e na Resolução Normativa nº 59/04 e Resolução ANEEL nº 444/01; 6) Subcláusula 1ª da Cláusula 5ª do Contrato de Concessão, § 2º do artigo 1º da Resolução ANEEL nº 22/99 e na Resolução Normativa nº 59/04; 7) Inciso VII do artigo 31 da Lei 8987/95 e inciso IV da Cláusula 5ª do Contrato de Concessão; 8) Inciso XVI da Cláusula 5ª e caput da Cláusula 2ª do Contrato de Concessão, Resolução ANEEL nº 444/01 e artigo 31 da Lei 8987/95; 9) Inciso XVI da Cláusula 5ª do Contrato de Concessão e Resolução ANEEL nº 444/01.	**R$ 204.456,28** e **Advertência para as Não Conformidades 7,8 e 9.**

4. PRAZO PARA RECOLHIMENTO DA MULTA OU APRESENTAÇÃO DA DEFESA: 10 dias

5. INSTRUÇÕES PARA RECOLHIMENTO DA MULTA

Banco: **Banco do Brasil**	Agência:**1755-8**	Conta Corrente:**6079-8**
Código Identificador:**32302832210087-5**		
Transcrever no comprovante de depósito: **AI 0233/TN 1208/2006.**

Recebido: 09/4/07

DE SERVIÇOS PÚBLICOS DE ENERGIA

São Paulo, 2 de Abril de 2007

OF/C/0164/2007

Prezado Senhor,

Estamos encaminhando a essa concessionária, em 02 (duas) vias iguais de idêntico teor, o Auto de Infração nº AI 0234/TN1207/2006, para conhecimento e oferecimento de defesa, ou recolhimento da multa estipulada, em conformidade com os procedimentos estabelecidos na Lei 9784/99 e os procedimentos estabelecidos na Resolução Normativa nº 63, de 12 de maio de 2004.

Solicitamos retornar a via protocolo (Ofício e AI) a esta Comissão de Serviços Públicos de Energia, imediatamente após o recebimento.

Informamos, também, que o recolhimento das multas referentes às penalidades aplicadas, estipuladas no Auto de Infração, não cancela a obrigação da concessionária de adotar as medidas necessárias à correção dos fatos constatados, objeto principal deste processo administrativo.

Atenciosamente,

Aderbal de Arruda Penteado Junior
Comissário Geral

Ilustrissimo Senhor
Dr. Sérgio Omar Vulijscher
DD. Diretor Presidente
Companhia Paulista de Energia Elétrica
Jaguariúna - SP

Norberto
Toshiro
Ricardo
John
Claude

Anexo: o citado

1

COMISSÃO DE SERVIÇOS PÚBLICOS DE ENERGIA

AUTO DE INFRAÇÃO - AI

Artigo 22, da Resolução Normativa ANEEL 63, de 12/05/2004.

1. LAVRATURA	**AI 0234/TN 1207/2006**
LOCAL:	São Paulo
DATA:	29/03/2007 **HORA:** 10:43

CONCESSIONÁRIA AUTUADA

NOME:	Companhia Paulista de Energia Elétrica
ENDEREÇO:	Rua Vigato,1620 – Térreo - 13820-000 – Jaguariúna - SP
TELEFONE:	(019) 3847-5000
QUALIFICAÇÃO:	Concessionária de Serviços Públicos de Distribuição de Energia Elétrica

2. DESCRIÇÃO DO FATO OU ATO CONSTITUÍDO DA INFRAÇÃO

1) Operações de mútuo realizadas sem anuência da ANEEL;
2) Desvio de finalidade de empréstimo contraído junto ao Banco Fibra S.A.;
3) Dação de garantias na forma de aval e fiança a Partes Relacionadas sem anuência da ANEEL;
4) Execução de aditivos contratuais com Parte Relacionada sem anuência da ANEEL;
5) Operações de mútuo sem anuência da ANEEL com documentação suporte em desacordo com os registros contábeis;
6) Ausência de estudos técnicos para contratação de seguros;
7) Ausência de Informações Principais das Ordens de Imobilizações relativas aos contratos firmados com a CPEE Equipamentos e Serviços Ltda e;
8) Ausência de Livros Diários, de Registro de Atas de reuniões do Conselho de Administração, de Diretoria e de Assembléias Gerais Ordinárias e Extraordinárias.

3. ENQUADRAMENTO (DISPOSITIVO LEGAL, REGULAMENTAR OU CONTRATUAL INFRINGIDO)

	PENALIDADE
1) Subcláusula 1ª da Cláusula 5ª do Contrato de Concessão, § 2º do artigo 1º da Resolução ANEEL nº 22/99 e na Resolução Normativa nº 59/04; 2) Item C do artigo 178 do Decreto nº 24643/34 e o inciso 8º do artigo 31 da Lei nº 8987/95; 3) Subcláusula 3ª da Cláusula 6ª do Contrato de Concessão; 4) Subcláusula 1ª da Cláusula 5ª do Contrato de Concessão, § 2º do artigo 1º da Resolução ANEEL nº 22/99 e na Resolução Normativa nº 59/04; 5) Inciso XVI e Subcláusula 1ª da Cláusula 5ª do Contrato de Concessão, § 2º do artigo 1º da Resolução ANEEL nº 22/99 e na Resolução Normativa nº 59/04 e Resolução ANEEL nº 444/01; 6) Inciso VII do artigo 31 da Lei 8987/95 e inciso IV da Cláusula 5ª do Contrato de Concessão; 7) Inciso XVI da Cláusula 5ª do Contrato de Concessão e Resolução ANEEL nº 444/01 e; 8) Inciso XVI da Cláusula 5ª e caput da Cláusula 2ª do Contrato de Concessão, Resolução ANEEL nº 444/01 e artigo 31 da Lei 8987/95.	R$ 134.522,38 e Advertência nas Não Conformidades 6,7 e 8.

4. PRAZO PARA RECOLHIMENTO DA MULTA OU APRESENTAÇÃO DA DEFESA: 10 dias

5. INSTRUÇÕES PARA RECOLHIMENTO DA MULTA

Banco: Banco do Brasil	Agência:1755-8	Conta Corrente:6079-8
Código Identificador:32302832210086-7		
Transcrever no comprovante de depósito: **AI 0234/TN 1207/2006.**

Schedule 3.4(a)
Absence of Certain Changes or Events
1.	The Company and one of the minority shareholders of CPEEQ made capital contributions to that Company Subsidiary on January 30, 2007. The amount of the Company’s contribution was approximately R$2,608,088.75.

2.	On March 22, 2007, CJGE issued a share dividend to its shareholders. The Company’s percentage portion of the outstanding shares was unchanged after such share dividend.

3.	On March 22, 2007, the Shareholders’ Meeting (Assembléia Geral Ordinária e Extraordinária) amended Article 51 of the Company’s bylaws and thereby increased the minimum mandatory annual dividend from 25% to 50% of the net income with respect to each fiscal year.
See Schedule 5.1(l).

Schedule 3.5
Tax Matters
The amounts indicated in this Schedule are just estimates and may not correspond to the actual economic values that may be imposed to the companies.
B. AUDITS, ADMINISTRATIVE AND COURT PROCEEDING
LEGEND:
(d) amount under discussion — subject to inflation adjustment
(a) amount attributed to the case — amount assigned to the lawsuit upon filing for purposes of paying the Courts fees (“Valor da Causa”)

Proceeding No.	Companies Involved	Claimed Amount (R$)	Purpose of the proceeding**
053.01.005679-6	CPEE et al.	(a)200.00	Tax unenforceability
2000.61.00.038421-6	CPEE	(a)1,000.00	Tax Collection
2004.61.27.000998-5	CPEE	(a)1,000.00	Tax Rate/Calculation Basis
428/2005	CPEE	(d)218,762.17	Certificate of Outstanding Debts
473/2005	CPEE	(d)2,351,117.26	Certificate of Outstanding Debts
91.0707848-0	CPEE et al.	(d)1,567.30	Finsocial
91.0701143-1	CPEE et al.	(d)921.94	Finsocial
91.0707849-8	CPEE et al.	(d)1,567.30	Finsocial
544/91	CPEE et al.	(d)1,490.02	ICMS
053.01.005679-6	CLFM et al.	(a)200.00	Tax Unenforceability
1458/2001	CPEEQ	(d)10,643.66	Debt Clearance Certificate
1781/2003	CPEEQ	(d)5,805.10	Certificate of Outstanding Debts
2715/2002	CPEEQ	(d)20,932.42	Certificate of Outstanding Debts
324/2004	CPEEQ	(d)11,177.68	Certificate of Outstanding Debts
98.0602764-7	CPEEQ	(d)4,150.16	Action for refund of undue payment
053.01.005679-6	CPEEQ et al.	(a)200.00	Tax Unenforceability
34/2004	CSPE	(d)570.171,45	Tax Collection (EF — Fee for the use of public areas)
053.01.005679-6	CSPE et al.	(a)200.00	Tax Unenforceability
866/2005	CSPE	(a)1,000.00	Tax Unenforceability
2002.61.10003167-3	CSPE	(a)10,000.00	Tax Unenforceability
1999.61.00.007282-2	CSPE	(a)5,000.00	Non-existence of Tax Debt
91.0707848-0	CSPE et al.	(d)1,567.30	Finsocial
91.0701143-1	CSPE et al.	(d)921.94	Finsocial
91.0707849-8	CSPE et al.	(d)1,567.30	Finsocial
544/91	CSPE et al.	(d)1,490.02	ICMS
053.01.005679-6	CJE et al.	(a)200.00	Tax Unenforceability
91.0707848-0	CJE et al.	(d)1,567.30	Finsocial
91.0701143-1	CJE et al.	(d)921.94	Finsocial
91.0707849-8	CJE et al.	(d)1,567.30	Finsocial
544/91	CJE et al.	(d)1,490.02	ICMS
287/2005	CLFM	(d)69,440.65	Tax Debts
2001.61.00.020745-1	CPEE et al.	(a)250.00	Non-existence of Tax Debt — ICMS
467/2005	CPEE	(d)19,671.81	Tax Execution Action
88.0044371-0	CPEE et al.	(d)7,838.90	Compulsory Loan

Proceeding No.	Companies Involved	Claimed Amount (R$)	Purpose of the proceeding**
97.0058564-6	CPEE	(d)2,453.45	Tax Offset — PIS
1053/93	CPEE et al.	(d)1,957.49	Additional Income Tax
95.0044274-4	CPEE et al.	(d)1,607.60	ILL / art. 35, Law 7713/88
95.0044706-1	CPEE et al.	(d)1,607.82	ILL / Offset
2916/2003	CSPE	(d)1,495,117.79	ICMS tax collection
343/2001	CSPE	(d)89.65	ICMS tax collection
2001.61.00.020745-1	CSPE et al.	(a)250.00	Non-existence of Tax Debt — ICMS
97.0058569-7	CSPE	(d)3,700.13	Tax Offset — PIS
1053/93	CSPE et al.	(d)1,957.49	Additional Income Tax
95.0044274-4	CSPE et al.	(d)1,607.60	ILL / art. 35, Law 7713/88
95.0044706-1	CSPE et al.	(d)1,607.82	ILL / Offset
312/2005	CJE	0.00	Tax Execution Action (debt paid in installments)
1999.61.00.019314-5	CJE et al.	(d)710,545.26	MS — COFINS
94.0019308-4	CJE et al.	(d)1,273.51	PIS/ DL 2445 and 2448 / ICMS /Financial Income
94.0021186-4	CJE et al.	(d)1,273.51	PIS/ DL 2445 and 2448 / ICMS /Financial Income
94.0022333-1	CJE et al.	(d)1,212.78	PIS/ DL 2445 and 2448 / ICMS /Financial Income
1995.00355060-2	CJE et al.	(d)1,640.13	Court Deposits Deductibility
053.05.012977-8	CJE et al.	(d)746,01	ICMS
2000.61.00.049952-4	CJE et al.	(d)610,142.12	Tax Unenforceability — CPMF
1999.61.00.021434-3	CJE (et al.)	(d)367,005.79	CSLL — 8%
053.05.012977-8	CLFM et al.	(d)88,546.08	ICMS
287/2005	CLFM	(d)62,424.46	Tax Debts
1999.61.00.019314-5	CLFM et al.	(d)331,168.46	Writ of Mandamus — COFINS
053.05.012977-8	CLFM et al.	(d) 88,546.08	ICMS
265/2005	CLFM	(d)1,657.24	CREA Annuity — possible
2000.61.00.049952-4	CLFM et al.	(d)383,418.07	Tax Unenforceability — CPMF
1999.61.00.021434-3	CLFM (et al.)	(d)178,210.52	CSLL — 8%
1999.61.00.021434-3	CPEE (et al.)	(d)85,349.02	CSLL — 8%
94.0019308-4	CPEE et al.	(d)1,273.51	PIS/ DL 2445 and 2448 / ICMS /Financial Income
94.0021186-4	CPEE (et al.)	(d)1,273.51	PIS/ DL 2445 and 2448 / ICMS /Financial Income
94.0022333-1	CPEE et al.	(d)1,212.78	PIS/ DL 2445 and 2448 / ICMS /Financial Income
1995.00355060-2	CPEE et al.	(d)1,640.13	Court Deposits Deductibility
053.05.012977-8	CPEE et al.	(d)1,463.96	ICMS
2000.61.00.049952-4	CPEE et al.	(d)685,322.55	Tax Unenforceability — CPMF
1999.61.00.021434-3	CSPE (et al.)	(d)367,924.42	CSLL — 8%
1999.61.00.019314-5	CSPE et al.	(d)825,277.84	MS — COFINS
94.0019308-4	CSPE et al.	(d)1,273.51	PIS/ DL 2445 and 2448 / ICMS /Financial Income
94.0021186-4	CSPE et al.	(d)1,273.51	PIS/ DL 2445 and 2448 / ICMS /Financial Income
94.0022333-1	CSPE et al.	(d)1,212.78	PIS/ DL 2445 and 2448 / ICMS /Financial Income
1995.00355060-2	CSPE et al.	(d)1,640.13	Court Deposits Deductibility

Proceeding No.	Companies Involved	Claimed Amount (R$)	Purpose of the proceeding**
2000.61.00.049952-4	CSPE et al.	(d)732,634.04	Tax Unenforceability — CPMF
053.05.012977-8	CSPE et al.	(d)258,494.16	ICMS
313/2005	CSPE	(d)8,875.07	Tax Debts — Probable
413/2005	CLFM	(d)R$945.018,61	1998/2000 Income Tax
97.00.58566-2	CLFM	(a)R$20,000.00	PIS — Offset
2005.61.05.013535-0	—CJE	(d)R$20,736.47	Writ of Mandamus — Annulment of Credit — Withholding Income Tax
1999.61.00.021567-0	CLFM	(d)R$351.670,10	ILL — Offset
FILED IN 2007

Plaintiff	Defendant	Action	Amount (R$)	Proceeding No.
Telecomunicações de Sâo Paulo CPEE and CSPE	Tax Administration Coordinator of the State Treasury Office of São Paulo	Petition for Writ of Mandamus	(a) 10,000.00	053.07.100749-2 (46)
Administrative Proceedings by the Federal Revenue Office and State Attorney’s Office:

Plaintiff	Defendant	Proceeding No.	Purpose	Claimed Amount (R$)	Status
SRF	CPEE	10.830.000	IRPJ	465,897.26	In progress
		264/2004-86
SRF	CPEE	10.830.000	PIS	372,522.84	Reply filed on 2/20/04
		263/2004-31
SRF	CPEE	10.830.000	IRPJ	427,121.30	Reply filed on 2/20/04
		257/2004-84
SRF	CPEE	10.830.000	ILL	25,716.94	Reply filed on 2/20/04
		256/2004-30
SRF	CPEE	10.830.000.	COFINS	514,787.39	Reply filed on 2/20/04
		262/2004-97
SRF	CPEE	10.830.000	COFINS	1,383,175.09	In progress
		260/2004-06
SRF	CPEE	10.830.000	COFINS	1,702,620.91	In progress
		261/2004-42
SRF	CSPE	108.300.086	Tax Incentives —	459,004.42	In progress
		97/2003-07	Statement revision
CMSD	SRF [1]	10768020232/00-21	Recovery of fine on IR and CSLL	1,881,162.60	In progress

	CLFM	10830.006003/2005-51		62,627.07	Tax Collection — IRPJ —
	CPEE	10830.000261/2004-42		702,620.91	COFINS

D. TAX LIENS

Plaintiff	Defendant	Case	Purpose	Claimed Amount	Asset Attached
National Treasury	CJE	444/04	tax debts	R$223,097.11	25.May.06 — Sítio Santa Adélia, records no. 4073 filed with Real Estate Registry of Pedreira.
National Treasury	CJE	312/2005	tax debts	R$347,617.16	25.May.06 — Sítio Santa Adélia, records no. 4073 filed with Real Estate Registry of Pedreira.
Federal Government	CPEE	467/2005	tax debts	R$15,357.80	25.May.06 — “tract with area of 240,036.05m2, located in Jaguariúna, near Rodovia SP340 and Rua Vigato, real estate resulting from division of records no. 17.559 and duly described and characterized in public deed issued at the 2nd Notary Public of São Bernardo do Campo, book no. 849, page 262”
Federal Government	CPEE	428/2005	1999 COFINS	R$170,787.86	25.May.06 — Asset assigned to attachment: “tract with area of 240,036.05m2, located in Jaguariúna, near Rodovia SP340 and Rua Vigato, real estate resulting from division of records no. 17.559 and duly described and characterized in public deed issued at the 2nd Notary Public of São Bernardo do Campo, book no. 849, page 262”
Federal Government	CPEE	473/2005[2]	1998 1991 and 1992 IRRF (actual profit) 1994, 1995, 1998 COFINS, 1997 and 1998 PIS	(d)R$2,351,117.26	25.May.06 — Asset assigned to attachment: “tract with area of 240,036.05m2, located in Jaguariúna, near Rodovia SP340 and Rua Vigato, real estate resulting from division of recordation no. 17.559 and duly described and characterized in public deed issued at the 2nd Notary Public of São Bernardo do Campo, book no. 849, page 262”

Schedule 3.6
Litigation
The amounts indicated in this Schedule are just estimates and may not correspond to the actual economic values that may be imposed to the companies.
LEGEND:
(d) amount under discussion — subject to inflation adjustment
(a) amount attributed to the case — amount assigned to the lawsuit upon filing for purposes of paying the Courts fees (“Valor da Causa”)
CIVIL ACTIONS

	Docket number	Company	Claimed Amount (R$)	Purpose of the proceeding
1	1399/1999	CJE	(d)14,404.19	Non-existence of Tax Debt
2	143/2003	CJE	(a)1,000.00	Power supply
3	1530/2004	CJE	(a)18,022.47	Power supply
4	1597/2000	CJE	(a)200000.00	Power supply
5	1692/2004	CJE	(d)30,171.47	Non-existence of Tax Debt
6	186/2006	CJE	(a)1,000.00	Power supply
7	238/2005	CJE	(a)1,000.00	Power supply
8	249/2004	CJE	(a)1000.00	Market territory dispute
9	2624/2005	CJE	(a)3,568.10	Power supply
10	60/2006	CJE	(d)4,153.93	Non-existence of Tax Debt
11	1546/2006	CJE	(d)4,112.95	Power supply
12	1047371-5	CJE	(d)84,290.56	Non-existence of Tax Debt (Ordinance)
13	2537/2006	CJE	(d)3,710.43	Light Post
14	339/2006	CJE	(d)803.00	Power supply
15	435.01.2005.03691-9	CJE	(d)8,138.29	Power supply
16	607/2005	CJE	(a)100.00	Public Lighting
17	6557333/05	CJE	(d)8,714.49	Ordinance
18	934/2000	CJE	(a)1,000.00	Power supply
19	1671/2006	CJE	(a)20,000.00	Ordinance
20	1540/2001	CJE	(a)100.00	Power supply
21	780/2005	CJE	(d)17,733.36	Tax Debt Unenforceability
22	1144/2002	CJE	(d)9,361.02	Electric Damage
23	1390/2003	CJE	(a)1,000.00	Power supply
24	1634/2003	CJE	(a)1,000.00	Power supply
25	808/2006	CJE	(d)1,065.65	Electric Damage
26	1635/2003	CJE	(a)1,000.00	Power supply
27	1640/2004	CJE	(a)1,000.00	Power supply
28	2002.61.05.003995-5	CJE	(a)1,000.00	Power capacity charges
29	2003.61.05.002796-9	CJE	(a)5,000.00	Power capacity charges
30	2005.61.00.002606-1	CJE	(a)10,000.00	Power capacity charges
31	2006/2003	CJE	(d)17,500.00	Nonphysical Damages

	Docket number		Company	Claimed Amount (R$)	Purpose of the proceeding
32	2007/2003		CJE	(d)17,500.00	Nonphysical Damages
33	380/2003		CJE	(a)1,000.00	Power supply
34	693/2003		CJE	(a)1,000.00	Power supply
35	753/2002		CJE	(a)8,669.40	Power supply
36	949/2002		CJE	(a)1,000.00	Power supply
37	932970-0/0		CJE	Amount to be ascertained by the court	Action for refund of undue payment
38	640/92		CJE	Amount to be ascertained by the court	Non-existence of Legal Relationship
39	96.03.045616-0		CJE	Amount to be ascertained by the court	Non-existence of Legal Relationship
40	02064.2005.129.15.00.6	(837/95)	CJE	Amount to be ascertained by the court	Non-existence of Legal Relationship
41	463/95		CJE	amount to be ascertained by the court	Suspension of deduction (mandatory union dues)
42	2062/96		CJE	Amount to be ascertained by the court	Non-existence of Legal Relationship
43	1267/2001		CJE	Amount to be ascertained by the court	Suspension of deduction (mandatory union dues)
44	000.01.046772-6		CJE	Amount to be ascertained by the court	Mandatory Union Dues
45	0432.06.012681-5		CLFM	(d)702.95	Light Post
46	0432.03.004751-3		CLFM	(a)20000.00	Repossession
47	0432.04.005612-4		CLFM	(a)1000.00	Public Lighting
48	0432.05.007894-3		CLFM	(a)7000.00	Power supply
49	0432.05.008678-9		CLFM	(d)12030.43	Non-existence of Tax Debt
50	0432.05.008864-5		CLFM	(d)1477.47	Non-existence of Tax Debt
51	0432.05.008954-4		CLFM	(d)3632.60	Power supply reconnection
52	0432.06.011406-8		CLFM	(d)4688.36	Nonphysical and physical damages
53	0432.06.012041-2		CLFM	(d)2082.11	Nonphysical and physical damages
54	107/2006		CLFM	(a)100.00	Power supply
55	1238/2001		CLFM	(d)2,114.15	Light Posts leasing
56	1422/2002		CLFM	(a)1,000.00	Power supply
57	1681/2000		CLFM	(d)2,281.68	Electric Damage
58	170/2006		CLFM	(d)12,164.08	Nonphysical Damages
59	186/2006		CLFM	(d)10,346.19	Nonphysical Damages
60	271/2006		CLFM	(d)286.74	Non-existence of Tax Debt
61	275/2006		CLFM	(d)3,195.93	Power supply
62	338/2005		CLFM	(a)1,077.50	Power supply
63	850/2005		CLFM	(d)605.25	Power supply
64	369/2006		CLFM	(d)4,024.32	Electricity bill dispute
65	468/2004		CLFM	(a)5,154.60	Power supply
66	470/2005		CLFM	(d)237.58	Non-existence of Tax Debt
67	521/2005		CLFM	(d)1,754.12	Power supply
68	636/2004		CLFM	(d)4,318.38	Non-existence of Tax Debt
69	710/2006		CLFM	(d)2,974.56	Electricity bill dispute
70	77/2006		CLFM	(d)17,992.97	Power supply

	Docket number		Company	Claimed Amount (R$)	Purpose of the proceeding
71	783/2005		CLFM	(a)2,000.00	Power supply
72	794/2001		CLFM	(a)1,264.30	Electricity bill dispute
73	877/2005		CLFM	(a)307.50	Power supply reconnection
74	0432.05.009054-2		CLFM	(d)3,500.00	Physical and non-physical Damages
75	02064.2005.129.15.00.6	(837/95)	CLFM	Amount to be ascertained by the court	Non-existence of Legal Relationship
76	2062/96		CLFM	Amount to be ascertained by the court	Non-existence of Legal Relationship
77	1267/2001		CLFM	Amount to be ascertained by the court	Suspension of deduction (mandatory union dues)
78	000.01.046772-6		CLFM	Amount to be ascertained by the court	Mandatory union dues
79	640/92		CLFM	Amount to be ascertained by the court	Non-existence of Legal Relationship
80	001/2004		CPEE	(d)1,210.35	Power rate adjustment
81	1005/2005		CPEE	(d)354,857.80	Attorney’s fees
82	1060/2002		CPEE	(a)62.50	Power supply
83	1076/2000		CPEE	(a)1,000.00	Power supply
84	1005/2004		CPEE	(d)14,724.19	Services provision
85	1107/2005		CPEE	(d)872.84	Non-existence of Tax Debt
86	1135/2003		CPEE	(a)6,363.50	Power rate adjustment
87	1198/2002		CPEE	(a)100.00	Power supply
88	1199/2004		CPEE	(a)10,000.00	Power supply
89	1275/2004		CPEE	(a)10,000.00	Physical and non-physical Damages
90	1385/2004		CPEE	(d)1,740.95	Physical and non-physical Damages
91	1094/2002		CPEE	(a)200.00	Power supply
92	1095/2002		CPEE	(a)200.00	Power supply
93	1371/2002		CPEE	(a)1,000.00	Power supply
94	228/2006		CPEE	(a)1,000.00	Power supply
95	23/2001		CPEE	(d)11,593.75	Nonphysical Damages
96	291/2005		CPEE	(a)1,000.00	Public Lighting
97	295/2002		CPEE	(d)824,511.98	Physical and non-physical Damages
98	317/2004		CPEE	(a)5,000.00	Use of easement
99	324/2006		CPEE	(a)1,000.00	Nonphysical Damages
100	356/2002		CPEE	(a)97.50	Power supply
101	431/2004		CPEE	(d)668.63	Nonphysical Damages
102	488/2006		CPEE	(d)3,500.00	Power supply reconnection
103	545/2002		CPEE	(a)1,000.00	Power supply
104	639/2004		CPEE	(d)1,008.62	Power rate adjustment
105	1010/2006		CPEE	(d)184.65	Pecuniary damages
106	1104/2006		CPEE	(d)3,500.00	Nonphysical Damages
107	702/2004		CPEE	(d)117.50	Power supply
108	863/2006		CPEE	(d)3,856.63	Non-existence of Tax Debt
109	745/2000		CPEE	(a)100.00	Power supply
110	832/2000		CPEE	(a)75,000.00	Power supply
111	994/2003		CPEE	(a)329.00	Power supply

	Docket number		Company	Claimed Amount (R$)	Purpose of the proceeding
112	1054/2006		CPEE	(d)222.59	Electricity bills dispute
113	96.03.045616-0		CPEE	Amount to be ascertained by the court	Non-existence of Legal Relationship
114	02064.2005.129.15.00.6	(837/95)	CPEE	Amount to be ascertained by the court	Non-existence of Legal Relationship
115	463/95		CPEE	Amount to be ascertained by the court	Suspension of deduction (mandatory union dues)
116	2062/96		CPEE	Amount to be ascertained by the court	Non-existence of Legal Relationship
117	1267/2001		CPEE	Amount to be ascertained by the court	Suspension of deduction (mandatory union dues)
118	000.01.046772-6		CPEE	Amount to be ascertained by the court	Mandatory union dues
119	965/2006		CPEE	(d)294,801.41	Physical damages
120	640/92		CPEE	Amount to be ascertained by the court	Non-existence of Legal Relationship
121	1113/2005		CSPE	(d)10,346.19	Nonphysical Damages
122	1130/2006		CSPE	(d)22,823.39	Non-existence of Tax Debt
123	1156/2004		CSPE	(d)350,000.00	Physical and non-physical Damages
124	1188/2004		CSPE	(a)1,000.00	Nonphysical Damages
125	124/2004		CSPE	(d)1,382.84	Collision with light post
126	1290/2006		CSPE	(d)36,050.00	Physical and non-physical Damages
127	1328/2004		CSPE	(d)4,687.16	Non-existence of Tax Debt
128	1773/2005		CSPE	(d)3,668.46	Non-existence of Tax Debt
129	198/2004		CSPE	(a)2,596.76	Power supply
130	2161/2005		CSPE	(a)15,095.28	Electricity bill dispute
131	2511/2006		CSPE	(a)613.00	Power supply
132	1719/2006		CSPE	(d)4,053.02	Light post
133	1718/2006		CSPE	(d)2,592.13	Light post
134	1672/2006		CSPE	(d)823.04	Light post
135	1661/2006		CSPE	(d)393.63	Light post
136	1869/2006		CSPE	(d)17,052.87	Acknowledgment of Debt
137	1797/2006		CSPE	(d)322,171.69	Electricity Bills
138	1794/2006		CSPE	(d)3,409.09	Institution of easement
139	1791/2006		CSPE	(d)2,145.87	Institution of easement
140	1854/2006		CSPE	(d)1,678.51	Institution of easement
141	1140/2006		CSPE	(d)3,169.24	Nonphysical Damages
142	582.01.2006.002124-7		CSPE	(d)1,482.64	Electric power network
143	2111/2006		CSPE	(d)5,503.56	Pecuniary damages
144	2108/2006		CSPE	(d)14,000.00	Nonphysical Damages
145	2754/2003		CSPE	(d)108.28	New power connection
146	28/2005		CSPE	(d)1,027.11	Power supply
147	382/2006		CSPE	(d)1,202.25	Power supply
148	402/2002		CSPE	(d) 648,000.00	Nonphysical Damages
149	688/2005		CSPE	(d)1,000.00	Power supply
150	79/2006		CSPE	(d)1358.65	Electric damage
151	840/2004		CSPE	(d)81532.56	Non-existence of Tax Debt

	Docket number		Company	Claimed Amount (R$)	Purpose of the proceeding
152	1735/2005		CSPE	(a)5,000.00	Light post sharing
153	2006.61.10.012430-9		CSPE	(a)10,000.00	Right of way authorization
154	011.04.022400-8		CSPE	(a)107,448.00	Revision of share leasing
155	1474/2006		CSPE	(d)48,546.16	Pecuniary damages
156	000.02.171131-3		CSPE	Amount to be ascertained by the court	New power connection
157	2006.61.10.010217-0		CSPE	(a)10,000.00	Petition for writ of mandamus
158	2006.61.10.010218-1		CSPE	(a)10,000.00	Petition for writ of mandamus
159	96.03.045616-0		CSPE	Amount to be ascertained by the court	Non-existence of Legal Relationship
160	02064.2005.129.15.00.6	(837/95)	CSPE	Amount to be ascertained by the court	Non-existence of Legal Relationship
161	463/95		CSPE	Amount to be ascertained by the court	Suspension of deduction(mandatory union dues)
162	2062/96		CSPE	Amount to be ascertained by the court	Non-existence of Legal Relationship
163	1267/2001		CSPE	Amount to be ascertained by the court	Suspension of deduction(mandatory union dues)
164	000.01.046772-6		CSPE	Amount to be ascertained by the court	Mandatory union dues
165	640/92		CSPE	Amount to be ascertained by the court	Non-existence of Legal Relationship
166	607/94		CPEEQ	Amount to be ascertained by the court	Suspension of deduction(mandatory union dues)
167	935/2004		CPEEQ	Amount to be ascertained by the court	Non-existence of Legal Relationship
168	1698/2004		CPEEQ	Amount to be ascertained by the court	Mandatory union dues
169	2065/2003		Lajeado	(d) 3,216,734.11	Pecuniary damages
170	02/2006		CJE	(d)1,011.99	Indemnity for electric damages
171	1446/1998		CJE	(a)10,000.00	Power rate adjustment — Ordinance
172	1022/1994		CJE	(a)2,000.00	Power rate adjustment — Ordinance
173	445/1999		CJE	(a)1,500.00	Power rate adjustment — Ordinance
174	103/2006		CJE	(a)5,678.38	Car accident
175	1002/1996		CJE	(d)421,369.26	Power rate adjustment — Ordinance
176	583.02.2006.108927-2		CJE	(a)1,000.00	Interruption statute of limitation
177	556/1995		CJE	(a)5,000.00	Power rate adjustment — Ordinance
178	93.0028730-3		CJE	(d)4,957.38	Power rate adjustment — Ordinance
179	93.0031970-1		CJE	(d)6,091.79	Power rate adjustment — Ordinance
180	790/2006		CJE	(d)150.65	Power supply by lack of payment
181	95.060.7456-9		CJE	(a)1,500.00	Power rate adjustment — Ordinance
182	583.53.2006.105197-7		CJE	(a)1,000.00	Interruption of prescriptive period

	Docket number	Company	Claimed Amount (R$)	Purpose of the proceeding
183	2300/2004	CJE	(d)391,022.06	Refund of amounts paid
184	97.468350-9 (504/97)	CJE	(d)4,101.85	Refund of amounts paid
185	424/2006	CJE	(a)10,000.00	Unlawfulness of ordinances 038/86 and 045/86
186	1308/1995	CJE	(d)51,152.29	Refund of amounts paid
187	95.0600396-3	CJE	(a)1,500.00	Review of amounts paid
188	2133/1996	CLFM	(d)288.86	Electricity bill dispute / Refund
189	93.0025506-1	CLFM	(a)1,000.00	Electricity bill dispute / Refund
190	954/2006	CLFM	(d)2,736.31	Power supply
191	69/2000	CLFM	(a)20,000.00	Electricity bill dispute / Refund
192	359/2005	CLFM	(a)1,415.96	Disconnection for irregularity
193	905/2006	CLFM	(a)2,000.00	Ordinance
194	926/1995	CLFM	(a)1,000.00	Electricity bill dispute / Refund
195	0432.06.0122004	CLFM	(a)350.00	Disconnection for lack of payment
196	1300/98	CLFM	(d)951,275.80	Judgment execution
197	1591/05	CPEE	(a) 957.24	Physical and non-physical Damages
198	1484/2005	CPEE	Amount to be ascertained by the court	Power supply by lack of payment
199	947/2001	CSPE	(d)609.55	Electricity bill dispute
200	92.0098536-3	CSPE	(a)1,000,000.00	Tax Unenforceability
201	2006.61.10.007586-4	CSPE	(a)9,569.85	Power supply by irregularity
202	000.03.090683-0	CSPE	(a)62,636.00	Power rate adjustment
203	1473/2006	CSPE	(a)1,000.00	Power supply by lack of payment
204	121/2006	CSPE	(d)26,646.44	Power supply by lack of payment
205	834/1999	CSPE	(d)265.91	Power rate adjustment
206	439/2005	CSPE	(d)1,027.11	Cancellation of work
207	2442/2002	CSPE	(d)906.25	Collection of instrument of credit
208	1876/2005	CSPE	(a)1,000.00	Cancellation of work
209	2003.001.087482-8	CMS Empreend.	(d) 138,904.12	Collection of leasing paid in advance
210	2999/2002	Paulista Lajeado	(d)1.808.530,52 (7%)	General and pecuniary damages
211	3484/2004 (3076/02)	Paulista Lajeado	(d)329.554,28 (7%)	General and pecuniary damages
212	7197/2003	Paulista Lajeado	(d)412.551,52 (7%)	General and pecuniary damages
213	5577/2002	Paulista Lajeado	(d)937.548,87 (7%)	General and pecuniary damages
214	2080/2001	CJE	(d)1,029.51	Non-existence of Tax Debt (Ordinance)
215	1023/2002	CJE	(d)853.18	Physical and non-physical Damages
216	2081/2001	CJE	(a)1,300.00	Non-existence of Tax Debt (Ordinance)
217	94.0602991-0	CJE	(a)1,300.00	Ordinance
218	105/2002	CJE	(d)97,923.84	Ordinance
219	534/2002	CJE	(d)45,092.09	Power rate adjustments
220	1559/1995	CJE	(d)288,599.55	Ordinance
221	583.00.2006.200199-1	CJE	(a)100,000.00	Ordinance
222	1045/2005	CJE	(d)997.75	Electric Damage

	Docket number	Company	Claimed Amount (R$)	Purpose of the proceeding
223	1636/2006	CJE	(d)4,453.55	Electric Damage — possible as to Nonphysical Damages — 2.800,00
224	1730/2006	CJE	(d)3,238.69	Ordinance
225	2026/2003	CJE	(a)5,000.00	Denial of new connection
226	314/2000	CJE	(d)2,834.50	Electric Damage
227	0432.05.008484-2	CLFM	(d)1,560.92	Nonphysical Damages for Power supply
228	0432.05.007961-0	CLFM	(d)3,644.80	Nonphysical Damages for Power supply
229	0432.06.012549-4	CLFM	(d)2,385.00	Physical and nonphysical damages
230	158/2006	CLFM	(a)4,937.75	Ordinance
231	1327/2004	CLFM	(a)1,000.00	Power supply — (connection of new supply points)
232	971/2005	CLFM	(a)1,788.97	Physical damages
233	156/99	CLFM	(d)353,792.73	Physical and nonphysical damages
234	451/2005	CLFM	(d)736.07	Electric Damages
235	488/2005	CLFM	(d)2,782.48	Electric Damages
236	77/2005	CLFM	(d)2,122.10	Power supply. — (supply point connection — carnival)
237	1272/2003	CPEE	(d)1,740.95	Nonphysical Damages for Power supply
238	1379/2003	CPEE	(d)6,464.65	Property damages for Power supply
239	1219/2004	CPEE	(d)2,606.50	Physical damages
240	1173/2005	CPEE	(d)605.43	Physical damages
241	427/2002 428/2002	CPEE	(d)8,940.93	Power rate reclassification
242	933/2005	CPEE	(d)513.09	Provisional remedy
243	730/1997	CPEE	(d)23,673.47	Physical and non-physical Damages
244	1422/06	CSPE	(d)4,000.00	Nonphysical Damages
245	1315/2005	CSPE	(a)1,000.00	Power supply for lack of payment
246	1143/1996	CSPE	(d)79,683.33	Ordinance
247	2370/2002	CSPE	(d)5,665.68	Nonphysical Damages
248	1316/2006	CSPE	(d)3,664.80	Nonphysical Damages
249	3509/2004	CSPE	(d)13,964.04	Nonphysical damages — construction of branch line
250	79/1998	CSPE	(d)28,717.78	Debenture redemption
251	97/2004	CSPE	(d)6,367.09	Nonphysical damages — destruction of tomato greenhouse
252	323/2002	CPEEQ	(d)5,772.17	Physical and non-physical Damages — Car accident
253	197/2007 (Edson Costa Lima)	CPEE	(d) 923,00	Suit for payment in cash
254	1433/2000	CJE	(a)1.000,00	Suspension in the interruption of electric power
255	151/1997	CJE	(d)8,581.54	Proof of Claim (“Habilitação de Crédito”)
256	1620/1997	CJE	(d)1,411.86	Proof of Claim (“Habilitação de Crédito”)

	Docket number	Company	Claimed Amount (R$)	Purpose of the proceeding
257	2055/2000	CJE	(d)1,875,00	Bankruptcy
258	1532/2005	CPEE	(d)9,876.03	Collection of bills related to the supply of electric power
259	195/2006 (129.01.2006.000666-7)	CPEE	(d)139.00	Indemnification for electric damages
260	677/2006	CPEE	(d)1,044.34	Indemnification due to accident
261	1677/95	CLFM	(a)500.00	Dispute for territory for labor union activity
262	360.01.2006.002236-7 (434/2006)	CLFM	(d)140,169.85	Non-existence of tax debt
263	1036/2004	CSPE	(d)35,431.25	Non-existence of tax debt
264	1119/2005	CSPE	(d)169,444.41	Non-existence of tax debt
265	1699/2001	CSPE	(d)998.74	Deposit in court (“consignação em pagamento”)
266	1939/2001	CSPE	(a)5,000.00	Adverse possession
267	214/2006	CSPE	(d)23,897.28	Non-existence of tax debt
268	340/2003	CSPE	(d)12.220,54	Collection of bills related to the supply of electric power
269	643/2005	CSPE	(d)29,113.00	Abstention of interruption
270	822/2002	CSPE	(d)21,016.70	Deposit in court (“consignação em pagamento”)
271	003/2005	CPEEQ	(d)2,613.86	Physical indemnification
CLAIMS FILED BY SUBSIDIARIES

Company	Docket Number	Claimed amount	Plaintiff	Defendant
CJE	101/1994	(d)6,737.13	CJE	Barbin
	1170/2004	(d)25,296.60	CJE	Ceramica Arte Oriental
	119/2004	(d)3,491.87	CJE	Lucimara mazarini
	135/2002	(d)170,531.93	CJE	Europet Ind. E Com.
	1400/2004	(d)85,997.23	CJE	Porcelana Rocha
	1617/2006	(d)50,848.40	CJE	Ceramica Neri
	1808/2006	(d)4,156.04	CJE	Projeto Construções Elétricas e telefonia
	2326/2006	(d)76,515.57	CJE	Ceramica Bodini
	2342/2006	(d)21,290.74	CJE	Paulo Sérgio Amorim
	2535/2006	(d)477.26	CJE	Engratec
	435.01.2006.003606-8 (1531/2006)	(d)4,411.45	CJE	José Giovani Bianchi
	435.01.2006.003607-0 (1532/2006)	(d)2,665.50	CJE	Jeferson Roberto Rangel

Company	Docket Number	Claimed amount	Plaintiff	Defendant
	435.01.2006.003608-3 (1533/2006)	(d)2,055.84	CJE	Fábio Domingues Justino
	435.01.2006.003609-6 (1534/2006)	(d)379.16	CJE	Rafael Felipe Policarpo
	435.01.2006.003610-5 (1535/2006)	(d)1,568.37	CJE	Demolicar Promoções e eventos
	435.01.2006.000070 (49/2006)	(d)22,017.03	CJE	Porcelana Santa Rosa
	773/1997	(d)481,560.71	CJE	Ceramica Santa Isabel
	775/1997	(d)1,092,304.45	CJE	Porcelana Sagrado Coração de Jesus
	435.01.2006.001862-7 (832/2006) concordata	(d)779,619.61	CJE interested party	Industria Nacional de Plásticos Pedreira
	000.05.065208-7/00016	(d)1,120,322.75	CJE	Bankruptcy Banco Santos
	05.119.283-1	(d) 2,260,814.13	CJE	Bankruptcy Procid Invest
	05.119.283-1	(d) 413,387.70	CJE	Bankruptcy Procid Invest
CPEE
	340/2003	(d)12,220.54	MP/SP Company is interested in the proceeding as a creditor.	Renovias Integradas do Oeste X CSPE
	1601/2006	(d)36,866.07	CPEE	Lisan Indústria e Comércio Bebidas
	1163/2006	(d)121,545.96	CPEE	Associação Espírita Beneficente Paulo de Tarso
	507/2006	(d)13,632.84	CPEE	J O Junqueira AGPEC
	528/2003	(d)19,013.47	Supermercado Polar	CPE
	588.01.2006.001770-4	(d)17,422.14	CPEE	José Lúcio de Siqueira
	507/2006	(d)1,031,047.32	CPEE	Prefeitura Municipal de Tapiratiba
	174/2002	(d)740,882.09	CPEE	Prefeitura do Município de Casa Branca
	1584/2006	(d)21,571.26	CPEE	Novacon Engenharia de Concessões
	823/2001	(d)27,752.40	CPEE	Prefeitura Municipal de Divnolândia
	937/2001	(d)166,725.87	CPEE	Prefeitura Municipal de Tapiratiba
	1243/01	(d)544,481.39	CPEE	Prefeitura do Município de Casa Branca
	068/2002	(d)130,211.00	CPEE	Prefeitura Municipal de Divnolândia
	000.05.065208-7/00016	(d)2,570,783.90	CPEE	Bankruptcy Banco Santos
	676/2001	(d)3,071.18	CPEE	Evandro Carlos da Costa
	05.119.283-1	(d)1,352,322.56	CPEE	Bankruptcy Procid Invest
	972/2000	(d)7,176.00	CPEE	Indústria e Cerâmica São Luiz
CSPE
	000.01.021823-8	(d)110,454.37	CSPE	Mário Roberto Cavallazzi
	008/2002	(d)959.30	CSPE	Narcisa Machado de Oliveira
	123.01.2006.006.256-0 (1065/2006)	(d)954.29	CSPE	Francisco Jucelâneo Andrade Silva
	123/2004	(d)662.26	CSPE	Lucindo Aparecido de Oliveira
	14/2002	(d)189.79	CSPE	Luciano Francisco Rolim de Paulo
	196/2004	(d)5,819.05	CSPE	Rodrigo Queiroz Santos
	1162/2006	(d)52,473.85	CSPE	Antonio Marcos Paes
	298/2001	(d)3,384.04	CSPE	Adão do Bom Jesus Batista
	474/2002	(d)71,021.26	CSPE	Maior Ind. E com. De Leite Ltda
	269.01.2006.011653-4	(d)50,558.81	CSPE	Antonios Paes
	000.05.065208-7/00016	(d)912,073.43	CSPE	Bankruptcy Banco Santos
	05.119.283-1	(d)3,148,476.09	CSPE	Bankruptcy Procid Invest
CLFM
	0432.06.012681-5	(d)702,95	CLFM	Baldonato Aparecido Felix da Silva
	1047/2001	(d)977.47	CLFM	Severino e Oliveira Ltda.
	1270/2001	(d)200,462.20	CLFM	Prefeitura do Município de Mococa
	1304/2006 (360.01.2006.005.995-4)	(d)5,370.14	CLFM	RV Administração, Promoções e Eventos
	1641/2000	(d)157,275.72	CLFM	Prefeitura do Município de Mococa
	1642/2000	(d)981,284.01	CLFM	Prefeitura do Município de Mococa

Company	Docket Number	Claimed amount	Plaintiff	Defendant
	2018/1996	(d)151,244.14	CLFM	Frigorífico Frigon
	21/2006	(d)8,227.57	CLFM	Nilson Antonio Pádua
	574/2001	(d)6,001.09	CLFM	Antonio Marcos Fagundes
	05.119.283-1	(d)320,455.58	CLFM	Bankruptcy Procid Invest
CPEEQ
	2659/2005	(d)9.577,23	CPEEQ	Rile Comercial Ltda
	1901/2005	(d)39.754,83	CPEEQ	Mario Rodriguez
	1817/2005	(d)19.699,94	CPEEQ	Amauri Marchi
	609.01.2006.000220-4	(d)16.234,42	CPEEQ	J. Kobara Telecomunicações
	003/2005	(d)2.613,86	Luis Fernando Missura	CPEEQ
	1237/2005	(d)2.823,51	CPEEQ	Prefeitura Municipal de Tapiratiba
	1238/2005	(d)2.823,51	CPEEQ	José Carneiro
	1239/2005	(d)988,68	CPEEQ	Laerti Oliveira
	1426/2005	(d)1.294,53	CPEEQ	Marcos Silva
	1510/2004	(d)7.330,36	CPEEQ	Eduardo Lima
	1873/2005	(d)735,44	CPEEQ	Antonio de Camargo
	1874/2005	(d)3.597,45	CPEEQ	Eduardo Lima
	1900/2005	(d)2.932,34	CPEEQ	Leite S. Leal S/C Ltda.
	261/2004	(d)7.077,09	CPEEQ	Reinaldo Porta e Outro
	866/2005	(d)5.719,24	CPEEQ	Lairton Hensil
	1120/2006	(d)47.312,37	CPEEQ	Prefeitura de São Sebastião da Grama
FILED IN 2007

Plaintiff	Defendant	Action	Docket No.	Claimed Amount (R$)
Gabriel Antunes Correa	CSPE	Action for performance specific	269.01.2007.000755-0 67/2007	87.63
Alessandra Anastácia J. Baltussen	CSPE	Petition for writ of mandamus	269.01.2007.001115-4	1,000.00
Osvaldo Vicente Palhares	CSPE	Summary Proceeding — in general	53/2007	3,964.26
Clementino Leonel de Medeiros Junior	CSPE	Compensation for damages	127/2007	819.86
Vicente Elias dos Santos	CSPE	Declaratory Action	153/2007	13,064.25
André Boitchenco Catarino	CSPE	Physical Damages and lost profits	199/2007	14,243.49
Eneide Silva B. Catarino	CSPE	Physical Damages and lost profits	196/2007	14,268.96
Maria Silvia de Mello Leonel	CSPE	Action for payment in cash	203/2007	413.83
João Antonio Machado	CSPE	Action for payment in cash	2111/2006	5,804.90
CSPE	Carlos Real Amadeu	Action for establishment of administrative easement	1794/2006	3,409.09
CSPE	Laércio Viana de Moraes	Collection action	269.01.2007.001631-3	1,371.04
Osario Franco de Queiroz	CSPE	Action for payment in cash	236/2007	14,000.00
CSPE	ALL — América Latina Logística do Brasil S/A	Petition for writ of mandamus	2006.61.10.012430-9	10,000.00

Plaintiff	Defendant	Action	Docket No.	Claimed Amount (R$)
Carlos Alberto Siqueira de Camargo	CSPE	Declaratory action	343/2007	533.00
CSPE	Serraria Itapinus Ltda EPP	Collection action	31/2007	17,041.75
Clélia Maria da Silva Fabiano	CLFM	Motion for interlocutory injunctive relief	90/2007	746.40
Santos Credit Master Fundo de Inv. Financeiro	CLFM	Action for enforcement of debt instrument	1781/2006	2,137,823.77
Leandro Lopes de França	CJE	Suit for Physical and non-physical Damages	41/2007	14,649.40
Natanael Ferreira de Farias Lauton	CJE	Suit for damages	147/2007	709.56
Delphi Automotive Systems do Brasil Ltda	CJE	Declaratory action	262/2007	50,000.00
CJE	Luiz Felipe Bemvenho Siqueira	Collection action	267/2007	9,485.28
CJE	Parogi Mat. p/ Construção	Collection action	2536/2006	4,526.73
CJE	Luciane Cristina Boldrin	Collection action	268/2007	534.79

SIGNIFICANT EXTRAJUDICIAL CLAIMS

Claimant	Opposing Party	Document	Subject Matter
CSPE	Estate of Banco Santos	Notice**	R$8,477,083.98**

EDP Lajeado Energias do Brasil	CMS Electric & Gas LLC	Letters dated March 19, 2007; April 2nd, 2007	Right of first refusal to the shares held by Paulista Lajeado Energia S.A. in Investco S.A.***

Rede Lajeado Energia S.A.	CMS Electric & Gas LLC	Letter dated April 10, 2007	Same

**	This notice refers to a collection of part of the amount related to a potential contingent liability with respect to Banco Santos group, involving an original value of approximately R$13.8 million, originated from financial transactions in the fiscal year of 2004, engaged with Banco Santos by the subsidiaries Mococa Energia, Paulista Energia, Sul Paulista Energia and Jaguari Energia.

***	See Schedule 3.1(c)(ii).
TAX ACTIONS: See Schedule 3.5 under the heading “Tax Matters”.
LABOR CLAIMS

	Claim number	Companies involved	Claimed Amount (R$)	Purpose of the action
1	98.0003048-4	CPEE et al.	(a)410.43	Non-existence of Tax Debt — Funrural
2	505/2006	CPEE et al.	(a)2,000.00	Labor claim
3	11898/2005	CPEE	(d)37,136.75	Labor claim
4	1627/2003	CPEE et al.	(d)18,437.62	Labor claim
5	1481/2005	CPEE	(d)14,000.00	Labor claim
6	1979/2001	CPEE et al.	There is no pecuniary amount involved in this lawsuit	Labor claim
7	873/91 (atual 1625/2006)	CPEE et al.	Amount to be ascertained by the court	Non-existence of Legal Relationship
8	629/91	CPEE et al.	Amount to be ascertained by the court	Suspension of deduction (mandatory union dues)
9	000.00.544111-0 (977/2006)	CPEE et al.	There is no pecuniary amount involved in this lawsuit	Mandatory union dues
10	98.0003048-4	CLFM et al.	(a)410.43	Non-existence of Tax Debt — Funrural
11	505/2006	CLFM et al.	(a)2,000.00	Labor claim
12	823/2006	CLFM	(d)8,000.00	Labor claim
13	1531/2002	CLFM et al.	(d)34,424.92	Labor claim
14	2130/2002	CLFM	(d)100,321.93	Labor claim
15	11996/2005	CLFM	(d)42,000.00	Labor claim
16	1979/2001	CLFM et al.	There is no pecuniary amount involved in this lawsuit	Labor claim
17	000.00.544111-0 (977/2006)	CLFM et al.	There is no pecuniary amount involved in this lawsuit	Mandatory union dues
18	98.0003048-4	CSPE et al.	(a)410.43	Non-existence of Tax Debt — Funrural
19	505/2006	CSPE et al.	(a)2,000.00	Labor claim
20	1020/2006	CSPE	(d)26,000.00	Labor claim
21	1538/1999	CSPE	(d)33,225.02	Labor claim
22	549/2003	CSPE	(d)186,515.81	Labor claim

	Claim number	Companies involved	Claimed Amount (R$)	Purpose of the action
23	1646/2003	CSPE	(d)16,455.11	Labor claim
24	852/2004	CSPE	(d)56,486.22	Labor claim
25	488/2005	CSPE	(d)6,791.12	Labor claim
26	1979/2001	CSPE et al.	There is no pecuniary amount involved in this lawsuit	Labor claim
27	873/91 (atual 1625/2006)	CSPE et al.	Amount to be ascertained by the court	Non-existence of Legal Relationship
28	629/91	CSPE et al.	Amount to be ascertained by the court	Suspension of deduction (mandatory union dues)
29	000.00.544111-0 (977/2006)	CSPE et al.	Amount to be ascertained by the court	Mandatory union dues
30	505/2006	LAJEADO et al.	(a)2,000.00	Labor claim
31	709/2003	CPEEQ	(d)16,687.10	Labor claim
32	406/2004	CPEEQ	Amount to be ascertained by the court	Labor claim
33	1140/2005	CPEEQ	(d)18,491.69	Labor claim
34	2064/2005	CPEEQ	Amount to be ascertained by the court	Labor claim
35	1627/2003	CPEEQ et al.	(d)18,437.62	Labor claim
36	98.0003048-4	CJE et al.	(d)410.43	Non-existence of Tax Debt — Funrural
37	505/2006	CJE et al.	(a)2,000.00	Labor claim
38	1531/2002	CJE et al.	(d)34,424.92	Labor claim
39	1979/2001	CJE et al.	There is no pecuniary amount involved in this lawsuit	Labor claim
40	988/2006	CJE	(d)420,000.00	Labor claim
41	873/91 (currently 1625/2006)	CJE et al.	Amount to be ascertained by the court	Non-existence of Legal Relationship
42	629/91	CJE et al.	Amount to be ascertained by the court	Suspension of deduction (mandatory union dues)
43	000.00.544111-0 (977/2006)	CJE et al.	There is no pecuniary amount involved in this lawsuit	Mandatory union dues
44	34/2003	CPEE	(d)36,176.38	Labor claim
45	878/2002	CLFM E et al.	(d)56,181.74	Labor claim with request for preliminary injunction
46	1178/2000	CSPE	(d)452,153.87	Labor claim
47	878/2002	CJE et al.	(d)56,181.74	Labor claim with request for preliminary injunction
48	34/2003	CPEEQ et al.	(d)36,176.38	Labor claim
49	990/2005	CPEEQ et al.	(d)582,000.00	Compensation for damages
50	1887/2001	CPEE	(d)140,000.00	Labor Claim
51	1738/2003	CPEE	(d)49,421.85	Labor Claim
52	0006/1995	CPEE	(d)11,938.78	Labor Claim
53	1300/2003	CPEE	(d)34,001.15	Labor Claim
54	913/2006 (antigo1481/2003)	CPEE	(d)417,950.38	Labor Claim
55	0005/1995	CPEE	(d)1,448,529.02	Compensation — Hazard Working Conditions

	Claim number	Companies involved	Claimed Amount (R$)	Purpose of the action
56	97.0057321-4	CPEE	(a)1,387.54	Education allowance
57	1052/2003	CLFM	(d)1,755.74	Labor Claim
58	97.0057321-4	CLFM	(a)1,387.54	Education allowance
59	1014/2004	CSPE	(d)3,200.00	Labor Claim
CLAIMS FILED AGAINST SUBSIDIARIES

Claim number	Companies Involved	Claimed Amount (R$)	Purpose of the Action
18/1995[3]	CLFM	(d)300,994.07	Hazardous Working Conditions
1312/1999[4]	CLFM	(d)1,807,83	Labor Claim
10934/2005[5]	CLFM	There is no pecuniary amount involved in this lawsuit	Labor Claim
17/1995[6]	CSPE	(d)6,746.64	Hazardous Working Conditions
1209/2000[7]	CSPE	(d)23,00	Labor Claim
708/2000[8]	CSPE	(d)481.68	Labor Claim
999/2005[9]	CSPE et al.	(d)46.995,00	Labor Claim
07/1995[10]	CJE	(d)4.312,56	Labor Claim
FILED IN 200711

Plaintiff	Defendant	Action	Proceeding No.	Claimed Amount (R$)
Marcos Livingston de Oliveira	CSPE	Labor claim	78/2007	6,274.44
See Schedule 3.3(b) under the heading “Undisclosed Liabilities”. The information included thereunder shall not be deemed to be an exception to the representations and warranties included in Section 3.6 of the Agreement for purposes of the indemnification provisions of Article VIII.

3	The proceeding involves the discussion about hazardous pay, but the parties reached a judicial settlement.

4	A final and unappealable decision was issued. Amount to be paid.

5	The claimant was ordered to pay for bad faith litigation.

6	The proceeding involves the discussion about compensation for hazardous working conditions, but the parties reached a judicial settlement.

7	The result of the proceeding is being enforced.

8	Award calculation/amount offered by CSPE.

9	Judicial settlement.

10	Hazardous pay/Dismissal without prejudice

Schedule 3.7(a)
Compliance with Laws

DESCRIPTION	CLAIMED AMOUNT	COMPANY	PAYMENT DATE	STATUS
Notice 0531/02 — AI 151 — related to DEC and FEC indicators with CSPE	10,071.48	CSPE	01/31/2003	Closed
Notice 0532/02 — AI 152 — related to DEC indicator with CPEE	3,111.27	CPEE	01/31/2003	Closed
Notice 0535/02 — AI 153 — related to FEC indicators with CLFM	3,014.13	CLFM	01/31/2003	Closed
Addendum to contract with CPEE Equipamentos executed without consent by ANEEL (Notice 475/2002 — AI049)	3,299.00	CPEE	04/04/2003	Closed
Addendum to contract with CPEE Equipamentos executed without consent by ANEEL (Notice 476/2002 — AI048)	20,015.00	CJE	04/04/2003	Closed
Addendum to contract with CPEE Equipamentos executed without consent by ANEEL (Notice 553/2002 — AI137)	5,295.44	CLFM	04/04/2003	Closed
Addendum to contract with CPEE Equipamentos executed without consent by ANEEL (Notice 554/2002 — AI138)	8,226.29	CSPE	04/04/2003	Closed
Consent to PLE share control transfer to a different company without prior consent by ANEEL. Notice 058/2005 AI 034/2005	55,379.87	PLE	10/16/2006	Closed
Economic and Financial Inspection (Loan Agreement, Physical Inventory, Disposal Proceedings, Orders in Course, Affiliates Companies, CUSD.) Notice 0680/2003 — AI187	41,537.49	CSPE	02/09/2007	Awaiting dismissal
Financial interest in costs of new connections — Notice 0558/2002 e AI 0173/2004	25,000.00	CSPE	02/09/2007	Awaiting dismissal
Economic and Financial Inspection (Loan Agreement, Physical Inventory, Disposal Proceedings, Orders in Course, Affiliates Companies) Notice 0683/2003 AI 185	21,457.18	CLFM	02/22/2007	Awaiting dismissal
Economic and Financial Inspection (Loan Agreement, Physical Inventory, Disposal Proceedings, Orders in Course, Affiliates Companies), Notice 682/2003 — AI 188/2005	49,475.45	CPEE	02/22/2007	Awaiting dismissal
Economic and Financial Inspection (Loan Agreement, Physical Inventory, Disposal Proceedings, Orders in Course, Affiliates Companies, URP) AI 186 Notice 0684/2003	43,089.83	CJE	02/22/2007	Awaiting dismissal
Services Agreement — 1st addendum executed without consent by ANEEL Notice 0142/2003 AI 004/2004	WARNING	CSPE	—	Awaiting dismissal
Services Agreement — 1st addendum executed without consent by ANEEL Notice 0155/2003 AI 002/2004	WARNING	CLFM	—	Awaiting dismissal

DESCRIPTION	CLAIMED AMOUNT	COMPANY	PAYMENT DATE	STATUS
Services Agreement — 1st addendum executed without consent by ANEEL Notice 0156/2003 AI 003/2004 — fine of 25,387.72	Revoked by Official Order 1389/05 of 18.Oct.05	CJE	-	Awaiting dismissal
Failure to comply with Resolution 249/2002 — sending of data to CBEE (Notice 140/2004) AI 015/2005	WARNING	CSPE	—	Closed
Failure to comply with Resolution 249/2002 — sending of data to CBEE (Notice 142/2004) AI 016/2005	WARNING	CLFM	—	Closed
Failure to comply with Resolution 249/2002 — sending of data to CBEE (Notice 143/2004) AI 012/2005	WARNING	CJE	—	Closed
Failure to comply with Resolution 249/2002 — sending of data to CBEE (Notice 145/2004) AI 014/2005	WARNING	CPEE	—	Closed
Services Agreement — 1st addendum executed without consent by ANEEL Notice 0158/2003 AI 001/2004	Revoked by Official Order 760/04 of 21.Sep.04	CPEE	—	Awaiting dismissal
Penalty for Insufficient Consumption Coverage January/06 CCEE Notice 058/2006 — Penalty R$121.050,84	WARNING	CJE	—	Closed
TOTAL PAID (2003+2006+2007)	R$ 288,972.43	—	—	—

Loan agreement between related parties CJE x CSPE Notice 060/2005 AI 025/2005 (Case no. 48500.001170/05)	72,841.41	CJE	—	Being analyzed by reporting director. Joísa — awaiting inclusion in the agenda of the board of officers’ meeting
Notice — Notice no. 028/2006—SFF of 02.Mar.2006 — RTE. AI 021/2006	169,133.06	CJE	—	Examination of record requested on 09.Feb.07
Notice — Notice no. 029/2006—SFF of 02.Mar.2006 — RTE. AI 023/2006	96,258.68	CLFM	—	Examination of record requested on 09.Feb.07
Corporate Restructuring — Private Instrument for Acknowledgment of Debt and Release Notice 057/2005 AI 0026/2005 (Case no. 48500.001171/05-48)	64,390.26	CPEE	—	Being analyzed by the directors
Related to inspection/05 — RTE, Notice — Notice no. 026/2006 AI 017/2006 (Case no. 48500.004636/03-14)	112,162.42	CPEE	—	Awaiting inclusion in the agenda of ANEEL’s board of officers — ANEEL’s reporting director Romeu Donizete Rufino was chosen by lot on 09.Nov.06
Notice — Notice no. 027/2006—SFF of 02.Mar.2006 — RTE. AI 022/2006	187,525.81	CSPE	—	Examination of record requested on 09.Feb.07
OUTSTANDING TOTAL	R$ 702,311.64

*	See Schedule 3.5 under the heading “Tax Matters”.
See Schedule 3.3(b) under the heading “Undisclosed Liabilities.” The information included thereunder shall not be deemed to be an exception to the representations and warranties included in Section 3.7(a) of the Agreement for purposes of the indemnification provisions of Article VIII.

Schedule 3.8(a)
Employee Benefits
See Schedule 3.13(a).
See Schedule 3.8(e).
The following plans are applicable to all employees under the collective bargaining agreements:
•	medical assistance;

•	dental assistance;

•	funeral assistance;

•	life insurance;

•	vacations loans;

•	pharmacy reimbursement;

•	transportation allowance;

•	basic items allowances;

•	biannual wage increase;

•	8-salary retirement incentive; and

•	participation in company’s profits.
There is also an education allowance, which may be applied by any employee subject to certain rules, which is not based on a collective bargaining agreement.
Additionally, the companies of the group have established on December 2005 a pension plan (named CMSPrev) for all employees. The employees receiving a salary less than the official pension limit will receive 3 (three) month salary upon retirement, without any contribution by the employee. The employees receiving a salary greater than said limit are allowed to contribute to the plan with an amount equivalent to 2% to 14% of his/her basic salary, which amount will be complemented by a contribution of the company up to the same amount subject to certain rules set forth in the Pension Plan.
Finally, certain managers and officers are entitled to use cars and mobile phones of the companies subject to companies’ policies and CMS Energy Brasil Annual Management Incentive Plan subject to certain rules.
The Company and certain Company subsidiaries and 17 employees (including certain executive officers) of the Company and such Company Subsidiaries have entered into certain agreements whereby such employees and executive officers are entitled to certain payments (i) upon termination of their respective employment with the Company without cause within 12 months after a change of control of the Company or (ii) within 12 months after a change of control of the Company if such employee terminates his/her employment as result of any change in his/her employment status in respect of his/her salary, position, responsibilities or duties. The obligations relating to the payments due to each of these 17 employees (including certain executive officers of the Company and such Company Subsidiaries) shall either be assigned and assumed by Seller or one of its Affiliates prior to the Closing Date or, if paid by the Company or Company Subsidiaries at or after the Closing Date, shall be reimbursed by the Seller or one of its Affiliates.

Schedule 3.8(b)
Employee Benefits
See Schedule 3.8(e)

Schedule 3.8(e)
Employee Benefits
Amendments to certain employment agreements between the following parties were entered into on the dates indicated below, providing for compensation upon termination under certain circumstances:
•	CPEE and John Sam Koutras, dated January 15, 2007.

•	CJEE and Adriana Marques Sarinho Ribeiro, dated August 7, 2006.

•	CSPE and Claude Breyvogel, dated August 1, 2006.

•	CPEE and José Anselmo da Silva, dated February 27, 2002

•	CPEE and Marco Antonio de Mello, dated June 10, 2003.

•	CPEE and Mario Octavio Frigo, dated February 27, 2002.

•	CJE and Luiz Toshiro Okamoto, dated February 27, 2002.

•	CJE and Guilherme Moretti Junior, dated February 27, 2002

•	CJE and Carlos Eduardo de Oliveira, dated February 27, 2002

•	CJE and Norberto de Jesus Filho, dated February 27, 2002

•	CSPE and Norberto de Jesus Filho, dated February 27, 2002

•	CPEE and Norberto de Jesus Filho, dated February 27, 2002

•	CSPE and Admir Polidoro, dated February 27, 2002

•	CSPE and Eduardo Matsudo, dated February 27, 2002

•	CSPE and Márcia Regina da Rocha Britto Sanches, dated February 27, 2002

•	CPEE and Antonio José Manrique, dated February 27, 2002

•	CLFM and Sergio Omar Vulijscher, dated February 27, 2002

•	CLFM and Ricardo Villagra da Silva Marques, dated September 10, 2003

•	CLFM and Liliane Messina Nóbile, dated February 27, 2002

Schedule 3.9(a)
Permits
     None.

Schedule 3.10(a)
Real Property
I. LEASED REAL PROPERTY
Lajeado Project — Leasing Agreement between Investco S.A. and Paulista Lajeado Energia S.A. (Contrato de Arrendamento entre Investco S.A. e Paulista Lajeado Energia S.A.) Parties: Lessor Investco; Lessee — Paulista Lajeado. Date: July 2001.
II. OWNED REAL PROPERTY
COMPANHIA PAULISTA DE ENERGIA ELÉTRICA — CPEE

1	Land (Transcription on pages 119v/120 — book 3-C) 2276	01 land area located at Rua Coronel Vicente Dias Jr. 100, Municipality of SJRPardo/SP, with total area of 6,050m2 — (Power Plant of SJRPardo)	Regional Administration
2	Land (Records no. 4844)	Land area located at Sítio Novo do Rio do Peixe, in the Municipality of SJRPardo/SP, with total area of 75.3341 hectares	Rio do Peixe Power Plant — Sítio Novo do Rio do Peixe
3	Land (Records no. 24668)	Land area located at Sítio Santa Terezinha, in the Municipality of SJRPardo/SP, with total area of 24,500m2	Rio do Peixe Power Plant — Sítio Santa Terezinha
4	Land (Records no. 20.282)	Land area located at Fazenda Santa Cruz, in the Municipality of SJRPardo/SP, with total area of 3.3396 ha	Rio do Peixe Power Plant — Fazenda Santa Cruz
5	Land (Records no. 24665)	Land area located at Sítio Nossa Senhora de Fátima, in the Municipality of SJRPardo/SP, with total area of 1.590 hectares	Rio do Peixe Power Plant — Sítio Nossa Senhora de Fátima
6	Land (Records no. 24666)	Land area located at Fazenda Rio do Peixe, in the Municipality of SJRPardo/SP, with total area of 3,901 hectares	Rio do Peixe Power Plant — Fazenda Rio do Peixe
7	Land (Records no. 24670)	Land area located at Fazenda Santa Amélia, Fazenda Cachoeira e Fazenda Santa Cruz, in the Municipality of SJRPardo, with an area of 90,0554 hectares	Rio do Peixe Power Plant — Fazenda Cachoeira
8	Land (Records no. 24669)	Land area located at Sítio Santa Terezinha, in the Municipality of SJRPardo, with total area of 0.8860 hectares	Rio do Peixe Power Plant — Sítio Santa Terezinha
9	Land (Records no. 24667)	Land area located on the real estate named Cachoeirinha do Santo Antonio, with an area of 0.9212 hectares	Rio do Peixe Power Plant — Sítio Cachoeirinha
10	Land (Records no. 5494)	Land area located at Fazenda Bela Vista, in the Municipality of SJRPardo/SP, with an area of 92.767m2	Rio do Peixe Power Plant — Fazenda Bela Vista
11	Land (Records no. 5493)	Land area located at Fazenda Salto do Rio do Peixe, in the Municipality of SJRPardo/SP, with an area of 79.200m2	Rio do Peixe Power Plant — Fazenda Salto do Rio do Peixe
COMPANHIA SUL PAULISTA DE ENERGIA — CSPE

1	Land (Records no.6285)	Lavrinha, Água Branca and Represa Velha — land located at Municipality of São Miguel Arcanjo/SP	São José Power Plant — São Miguel Arcanjo
2	Land (Records no. 58284, 58285, 58286, 58287, 58288 e	Land located at Rua Aristídes Lobo, 224, Downtown, Municipality of Itapetininga, with total area of 1,881.38m2	Office — regional — Itapetininga

58289
3	Land (Records no. 47655)	Land located at Rodovia Raposo Tavares, Bairro Água Limpa, Municipality of Itapetininga/SP, with total area of 19000m2	N/S and Warehouse — Chácara Água Limpa — Itapetininga
4	Land (Records no. 9344)	Land located at Estrada Municipal Chapadinha, Vila Lagoa Silvana, Municipality of Itapetininga/SP, with total area of 8.193m2	N/S Chapadinha — Itapetininga
COMPANHIA JAGUARI DE ENERGIA — CJE

1	Land (Records no. 8760)	Land located in the Municipality of Souza/SP, with an area of 64,858.35m2	Macaco Branco Power Plant
2	Land (Records no. 21.855)	Land located at former Road at Ladeira Antonio Zanchetta, currently Rua Gáspere, in the Municipality of Jaguariúna/SP, with an area of 2015m2	Jaguariúna Substation — 34,5 Kv
3	Land (Records no. 22172)	01 tract resulting from division of the real estate named Santa Cruz II, located in the Municipality of Jaguariúna (currently Rua Vigato, 1620)	Central Administration Office— Jaguariúna
COMPANHIA LUZ E FORÇA DE MOCOCA — CLFM

1	Land (Transcription 1922)	01 land located in real estate named Fazenda Pedra Branca, Municipality of Arceburgo/MG, with 04 alqueires (each alqueire corresponds to 48,400 m2) approximately	São Sebastião Power Plant
2	Land (Records no. 7310)	01 land located in the Municipality of Monte Santo de Minas/MG, on the margins of Rio Pinheirinho River, with 13 alqueires (each alqueire corresponds to 48,400 m2)	Pinheirinho Power Plant
3	Land (Transcription 1341)	01 land located at Rua Alferes Pedrosa, 227, Centro , Mococa/SP, with total area of 2,947.73m2	Regional
4	Land (Records no. 11.977)	01 land located at Rodovia MG- 449 (Arceburgo/Guaranésia), Municipality of Arceburgo/MG, with an area of 2,250.62m2	S/E Arceburgo/MG
CMS ENERGY EQUIPAMENTOS, SERVIÇOS, INDÚSTRIA E COMÉRCIO S/A

01	Land Records no. 22635	Lot no. 5, block “i” in allotment named Distrito Industrial (Industrial District) with 600m2	Land in the Distrito Industrial (Industrial District)
02	Land with building Records no. 26100	Head Office with office and shed— Av. dos Bragettas, 364 — Distrito Industrial (Industrial District) with 30m2	Office/Shed — Head office

Schedule 3.11(a)
Contracts
I. BNDES FINANCING AGREEMENTS
See Schedule 3.1(c) under the heading “BNDES Financing Agreements”.
II. AGREEMENTS
1. BASA Financing Agreement (Contrato de Financiamento n. 127-00/0568-2). Parties: Lender — BASA; Borrower — Investco. Date: December 28, 2000. Guarantor (Caucionante): CELPA. Intervening Parties (Mortgagors): Celtins Energética S/A (“Celtins Energética”), Agro Pastoril Lajeado Ltda. Guarantors (Fiadores): Rede Lajeado, EDP Lajeado, CEB Lajeado, and Paulista Lajeado.
1.1. First Amendment to BASA Financing Agreement (Primeiro Aditivo de Re-Ratificação ao Contrato de Financiamento n. 127-00/0568-2). Date: March 29, 2001.
2. BASA Financing Agreement (Contrato de Financiamento n. 127-99-0185-0). Parties: Lender — BASA; Borrower — Investco. Date: September 30, 1999. Guarantors (Caucionantes): CELTINS and CELPA. Guarantors (Fiadores): Vale Paranapanema, CELTINS, CEMAT, CELPA, CEB, CPEE and EDP Brasil.
2.1. First Amendment to BASA Financing Agreement (Primeiro Aditivo de Re-Ratificação ao Contrato de Financiamento n. 127-99-0185-0). Date: July 13, 2001. Guarantor EDP Brasil was replaced by Energen — Empresa Brasileira de Geração de Energia.
3. CPEE — ICMS Credit Assignment and Transfer Agreement (Instrumento de cessão e transferência de créditos de ICMS). Date: November 11, 2005.
4. CJE — ICMS Credit Assignment and Transfer Agreement (Instrumento de cessão e transferência de créditos de ICMS). Date: November 25, 2005.
5. Agreement for the Use of Transmission System — CUST no. 012/2003. Date: July 14, 2003. Parties: CPEE and Operador Nacional do Sistema Elétrico-ONS.
5.1. First Amendment to CUST no. 012/2003, dated December 17, 2003.
5.2. Second Amendment to CUST no. 012/2003, dated December 29, 2004.
5.3. Third Amendment to CUST no. 012/2003, dated December 30, 2004.
5.4. Forth Amendment to CUST no. 012/2003, dated November 30, 2005.
5.5. Fifth Amendment to CUST no. 012/2003, dated November 21, 2006.
6. Agreement for the Use of Transmission System — CUST no. 0122/2002. Date: December 30, 2002. Parties: CSPE and Operador Nacional do Sistema Elétrico-ONS.

6.1. First Amendment to CUST no. 0122/2002, dated May 30, 2003.
6.2. Second Amendment to CUST no. 0122/2002, dated December 17, 2003.
6.3. Third Amendment to CUST no. 0122/2002, dated August 31, 2004.
6.4. Forth Amendment to CUST no. 0122/2002, dated December 30, 2004.
6.5. Fifth Amendment to CUST no. 0122/2002, dated November 30, 2005.
6.6. Sixth Amendment to CUST no. 0122/2002, dated November 21, 2006.
7. Agreement for the Use of Transmission System — CUST no. 0123/2002. Date: December 30, 2002. Parties: CJE and Operador Nacional do Sistema Elétrico-ONS.
7.1. First Amendment to CUST no. 0123/2002, dated December 18, 2003.
7.2. Second Amendment to CUST no. 0123/2002, dated August 31, 2004.
7.3. Third Amendment to CUST no. 0123/2002, dated December 30, 2004.
7.4. Forth Amendment to CUST no. 0123/2002, dated February 28, 2005.
7.5. Fifth Amendment to CUST no. 0123/2002, dated November 30, 2005.
7.6. Sixth Amendment to CUST no. 0123/2002, dated November 21, 2006.
8. Agreement for the Use of Transmission System — CUST no. 008/2006. Date: January 25, 2006. Parties: CLFM and Operador Nacional do Sistema Elétrico-ONS.
8.1. First Amendment to CUST no. 008/2006, dated November 21, 2006.
9. Agreement for the Use of Transmission System — CUST no. 014/2001. Date: November 01, 2006. Parties: Investco, Rede Lajeado, EDP Lajeado, CEB Lajeado, Paulista Lajeado and Operador Nacional do Sistema Elétrico-ONS.
9.1. First Amendment to CUST no. 014/2001, dated October 21, 2003.
10. ICMS Credit Assignment and Transfer Agreement (Contrato de cessão e transferência de créditos de ICMS). Date: November 25, 2005. Parties: CPEE and Motorola Industrial Ltda.
11. ICMS Credit Assignment and Transfer Agreement (Contrato de cessão e transferência de créditos de ICMS). Date: November 25, 2005. Parties: CJE and Motorola Industrial Ltda.
12. Agreement for the Rendering of Maintenance Services related to Distribution Transformers — Agreement no. 4600006718. Date: November 01, 2005. Parties: CMS Equipamentos Elétricos and Companhia Paulista de Força e Luz.

12.1. First Amendment to Agreement no. 4600006718, dated January 11, 2007.
13. Services Agreement. Parties: CMSD and CMS Electric And Gas LLC.
14. Financing Agreement (“Contrato de Financiamento e Concessão de Subvenção”) — Agreement no. ECF 1384/96. Date: March 19, 1998. Parties: Centrais Elétricas Brasileiras S.A. — Eletrobrás and CPEE.
15. Financing Agreement (“Contrato de Financiamento e Concessão de Subvenção”) — Agreement no. ECFS 073/2004. Date: December 06, 2004. Parties: Centrais Elétricas Brasileiras S.A. — Eletrobrás and CSPE.
III. INVESTMENT AGREEMENT
1. Investment Agreement and Counter-Guarantees (Contrato de Investimento, Contra-Garantias e Outras Avenças). Parties: CELPA, CELTINS, Caiuá, CEMAT (jointly as shareholders of Rede Lajeado), EDP Brasil (as shareholder of EDP Lajeado), CEB (as shareholder of CEB Lajeado), CSPE (as shareholder of Paulista Lajeado), Rede Lajeado, EDP Lajeado, Paulista Lajeado and CEB Lajeado. Date: September 12, 2000. Intervening Parties: Investco and EDP Portugal.
2. Leasing Agreement: Rede Lajeado, EDP Lajeado, CEB Lajeado and Paulista Lajeado shall execute with Investco a Leasing Agreement (Contrato de Arrendamento). Every Lessee shall be jointly liable for the payment of the amounts due according to the Leasing Agreement, and shall have a subrogation right against the defaulting party, which will have to transfer its ordinary shares as form of payment in case of default.
3. Fiduciary Agency Agreement (“Contrato de Agenciamento Fiduciário”), dated July 30, 2001. Parties: Rede Lajeado, EDP Lajeado, CEB Lajeado, Paulista Lajeado, Investco, BNDES and other banks.
4. Concession Rights Pledge Agreement (Contrato de Penhor de Direitos Emergentes da Concessão) dated July 30, 2001. Parties: Rede Lajeado, Paulista Lajeado, EDP Lajeado, CEB Lajeado, Investco, BNDES, Banco Itaú S.A., Banco Bradesco S.A., Banco BBA Creditanstalt S.A. and Banco ABC Brasil S.A
5. Share Pledge Agreement, dated September 29, 2000. Parties: Shareholders of Rede Lajeado, Shareholders of EDP Lajeado, Shareholders of Paulista Lajeado, Rede Lajeado, EDP Lajeado, Paulista Lajeado, Investco, Centrais Elétricas do Pará S/A — CELPA, BNDES and other banks.
5.1. Amendment to the Share Pledge Agreement, dated February 1, 2001. Parties: Shareholders of Rede Lajeado, Shareholders of EDP Lajeado, Shareholders of Paulista Lajeado, Rede Lajeado, EDP Lajeado, Paulista Lajeado, Investco, Centrais Elétricas do Pará S/A — CELPA, BNDES and other banks.

IV. SHARE PURCHASE AND SHAREHOLDERS AGREEMENTS
1. Share Purchase Agreement (Instrumento Particular Para a Venda e Compra de Ações). Parties: Seller — Centrais Elétricas Brasileiras S.A.; Buyer — Paulista Lajeado. Date: December 29, 2005. Intervening Parties: Investco, Rede Lajeado, CEB Lajeado, and EDP Lajeado.
2. See Schedule 3.1(c)(i) under the heading “Shareholders Agreement”.
V. POWER PURCHASE AGREEMENTS
1. Power Purchase Agreement (Contrato de Compra e Venda de Energia). Parties: Seller — Investco; Buyer: CSPE. Date: February 1, 2002.
2. Power Purchase Agreement (Contrato de Compra e Venda de Energia). Parties: Seller — Paulista Lajeado; Buyer — CSPE. Date: November 1, 2001.
2.1. First Amendment to the Power Purchase Agreement (Primeiro Aditivo ao Contrato de Compra e Venda de Energia). Date: October 22, 2002.
3. Assignment Agreement of Power Purchase Agreement (Instrumento Particular de Cessão Parcial de Contrato de Compra e Venda de Energia Elétrica). Parties: Assignor — CSPE; Assignee — CPEE; Seller — Paulista Lajeado. Date: October 25, 2002.
4. Assignment Agreement of Power Purchase Agreement (Instrumento Particular de Cessão Parcial de Contrato de Compra e Venda de Energia Elétrica). Parties: Assignor — CSPE; Assignee — CJE; Seller - Paulista Lajeado. Date: October 25, 2002.
5. Power Purchase Agreement (Contrato de Compra e Venda de Energia — CTO/VE PLE n. 001/2005). Parties: Seller — Paulista Lajeado; Buyer — CMS Comercializadora de Energia Ltda. (Buyer). Date: September 28, 2005.
6. Power Purchase Agreement (Contrato de Compra e Venda de Energia — CTO/VE CJE n. 001/2001). Parties: CJE and CPE. Date: October 01, 2001.
VI. POWER PURCHASE AGREEMENTS WITH CESP
1. Power Purchase Agreement (Contrato de Compra e Venda de Energia). Parties: Seller — CESP; Buyer — CPEE. Date: January 31, 2007.
2. Power Purchase Agreement (Contrato de Compra e Venda de Energia). Parties: Seller — CESP; Buyer: CLFM. Date: January 31, 2007.
3. Power Purchase Agreement (Contrato de Compra e Venda de Energia). Parties: Seller — CESP; Buyer — CJE. Date: January 31, 2007.
4. Power Purchase Agreement (Contrato de Compra e Venda de Energia). Parties: Seller — CESP; Buyer — CSPE. Date: January 31, 2007.

VII. CONCESSION AGREEMENTS
1. Concession Agreement UHE Lajeado (Contrato de Concessão n. 05/97 — ANEEL — UHE Lajeado), dated December 16, 1997. Parties: Conceding Authority — Brazilian Government, through ANEEL; Concessionaire — Lajeado Consortium, which is composed by CELTINS, Vale Paranapanema, Investco S.A. (“Investco”), Companhia Paulista de Energia Elétrica (“CPEE”), CEB and EDP Brasil.
1.1. First Amendment to the Concession Agreement UHE Lajeado (Primeiro Termo Aditivo Contrato de Concessão n. 05/97 — ANEEL — UHE Lajeado), dated July 17, 2000. Parties: Brazilian Government, through ANEEL; Lajeado Consortium, which is composed by Rede Lajeado (as successor of CELTINS and Vale Paranapanema), Investco, Paulista Lajeado Energia S.A. (successor of CPEE), CEB Lajeado (successor of CEB) and EDP Lajeado (successor of EDP Brasil).
1.2. Second Amendment to the Concession Agreement UHE Lajeado (Segundo Termo Aditivo Contrato de Concessão n. 05/97 — ANEEL — UHE Lajeado) dated March 4, 2002.
2. Concession Agreement for Energy Distribution (Contrato de Concessão para Distribuição de Energia n. 15/99 — ANEEL — Companhia Jaguari Energia (“Jaguari Energia”)), dated February 3, 1999. Parties: Conceding Authority: Brazilian Government, through ANEEL; Concessionaire: Jaguari Energia.
3. Concession Agreement for Energy Distribution (Contrato de Concessão para Distribuição de Energia n. 18/99 — ANEEL — CPEE), dated February 3, 1999. Parties: Conceding Authority - Brazilian Government, through ANEEL; Concessionaire: CPEE.
3.1. First Amendment to the Concession Agreement for Energy Distribution (Primeiro Termo Aditivo ao Contrato de Concessão para Distribuição de Energia n. 18/99 — ANEEL — CPEE) dated July 17, 2002. Parties: Conceding Authority — Brazilian Government, through ANEEL; Concessionaire — CPEE.
4. Concession Agreement for Energy Generation PCH Rio do Peixe (Contrato de Concessão n. 10/99 — ANEEL — CPEE) dated February 3, 1999. Parties: Conceding Authority — Brazilian Government, through ANEEL; Concessionaire: CPEE.
4.1. First Amendment to the Concession Agreement for Energy Generation PCH Rio do Peixe (Primeiro Termo Aditivo ao Contrato de Concessão de Geração n. 10/99 — ANEEL — CPEE and CJE) dated October 1, 1999. Parties: Conceding Authority — Brazilian Government, through ANEEL; Concessionaire: CPEE-CJE.

4.2. Second Amendment to the Concession Agreement for Energy Generation PCH Rio do Peixe (Segundo Termo Aditivo ao Contrato de Concessão de Geração n. 10/99 — ANEEL — CPEE and CJE) dated August 14, 2006. Parties: Conceding Authority — Brazilian Government, through ANEEL; Concessionaire: CPEE-CJE.
5. Concession Agreement for Energy Distribution (Contrato de Concessão para Distribuição de Energia n. 19/99 — ANEEL — CSPE) dated February 3, 1999. Parties: Conceding Authority — Brazilian Government, through ANEEL; Concessionaire — Companhia Sul Paulista de Energia (CSPE); Intervening Party — CPEE.
5.1. Second Amendment to the Concession Agreement for Energy Distribution (Segundo Termo Aditivo ao Contrato de Concessão para Distribuição de Energia n. 18/99 — ANEEL — CPEE) dated January 18, 2006. Parties: Conceding Authority — Brazilian Government, through ANEEL; Concessionaire: CPEE.
6. Concession Agreement for Energy Distribution 17/99 (Contrato de Concessão para Distribuição de Energia n. 17/99), dated February 3, 1999. Parties: Conceding Authority — Brazilian Government, through ANEEL; Concessionaire: CLFM.
6.1. First Amendment to the Concession Agreement for Energy Distribution 17/99 (Primeiro Termo Aditivo ao Contrato de Concessão para Distribuição de Energia n. 17/99) dated January 18, 2006. Parties: Conceding Authority — Brazilian Government, through ANEEL; Concessionaire: CLFM.
7 Concession Agreement for Energy Generation 09/99 (Contrato de Concessão para Geração de Energia n. 9/99), dated February 3, 1999. Parties: Conceding Authority — Brazilian Government, through ANEEL; Concessionaire: CJEE (UHE Macaco Branco).
VIII. INSTALLATION AND OPERATION LICENSES
1. Installation License n. 6 (Licença de Instalação n. 6). Installation License issued by the São Paulo State Secretary of Environment to Development UHE do Rio do Peixe of CPEE, dated February 13, 1996.
2. Operation License n. 11 (Licença de Operação n. 11). Operation License issued by the São Paulo State Secretary of Environment to Development UHE do Rio do Peixe of CPEE, dated January 8, 1998.
3. Operation License n. 123 (Licença de Operação n. 123). Operation License issued by the Tocantins State Secretary of Environment to Development UHE de Luis Eduardo Magalhães, dated Abril 10, 2006.

IX. CONVERTIBLE AND NON CONVERTIBLE DEBENTURES
1. Deed of Investco S.A. for the Issuance of Convertible Debentures with Floating Guarantee (Escritura Particular de Emissao de Debêntures Conversíveis em Ações, com Garantia Flutuante e Fiança), dated October 27, 2003.
2. Deed of Investco S.A. for the Issuance of Non-Convertible Debentures with Guarantee (Fiança solidariamente concedida por Empresa de Eletricidade Vale Paranapanema S.A. e EDP — Eletricidade de Portugal), dated October, 31, 2001.

Schedule 3.11(b)(i)
Contracts
None.

Schedule 3.11(b)(ii)
Contracts
None.

Schedule 3.12
Environmental Matters
As of December 31, 2006, Investco S.A. (“Investco”), in which the Company has equity participation through Paulista Lajeado, was party to legal and administrative proceedings relating to environmental claims, mainly in connection with the “Lajeado Plant”:
•	Three public civil actions are being brought by the Federal Public Prosecutor’s office against Investco, in connection with its supposed failure to comply with its obligations with regard to Basic Environmental Projects for flora and fauna, in a total amount of R$210.0 million. The first action, brought in December 2001, was dismissed on October 2005. In another action, the Federal Public Prosecutor’s office sought specific performance to require the plant to comply with all of its basic environmental plans, alleging that there was a generalized default in relation to them. The Company believes that it is feasible to negotiate the establishment of a consent order with the Federal Public Prosecutor’s office in order to dismiss the request for specific performance. The third Public Civil Action requests an injunction requiring the immediate cleaning of the lake, the introduction of a Plan for Use of the lake’s Surrounding Areas and the purchase of permanent preservation areas situated in a 100 meter wide strip around the lake, under penalty of a daily fine. The injunction was denied and Investco obtained a favorable injunction with a specific writ of mandamus with regard to the obligation to purchase the permanent preservation areas. As a result, currently Investco cannot be obliged to comply with these requirements. The Company believes that it may be able to negotiate a consent order with the Federal Public Prosecutor’s office. The Company has been advised that the chances of losing are remote, based on the fact that Investco fully meets the requirements contained in the aforementioned projects. No provision has been made for these 2 pending public civil actions since the risk of loss has been considered remote.
•	An Infraction Notice was drawn up by the Brazilian Environmental Agency — IBAMA against Investco with regard to the “Lajeado Plant” as a result of the death of fish allegedly caused by the plant’s operations. In this notice, IBAMA fined Investco approximately R$0.2 million. Investco has filed its defense and has obtained a reduction of over 90.0% in the amount of the fine, to R$17,000. It has also requested conversion of a part of the fine into preventive and mitigating actions, and finally requested the conversion of the fine into services. Currently, the Company is waiting for IBAMA’s response.
•	Twelve infraction notices were issued by the State of Tocantim’s environmental body (Naturatins) against Investco with regard to the “Lajeado Plant”.
•	Of these 12 infraction notices, eight related to the cutting down of vegetation and non-authorized interference with protected areas. The Company is awaiting cancellation of eight of the notices in view of Investco’s compliance with the obligations in the TACs entered into with respect to them. The four remaining infraction notices allege failure to comply with obligations established in Basic Environmental Programs related to improvements in the road, electric and sanitary infrastructure, relocation of the sanitary landfill of Palmas and the construction of a community center. The total amount involved in these 4 remaining infraction notices is approximately R$17,000.00. In connection with these, Naturatins and Investco entered into an agreement on May 24, 2006 (the “Commitment Term”). They agreed to the suspension of fines amounting to 85.5% of the total imposed sanctions and the conversion of the other 14.5% in equipment and materials for the mentioned environmental agency. The Commitment Term is now in its final stage; the acquisition of materials and equipment by the company is still pending. Once the mentioned commitments are complied with, there will be no pending environmental administrative liabilities in connection with Naturatins.
Pending Permit: Environmental License from Minas Gerais State authorities regarding PCHs located in CLFM concession area in Minas Gerais

Schedule 3.13(a)
Labor Matters
1. Collective Bargaining Convention. Parties: Electrical Installation, Gas, Hydraulic and Sanitary Industry Union of State of São Paulo and Construction and Movables Industry Workers Federation of State of São Paulo. Term: May 1st, 2006 to April 30, 2007.
2. Collective Bargaining Agreement. Parties: Electricians from South of State of Minas Gerais Union and Companhia Luz e Força de Mococa. Term: April 1st, 2006 to March 31, 2008.
3. Collective Labor Agreement. Parties: Electricity Generation, Transmission and Distribution Companies Workers’ Union of Municipality of Mococa Minas Gerais Union and Companhia Luz e Força de Mococa. Term: April 1st, 2006 to March 31, 2008.
4. Collective Labor Agreement. Parties: Electrical Industry Workers’ Union of Campinas and Companhia Jaguari de Energia, Companhia Paulista de Energia Elétrica, Companhia Sul Paulista de Energia, Companhia Luz e Força de Mococa. Term: April 1st, 2006 to March 31, 2008.

Schedule 3.13(b)
Labor Matters
1.	Electricity Industry Workers Union of the City of Campinas (Sindicato dos Trabalhadores na Indústria de Energia Elétrica de Campinas)
2.	Electricity Generation, Transmission and Distribution Companies Workers Union of the City of Mococa (Sindicato dos Empregados nas Empresas de Geração, Transmissão e Distribuição de Eletricidade do Município de Mococa)
3.	Electricity Industry Workers Union of the South of Minas Gerais (Sindicato dos Trabalhadores na Indústria de Energia Elétrica do Sul de Minas Gerais)
4.	Construction, Furniture and Industrial Assembly Workers Union of the City of Mococa (Sindicato dos Trabalhadores das Indústrias da Construção, Mobiliário e Montagem Industrial de Mococa)

Schedule 3.15
Affiliate Contracts
1.	Services Agreement entered into by CMS ENERGY BRASIL S.A. and CMS ELECTRIC & GAS L.L.C., dated June 30, 2006.
2.	Sublicenses from CMS Electric & Gas L.L.C. of certain software licenses including IBM Passport Advantage and Microsoft Select Enrollment-Corporate.

Schedule 3.16
Insurance
1. Insurance Policy — Property.
Insured: Paulista, Sul Paulista, Jaguari, Mococa, CMS Equipamentos.
Insurer: Unibanco AIG Seguros e Previdência S.A.
Term: March 31, 2007 to March 31, 2008.
Policy No.:to be issued (renewed)
2. Insurance Policy — General Liability.
Insured: Paulista, Sul Paulista, Jaguari, Mococa, CMS Equipamentos.
Insurer: AGF Seguros S.A.
Term: March 31, 2007 to March 31, 2008.
Policy No.: to be issued (renewed)
3. Insurance Policy — Directors and Officers Liabilities (D&O).
Insured: Paulista and its subsidiaries.
Insurer: Unibanco AIG Seguros.
Term: July 13, 2006 to July 13, 2007
Police No.: 600002945
4. Insurance Policy — Property Rented
Insured: CMS Energy Equip., Serviços, Indústria e Comércio S.A.
Insurer: Tokio Marine Brasil Seguradora S.A.
Term: July 7, 2006 to July 7, 2007.
Policy No.: 05.18.019922
5. Insurance Policy — Grouping Policy
Insured: Cia. Paulista de Energia Elétrica.
Insurer: Unibanco AIG — Seguros e Previdência S.A.
Term: June 26, 2006 to March 26, 2007.
Policy No.: 1020481000
6. Insurance Policy — Transportation
Insured: All companies of the group.
Insurer: Generalli Companhia de Seguros
Term: April 1, 2007 to April 1, 2008
Policy No.: 331295 (renewed)
7. Insurance Policy — Vehicles
Insured: All companies of the group owners of vehicles.
Insurer: Tokio Marine
Term: December 31, 2006 to December 31, 2007
Policy No.: 05.312.406.361 / 05.31.406.484 / 05.31.406.350 / 05.31.406.355/
05.31.406.354.
8. Insurance Policy — Breach of Machines
Insured: Cia Paulista de Energia Elétrica.
Insurer: Unibanco AIG — Seguros e Previdência S.A.
Term: March 31, 2007 to March 31, 2008.
Policy No.: to be issued (renewed)

Schedule 9.2(a)
Company Knowledge Group
Sergio Vulijscher (Vice-Chairman of the Board and CEO)
Claude Breyvogel (Strategy and Business Development Officer)
John Sam Koutras (CFO, Administration and Investor Relations Officer)
Norberto de Jesus Filho (COO, Commercial and Technical Officer)
Luiz Toshiro Okamoto (Officer for Market and Regulatory Affairs)
Ricardo Villagra da Silva Marques (General Counsel)

PURCHASER DISCLOSURE LETTER
TO SHARE PURCHASE AGREEMENT
BY AND AMONG
CMS ELECTRIC & GAS, L.L.C.,
CMS ENERGY BRASIL S.A.,
together with
CMS ENERGY CORPORATION
(solely for the limited purposes of Section 8.9)
And
CPFL ENERGIA S.A.
DATED AS OF APRIL 12, 2007.
     This Purchaser Disclosure Letter is being furnished by CPFL ENERGIA S.A. (“CPFL”, M46 y” or “Purchaser”) to CMS ELETRIC & GAS, L.L.C. (“CMS”, “Part ” or “Seller” and CMS ENERGY CORPORATION (“CMS Corp” or “ arty”, together with Seller and Purchaser, “Parties”) in connection with the Share Purchase Agreement dated as of April 12, 2007 (“ ment”) by and among the Parties and CMS ENERGY BRASIL S.A. Unless the context otherwise requires, all capitalized terms used in this Purchaser Disclosure Letter shall have the respective meanings assigned to them in the Agreement.
     The contents of this Purchaser Disclosure Letter are qualified in their entirety by reference to specific provisions of the Agreement, and are not intended to constitute, and shall not be construed as constituting any representation or warranties of Purchaser, except as and to the extent provided in the Agreement.
     Nothing in this Purchaser Disclosure Letter shall constitute and admission that any information disclosed, set forth or incorporated by reference in this Purchaser Disclosure Letter, either individually or in the aggregate, is material or would result in a Purchaser Material Adverse Effect. No disclosure made in this Purchaser Disclosure Letter (i) shall be deemed to modify in any respect the standard of materiality or any other standard for disclosure set forth in the Agreement or (ii) relating to any possible breach or violation of any agreement, contract, Law or Governmental Order shall be construed as an admission or indication that any such breach or violation exists or has actually occurred.
     Notwithstanding anything to the contrary contained in this Purchaser Disclosure Letter or in the Agreement, the information and disclosures contained in each schedule hereto shall be deemed to be disclosed and incorporated by reference in each of the other schedules hereto as though fully set forth in such other schedules.
     Headings have been inserted herein for convenience of reference only and shall to no extend have the effect of amending or changing express descriptions of the Sections of the Agreement.
Schedule 4.2(b)
None.
Schedule 4.2(d)
1. ANEEL — According to the Section 27 of Federal Law No. 8,987, of February 13, 1995 (the Brazilian Law on Public Concessions), any change of control of concessionaries (including distribution and generation companies) or companies authorized to render public services (commercialization companies) in Brazil must be submitted for prior approval with the Brazilian National Electricity Agency (AgMcia Nacional de Energia Eletrica) — ANEEL. The respective application filed with ANEEL must be submitted along with all documentation necessary to evidence the legal existence, as well as the financial, operational and technical capacity of such applicant to assume all obligations under a concession contract.
2. CADE — According to Section 54 of Federal Law No. 8,884, of June 11, 1994 (the Brazilian Antitrust Law), any acts or transactions capable of hindering or affecting competition in any manner as well as all acts resulting in the concentration of a relevant market share in Brazil shall be presented to CADE — Administrative Council for Economic Defense (Conselho Administrativo de Defesa Economics) for its analysis and approval. All acts of concentration, whether or not against the economic order shall be submitted to CADE for examination. Brazilian law requires that any type of agreement or arrangement be submitted to the anti-trust agencies, if (a) the consummation contemplated in any such agreement or arrangement of transactions result in the control of a market share in excess of twenty percent (20%) of a given market; or (b) any of the entities involved in the transaction or the respective “group of companies” to which they belong (including the resulting entity or combined transaction) has gross revenues during the preceding fiscal year equal to or in excess of R$400,000,000. The filing must be done, in this transaction, within 15 Business Days after the date of the execution of the Agreement.
3. CVM — According to the Paragraph 2 of the Section 254-A of the Federal Law No. 6,404, as of December 15, 1976, as amended by the Federal Law No. 10,303, as o£ October 31, 2001 (the Brazilian Law on Corporations), any transfer of control of a registered company shall be approved by the Brazilian Securities Commission as long as the conditions of the public offer comply with the applicable legal requirements.

Schedule 4.4
None.
Schedule 9.2(c)
Purchaser Knowledge Group
Wilson P. Ferreira Junior
Reni Antonio da Silva
Jose Antonio de Almeida Filippo
Sergio de Britto Pereira Figueira

Schedule 5.1(a)
Conduct of the Company
None.

Schedule 5.1(d)
Conduct of the Company
CMS GROUP — CONSOLIDATED
CAPEX — FORECAST — 2007 (2+10)
(Expressed in R$ ‘000)

Code	Item	Project	Sub code	Expenditure	Year to date

A1.		Group 1 — New Customer Connections		3,468	342
A1.	1	Consumers connection lines	A1.1	542	83
A1.	2	Consumers electricity meters	A1.2	1,554	149
A1.	3	Metering equipment — CT and PT	A1.3	46	2
A1.	4	Grid extension	A1.4	1,326	108

B2.		Group 2 — Capacity Increases		7,823	119
B2.	1	15 Kv Overloaded Distribution Transformers Substitution	B2.1	108	3
B2.	2	Power Quality Adjustment Projects	B2.2	557	83
B2.	3	Cables Reinforcement	B2.3	238	19
B2.	4	15/34,5 Kv Distribution Nets Construction	B2.4	260	—
B2.	5	Transmission Lines Construction	B2.5	1,150	—
B2.	6	Substations Construction and Amplification	B2.6	4,000	—
B2.	7	Power Generation Plants Construction and Amplification	B2.7	1,100	—
B2.	8	Power Regulators Installation	B2.8	216	14
B2.	9	Installation Capacitors	B2.9	194	—

C3.		Group 3 — Government & CMS mandates		7,296	932
C3.	1	Governmental Programs Projects	C3.1	96	—
C3.	2	Brazilian Electrification Program — Universalization	C3.2	—	—
C3.	3	Energy Purchase Measurement System	C3.3	—	6
C3.	4	Relays for the ERAC	C3.4	—	—
C3.	5	LPT Project	C3.5	6,600	926
C3.	6	Distribution Grid Incorporation	C3.6	600	—

D4.		Group 4 — Emergencies		447	128
D4.	1	15/34,5 kV Damaged Equipment’s Substitution	D4.1	145	21
D4.	2	Burned Transformators Substitution	D4.2	232	107
D4.	3	Assets Substitution	D4.3	70	—

E5.		Group 5 — Replacement of Assets		5,702	364
E5.	1	Poles Substitution	E5.1	969	104
E5.	2	Cables Substitution	E5.2	—	4
E5.	3	Lines Equipment’s Substitution	E5.3	—	—
E5.	4	Substations Equipment’s Substitution	E5.4	—	—
E5.	5	Power Generation Plants Equipment’s Substitution	E5.5	—	—
E5.	6	Meters Substitution	E5.6	649	211
E5.	7	Civil Construction Projects	E5.7	261	9
E5.	8	Vehicles	E5.8	1,782	12
E5.	9	Information Technologies — Hardware e Software	E5.9	2,041	15
E5.	10	Voice Net	E5.10	—	5
E5.	11	Data Net	E5.11	—	6

F6.		Group 6 — Performance Improvements		1,112	242
F6.	1	15/34,5 Kv Distribution Nets Improvements	F6.1	229	42
F6.	2	15/34,5 Kv Distribution Nets Operative Flexibility Projects	F6.2	—	3
F6.	3	15/34,5 kV Reclosing Installations	F6.3	—	—
F6.	4	Regularization Distribution Nets and Lines	F6.4	385	7
F6.	5	15/34,5 Kv Switches Installations and Substitutions	F6.5	189	58
F6.	6	Supervision and Automation	F6.6	229	132
F6.	7	Measurements Instruments and Tools	F6.7	—	—
F6.	8	Safety Equipment’s	F6.8	—	—
F6.	9	Substations Improvements	F6.9	80	—
F6.	10	Power Generation Plants Improvements	F6.10	—	—
F6.	11	New Technologies	F6.11	—	—

		Total — CapEx — 2007		25,848	2,127

		CMS Equipamentos		1,347	47

		GROUP CAPEX — 2007		27,195	2,174

COMPANHIA PAULISTA DE ENERGIA ELÉTRICA
CAPEX — FORECAST — 2007 (2+10)
(Expressed in R$ ‘000)

Code	Item	Project	Sub code	Expenditure	Year to date

A1.		Group 1 — New Customer Connections		833	132
A1.	1	Consumers connection lines	A1.1	141	29
A1.	2	Consumers electricity meters	A1.2	462	61
A1.	3	Metering equipment — CT and PT	A1.3	5	1
A1.	4	Grid extension	A1.4	225	42

B2.		Group 2 — Capacity Increases		2,810	78
B2.	1	15 Kv Overloaded Distribution Transformers Substitution	B2.1	18	—
B2.	2	Power Quality Adjustment Projects	B2.2	375	64
B2.	3	Cables Reinforcement	B2.3	74	—
B2.	4	15/34,5 Kv Distribution Nets Construction	B2.4	—	—
B2.	5	Transmission Lines Construction	B2.5	—	—
B2.	6	Substations Construction and Amplification	B2.6	1,100	—
B2.	7	Power Generation Plants Construction and Amplification	B2.7	1,100	—
B2.	8	Power Regulators Installation	B2.8	108	14
B2.	9	Installation Capacitors	B2.9	35	—

C3.		Group 3 — Government & CMS mandates		2,970	145
C3.	1	Governmental Programs Projects	C3.1	31	—
C3.	2	Brazilian Electrification Program — Universalization	C3.2	—	—
C3.	3	Energy Purchase Measurement System	C3.3	—	—
C3.	4	Relays for the ERAC	C3.4	—	—
C3.	5	LPT Project	C3.5	2,690	145
C3.	6	Distribution Grid Incorporation	C3.6	250	—

D4.		Group 4 — Emergencies		90	38
D4.	1	15/34,5 kV Damaged Equipment’s Substitution	D4.1	44	—
D4.	2	Burned Transformators Substitution	D4.2	45	38
D4.	3	Assets Substitution	D4.3	—	—

E5.		Group 5 — Replacement of Assets		1,476	145
E5.	1	Poles Substitution	E5.1	275	35
E5.	2	Cables Substitution	E5.2	—	1
E5.	3	Lines Equipment’s Substitution	E5.3	—	—
E5.	4	Substations Equipment’s Substitution	E5.4	—	—
E5.	5	Power Generation Plants Equipment’s Substitution	E5.5	—	—
E5.	6	Meters Substitution	E5.6	164	92
E5.	7	Civil Construction Projects	E5.7	87	7
E5.	8	Vehicles	E5.8	565	1
E5.	9	Information Technologies — Hardware e Software	E5.9	385	8
E5.	10	Voice Net	E5.10	—	—
E5.	11	Data Net	E5.11	—	—

F6.		Group 6 — Performance Improvements		296	19
F6.	1	15/34,5 Kv Distribution Nets Improvements	F6.1	60	—
F6.	2	15/34,5 Kv Distribution Nets Operative Flexibility Projects	F6.2	—	1
F6.	3	15/34,5 kV Reclosing Installations	F6.3	—	—
F6.	4	Regularization Distribution Nets and Lines	F6.4	91	2
F6.	5	15/34,5 Kv Switches Installations and Substitutions	F6.5	55	16
F6.	6	Supervision and Automation	F6.6	70	—
F6.	7	Measurements Instruments and Tools	F6.7	—	—
F6.	8	Safety Equipment’s	F6.8	—	—
F6.	9	Substations Improvements	F6.9	20	—
F6.	10	Power Generation Plants Improvements	F6.10	—	—
F6.	11	New Technologies	F6.11	—	—

		Total — CapEx — 2007		8,475	558

COMPANHIA SUL PAULISTA DE ENERGIA
CAPEX — FORECAST — 2007 (2+10)
(Expressed in R$ ‘000)

Code	Item	Project	Sub code	Expenditure	Year to date

A1.		Group 1 — New Customer Connections		1,510	71
A1.	1	Consumers connection lines	A1.1	205	21
A1.	2	Consumers electricity meters	A1.2	565	15
A1.	3	Metering equipment — CT and PT	A1.3	13	—
A1.	4	Grid extension	A1.4	728	35

B2.		Group 2 — Capacity Increases		1,458	3
B2.	1	15 Kv Overloaded Distribution Transformers Substitution	B2.1	39	3
B2.	2	Power Quality Adjustment Projects	B2.2	58	0
B2.	3	Cables Reinforcement	B2.3	78	—
B2.	4	15/34,5 Kv Distribution Nets Construction	B2.4	—	—
B2.	5	Transmission Lines Construction	B2.5	1,150	—
B2.	6	Substations Construction and Amplification	B2.6	—	—
B2.	7	Power Generation Plants Construction and Amplification	B2.7	—	—
B2.	8	Power Regulators Installation	B2.8	108	—
B2.	9	Installation Capacitors	B2.9	24	—

C3.		Group 3 — Government & CMS mandates		3,190	595
C3.	1	Governmental Programs Projects	C3.1	30	—
C3.	2	Brazilian Electrification Program — Universalization	C3.2	—	—
C3.	3	Energy Purchase Measurement System	C3.3	—	6
C3.	4	Relays for the ERAC	C3.4	—	—
C3.	5	LPT Project	C3.5	3,069	589
C3.	6	Distribution Grid Incorporation	C3.6	90	—

D4.		Group 4 — Emergencies		141	42
D4.	1	15/34,5 kV Damaged Equipment’s Substitution	D4.1	26	—
D4.	2	Burned Transformators Substitution	D4.2	114	42
D4.	3	Assets Substitution	D4.3	—	—

E5.		Group 5 — Replacement of Assets		1,513	100
E5.	1	Poles Substitution	E5.1	525	45
E5.	2	Cables Substitution	E5.2	—	—
E5.	3	Lines Equipment’s Substitution	E5.3	—	—
E5.	4	Substations Equipment’s Substitution	E5.4	—	—
E5.	5	Power Generation Plants Equipment’s Substitution	E5.5	—	—
E5.	6	Meters Substitution	E5.6	175	38
E5.	7	Civil Construction Projects	E5.7	37	—
E5.	8	Vehicles	E5.8	391	4
E5.	9	Information Technologies — Hardware e Software	E5.9	385	5
E5.	10	Voice Net	E5.10	—	5
E5.	11	Data Net	E5.11	—	3

F6.		Group 6 — Performance Improvements		313	153
F6.	1	15/34,5 Kv Distribution Nets Improvements	F6.1	63	39
F6.	2	15/34,5 Kv Distribution Nets Operative Flexibility Projects	F6.2	—	1
F6.	3	15/34,5 kV Reclosing Installations	F6.3	—	—
F6.	4	Regularization Distribution Nets and Lines	F6.4	97	4
F6.	5	15/34,5 Kv Switches Installations and Substitutions	F6.5	59	16
F6.	6	Supervision and Automation	F6.6	74	94
F6.	7	Measurements Instruments and Tools	F6.7	—	—
F6.	8	Safety Equipment’s	F6.8	—	—
F6.	9	Substations Improvements	F6.9	20	—
F6.	10	Power Generation Plants Improvements	F6.10	—	—
F6.	11	New Technologies	F6.11	—	—

		Total — CapEx — 2007		8,125	964

COMPANHIA JAGUARI DE ENERGIA
CAPEX — FORECAST — 2007 (2+10)
(Expressed in R$ ‘000)

Code	Item	Project	Sub code	Expenditure	Year to date

A1.		Group 1 — New Customer Connections		557	70
A1.	1	Consumers connection lines	A1.1	99	18
A1.	2	Consumers electricity meters	A1.2	272	38
A1.	3	Metering equipment — CT and PT	A1.3	18	—
A1.	4	Grid extension	A1.4	167	14

B2.		Group 2 — Capacity Increases		365	26
B2.	1	15 Kv Overloaded Distribution Transformers Substitution	B2.1	33	—
B2.	2	Power Quality Adjustment Projects	B2.2	44	18
B2.	3	Cables Reinforcement	B2.3	43	8
B2.	4	15/34,5 Kv Distribution Nets Construction	B2.4	160	—
B2.	5	Transmission Lines Construction	B2.5	—	—
B2.	6	Substations Construction and Amplification	B2.6	—	—
B2.	7	Power Generation Plants Construction and Amplification	B2.7	—	—
B2.	8	Power Regulators Installation	B2.8	—	—
B2.	9	Installation Capacitors	B2.9	85	—

C3.		Group 3 — Government & CMS mandates		104	20
C3.	1	Governmental Programs Projects	C3.1	11	—
C3.	2	Brazilian Electrification Program — Universalization	C3.2	—	—
C3.	3	Energy Purchase Measurement System	C3.3	—	—
C3.	4	Relays for the ERAC	C3.4	—	—
C3.	5	LPT Project	C3.5	89	20
C3.	6	Distribution Grid Incorporation	C3.6	3	—

D4.		Group 4 — Emergencies		144	28
D4.	1	15/34,5 kV Damaged Equipment’s Substitution	D4.1	31	21
D4.	2	Burned Transformators Substitution	D4.2	43	7
D4.	3	Assets Substitution	D4.3	70	—

E5.		Group 5 — Replacement of Assets		1,644	54
E5.	1	Poles Substitution	E5.1	154	21
E5.	2	Cables Substitution	E5.2	—	—
E5.	3	Lines Equipment’s Substitution	E5.3	—	—
E5.	4	Substations Equipment’s Substitution	E5.4	—	—
E5.	5	Power Generation Plants Equipment’s Substitution	E5.5	—	—
E5.	6	Meters Substitution	E5.6	148	28
E5.	7	Civil Construction Projects	E5.7	52	1
E5.	8	Vehicles	E5.8	405	3
E5.	9	Information Technologies — Hardware e Software	E5.9	885	(3)
E5.	10	Voice Net	E5.10	—	—
E5.	11	Data Net	E5.11	—	3

F6.		Group 6 — Performance Improvements		238	64
F6.	1	15/34,5 Kv Distribution Nets Improvements	F6.1	46	4
F6.	2	15/34,5 Kv Distribution Nets Operative Flexibility Projects	F6.2	—	1
F6.	3	15/34,5 kV Reclosing Installations	F6.3	—	—
F6.	4	Regularization Distribution Nets and Lines	F6.4	108	0
F6.	5	15/34,5 Kv Switches Installations and Substitutions	F6.5	38	22
F6.	6	Supervision and Automation	F6.6	26	37
F6.	7	Measurements Instruments and Tools	F6.7	—	—
F6.	8	Safety Equipment’s	F6.8	—	—
F6.	9	Substations Improvements	F6.9	20	—
F6.	10	Power Generation Plants Improvements	F6.10	—	—
F6.	11	New Technologies	F6.11	—	—

		Total — CapEx — 2007		3,051	263

COMPANHIA LUZ E FORÇA DE MOCOCA
CAPEX — FORECAST — 2007 (2+10)
(Expressed in R$ ‘000)

Code	Item	Project	Sub code	Expenditure	Year to date

A1.		Group 1 — New Customer Connections		568	68
A1.	1	Consumers connection lines	A1.1	98	15
A1.	2	Consumers electricity meters	A1.2	256	35
A1.	3	Metering equipment — CT and PT	A1.3	9	1
A1.	4	Grid extension	A1.4	206	17

B2.		Group 2 — Capacity Increases		3,190	11
B2.	1	15 Kv Overloaded Distribution Transformers Substitution	B2.1	18	—
B2.	2	Power Quality Adjustment Projects	B2.2	80	—
B2.	3	Cables Reinforcement	B2.3	42	11
B2.	4	15/34,5 Kv Distribution Nets Construction	B2.4	100	—
B2.	5	Transmission Lines Construction	B2.5	—	—
B2.	6	Substations Construction and Amplification	B2.6	2,900	—
B2.	7	Power Generation Plants Construction and Amplification	B2.7	—	—
B2.	8	Power Regulators Installation	B2.8	—	—
B2.	9	Installation Capacitors	B2.9	50	—

C3.		Group 3 — Government & CMS mandates		1,033	172
C3.	1	Governmental Programs Projects	C3.1	23	—
C3.	2	Brazilian Electrification Program — Universalization	C3.2	—	—
C3.	3	Energy Purchase Measurement System	C3.3	—	—
C3.	4	Relays for the ERAC	C3.4	—	—
C3.	5	LPT Project	C3.5	752	172
C3.	6	Distribution Grid Incorporation	C3.6	258	—

D4.		Group 4 — Emergencies		73	19
D4.	1	15/34,5 kV Damaged Equipment’s Substitution	D4.1	44	—
D4.	2	Burned Transformators Substitution	D4.2	30	19
D4.	3	Assets Substitution	D4.3	—	—

E5.		Group 5 — Replacement of Assets		1,069	66
E5.	1	Poles Substitution	E5.1	16	2
E5.	2	Cables Substitution	E5.2	—	3
E5.	3	Lines Equipment’s Substitution	E5.3	—	—
E5.	4	Substations Equipment’s Substitution	E5.4	—	—
E5.	5	Power Generation Plants Equipment’s Substitution	E5.5	—	—
E5.	6	Meters Substitution	E5.6	162	52
E5.	7	Civil Construction Projects	E5.7	85	—
E5.	8	Vehicles	E5.8	421	4
E5.	9	Information Technologies — Hardware e Software	E5.9	385	5
E5.	10	Voice Net	E5.10	—	—
E5.	11	Data Net	E5.11	—	—

F6.		Group 6 — Performance Improvements		264	6
F6.	1	15/34,5 Kv Distribution Nets Improvements	F6.1	59	—
F6.	2	15/34,5 Kv Distribution Nets Operative Flexibility Projects	F6.2	—	—
F6.	3	15/34,5 kV Reclosing Installations	F6.3	—	—
F6.	4	Regularization Distribution Nets and Lines	F6.4	89	1
F6.	5	15/34,5 Kv Switches Installations and Substitutions	F6.5	37	4
F6.	6	Supervision and Automation	F6.6	59	1
F6.	7	Measurements Instruments and Tools	F6.7	—	—
F6.	8	Safety Equipment’s	F6.8	—	—
F6.	9	Substations Improvements	F6.9	20	—
F6.	10	Power Generation Plants Improvements	F6.10	—	—
F6.	11	New Technologies	F6.11	—	—

		Total — CapEx — 2007		6,198	342

CMS ENERGY EQUIPAMENTOS SERVIÇOS INDUSTRIA E COMÉRCIO S/A
CAPEX - FORECAST - 2007 (2+10)
(Expressed in R$ ‘000)

Item	Project	Expenditure	Year to date

	DISTRIBUTION TRANSFORMER (GROUP TD)	36	2
1	General Tools	23	2
2	Industrial Automation	13	0

	POWER TRANSFORMER	25	1
1	General Tools	25	1
2	Pressured room for manuntence 138KV transformer	0	0

	SUBSTATION CREW	33	0
1	General Tools	33	0

	GENERATION CREW	9	0
1	General Tools	9	0

	EXTERNAL SERVICES	128	0
1	General Tools	28	0
2	Truck (new acquisition)	100	0

	MOCOCA CREWS	97	0
1	General Tools	17	0
2	Truck and equipament (new acquisition)	60	0
3	General Tools (Energized Line)	11	0
4	Reformation of the body car (Energized Line)	9	0

	SÃO JOSÉ DO RIO PARDO CREWS	39	2
1	General Tools	17	2
2	Reformation of the body car (backup truck)	11	0
3	General Tools (Energized Line)	11	0
4	Truck and equipament (new acquisition)	0	0

	JAGUARIÚNA CREWS	37	0
1	General Tools	17	0
2	Reformation of the body car (backup truck)	9	0
3	General Tools (Energized Line)	11	0
4	Truck and equipament (new acquisition)	0	0

	ITAPETININGA CREWS	48	0
1	General Tools	22	0
2	Truck and equipament (new acquisition)	0	0
3	Reformation of the body car (backup truck)	15	0
4	General Tools (Energized Line)	11	0

	ENERGIZED LINE 138 KV	41	0
1	General Tools	41	0

	CIVIL	620	26
1	Construction the New Plant São José	600	26
2	Training Center — São José	20	0

	LANDED PROPERTIES	5	0
1	Furnitures	5	0

	OTHERS	231	16
1	Laboratory — Construction of Power Transformers	30	0
2	Laboratory — Construction sistem partial discharge test (PT e CT)	0	0
3	Laboratory — Hardware / Software	10	0
4	General Tools	10	4
5	Porch (Acquisition)	0	0
6	Computing — Hardware / Software	181	10
7	Car Purchasing — Gol — DCM manager	0	0
8	Car Purchasing — Gol — DME manager	0	1

	Total — CapEx — 2007	1,347	47

Schedule 5.1(e)
Conduct of the Company
The amount of any investment required to be made by the Company or any Company Subsidiary as a capital contribution to Investco under any existing agreement, which is currently estimated by the Company to be approximately R$2,000,000.

Schedule 5.1(l)
Conduct of the Company
The aggregate amount of the dividends payable with respect to the Company to the Seller and the minority shareholders of the Company Subsidiaries, as of December 31, 2006, was R$27,823,000, net of taxes, all of which may be paid prior to the Closing.

Schedule 5.3
Access
Any and all information including all information set forth in the Memorandum of Understanding dated August 14, 2006, regarding the potential acquisition by the Company of an interest in a company which holds construction and operating rights with respect to 9 PCHs in Brazil. Negotiations with respect to this potential acquisition are currently “on hold”, pending the results of the auction process. Currently there are no liabilities associated with the negotiations.

Schedule 5.7
Fees and Expenses
Any claim made or action asserted or taken by any Person relating to, arising from or under, pursuant to or in connection with Paulista Lajeado Energia’s ownership of the Equity Interests in Investco, including, without limitation, any claim, action or right asserted or taken under the Shareholders Agreements dated November 17, 1997, July 31, 1998 and May 30, 2000, each among Rede Lajeado Energia, Paulista Lajeado Energia, EDP Lajeado and CEB in respect of such ownership of the Equity Interests in Investco.

Schedule 5.9
Termination of Affiliate Contracts
See Schedule 3.15.

Schedule 5.14
Resignations and Terminations

CMS Brasil

Directors:	Joseph P. Tomasik, Rajesh Swaminathan, Sergio Omar Vulijscher, Rogério Cruz Themudo Lessa, Patrick Charles Morin Junior

Officers:	Sergio Omar Vulijscher, John Sam Koutras, Claude Breyvogel, Ricardo Villagra da Silva Marques, Norberto de Jesus Filho, Luiz Toshiro Okamoto

CMS Comercializadora

Directors:	N/A

Officers:	Sérgio Omar Vulijscher, Norberto de Jesus Filho, Luiz Toshiro Okamoto, Ricardo Villagra da Silva Marques, Claude Breyvogel

Paulista Energia

Directors:	Joseph P. Tomasik, Rajesh Swaminathan, Claude Breyvogel, Rogério Cruz Themudo Lessa

Officers:	Sérgio Omar Vulijscher, John Sam Koutras, Ricardo Villagra da Silva Marques, Norberto de Jesus Filho, Luiz Toshiro Okamoto, Claude Breyvogel

Sul Paulista Energia

Directors:	Joseph P. Tomasik, Rajesh Swaminathan, Claude Breyvogel, Rogério Cruz Themudo Lessa

Officers:	Sérgio Omar Vulijscher, John Sam Koutras, Ricardo Villagra da Silva Marques, Norberto de Jesus Filho, Luiz Toshiro Okamoto, Claude Breyvogel

Jaguari Energia

Directors:	N/A

Officers:	Sérgio Omar Vulijscher, John Sam Koutras, Ricardo Villagra da Silva Marques, Norberto de Jesus Filho, Luiz Toshiro Okamoto, Claude Breyvogel

Mococa Energia

Directors:	N/A

Officers:	Sérgio Omar Vulijscher, John Sam Koutras, Ricardo Villagra da Silva Marques, Norberto de Jesus Filho, Luiz Toshiro Okamoto, Claude Breyvogel

CMS Equipamentos e Serviços

Directors:	N/A

Officers:	Sérgio Omar Vulijscher, John Sam Koutras, Ricardo Villagra da Silva Marques, Norberto de Jesus Filho, Luiz Toshiro Okamoto, Claude Breyvogel

Jaguari Geração

Directors:	N/A

Officers:	Sérgio Omar Vulijscher, John Sam Koutras, Norberto de Jesus Filho, Luiz Toshiro Okamoto, Ricardo Villagra da Silva Marques, Claude Breyvogel

Paulista Lajeado Energia

Directors:	Claude Breyvogel, Rogério Cruz Themudo Lessa, Joseph P. Tomasik, Rajesh Swaminathan

Officers:	Sérgio Omar Vulijscher, John Sam Koutras, Ricardo Villagra da Silva Marques, Norberto de Jesus Filho, Luiz Toshiro Okamoto, Claude Breyvogel

Schedule 5.16
Guarantees
Seller or its Affiliates, as the case may be, is subject to certain guarantee obligations relating to or arising out of the following matters:

Plaintiff	Defendant	Case	Purpose	Claimed Amount	Asset Attached
Federal Government	CPEE	467/2005		R$15.357,80
25.May.06 — Asset assigned to attachment: “tract with area of 240,036.05m2, located in Jaguariúna, near Rodovia SP340 and Rua Vigato, real estate resulting from division of records no. 17.559 and duly described and characterized in public deed drawn up at the 2nd Notary Public of São Bernardo do Campo, book no. 849, page 262”

Federal Government	CPEE	428/2005	1999 COFINS	R$170.787,86
25.May.06 — Asset assigned to attachment: “tract with area of 240,036.05m2, located in Jaguariúna, near Rodovia SP340 and Rua Vigato, real estate resulting from division of records no. 17.559 and duly described and characterized in public deed drawn up at the 2nd Notary Public of São Bernardo do Campo, book no. 849, page 262”

Federal Government	CPEE	473/2005	1998 1991 e 1992 IRRF (actual profit) 1994, 1995, 1998 COFINS, 1997 and 1998 PIS	R$ (d)2.351.117.26
25.May.06 — Asset assigned to attachment: “tract with area of 240,036.05m2, located in Jaguariúna, near Rodovia SP340 and Rua Vigato, real estate resulting from division of recordation no. 17.559 and duly described and characterized in public deed drawn up at the 2nd Notary Public of São Bernardo do Campo, book no. 849, page 262”

Schedule 5.18
Executive Officer and Manager Agreements
See Schedule 3.8(e)

Schedule 5.19
Insurance
None.

Schedule 8.5(a)
Special Seller Indemnification
Liabilities, if any, associated with claims, and any losses, settlement, result of litigation, costs, expenses or damages related thereto, with respect to certain alleged payment obligations of the Company or any Company Subsidiary in connection with any note or other payment obligation, including, without limitation, applicable interest, penalties, fines and other charges having Banco Santos S.A. as original beneficiary, executed by the Company or any such Company Subsidiary. Based on limited information available to the Company (which does not include copies of the notes on which such claim may be based) as of the date of this Agreement, the face amount of the notes is believed by the Company to be approximately R$13.8 million. Set forth below is a list of what the Company believes as of the date of this Agreement to be the four (4) outstanding notes.

	Approximate Face	Status of Claim as of the
Note/Holder	Amount/Maturity*	Date of this Agreement
1. Mococa (Santos Credit Master Investment Fund II — Mellon)	R$1.3 million 10/26/06 (issued 11/05/04)	Filed suit; Company served

2. Paulista (Espirito Santos)	R$1.9 million 10/26/06 (issued 11/05/04)	Filed suit; Company not served

3. Sul Paulista (Banco Santos)	R$5.8 million 10/26/06 (issued 11/05/04)	Notice of default delivered to Company by Bank; not served yet

4. Jaguari	R$4.8 million 10/26/06 (issued 11/05/04)	No claim received
The statute of limitations to bring a claim is three years from maturity. (This is now only relevant for Jaguari.)